Exhibit 10.1

Execution Version

AMENDMENT No. 1 to the CREDIT AGREEMENT, dated as of September 29, 2017 (this “Amendment”), among H. B. FULLER COMPANY, a Minnesota corporation (the “Company”), H.B. FULLER FINANCE (IRELAND) UNLIMITED COMPANY, a company organized under the laws of the Republic of Ireland (the “Foreign Subsidiary Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

W I T N E S S E T H :

WHEREAS, the parties hereto have entered into that certain Credit Agreement, dated as of April 12, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among the Company, the foreign subsidiary borrowers from time to time party thereto, the Lenders party thereto, the Administrative Agent and the other parties thereto; and

WHEREAS, the parties hereto desire to amend the Existing Credit Agreement as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement. Each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Existing Credit Agreement shall, from the Amendment Closing Date (as defined below), refer to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes under the Amended Credit Agreement.

Section 2. Amendments to the Existing Credit Agreement. In each case with effect on and after the Amendment Closing Date (as defined below), the Existing Credit Agreement (including the Exhibits and Schedules thereto described in Section 6) is hereby amended to delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth in the copy of the Amended Credit Agreement attached as Annex I hereto.

Section 3. Representations of the Company. The Company represents and warrants that (a) all representations and warranties set forth in the Existing Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date (as defined below), except that (i) to the extent that any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects and (b) no Default or Event of Default shall exist and be continuing on the Amendment Effective Date.

Section 4. Conditions to Amendment Effective Date. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) upon satisfaction (or waiver in accordance with Section 9.02 of the Existing Credit Agreement) of the following conditions precedent:

(a) Morgan Stanley Senior Funding, Inc., as arranger of this Amendment (in such capacity the “Amendment Arranger”) (or its counsel) shall have received, from each of the Company, the Administrative Agent and Lenders that in the aggregate constitute the Required Lenders under the Existing Credit Agreement as of the Amendment Effective Date, a counterpart of this Amendment, signed on behalf of such party (which may include facsimile or other electronic transmission of a signed signature page of this Amendment);

(b) the Amendment Arranger shall have received from the Company: (i) resolutions and other evidence of authority authorizing this Amendment and the other transactions contemplated hereby and by the Amended Credit Agreement, (ii) a short-form good standing certificate or the equivalent, if any, in the jurisdiction of organization of the Company and (iii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Amendment and the other Loan Documents and attaching such Person’s certificate of incorporation and bylaws or other equivalent organizational documents;

(c) the Amendment Arranger shall have received, at least three (3) Business Days prior to the Amendment Effective Date, solely in respect of the Company and any Foreign Subsidiary Borrower, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent reasonably requested by any Lender seven (7) Business Days prior to the Amendment Effective Date;

(d) the Amendment Arranger shall have received a certificate, dated the Amendment Effective Date and signed on behalf of the Company by the President, a Vice President or a Financial Officer of the Company, certifying as to the items set forth in Section 3 as of the Amendment Effective Date; and

(e) the Amendment Arranger shall have received, or substantially concurrently with the Amendment Effective Date shall receive, all expenses required to be paid by the applicable Loan Parties on the Amendment Effective Date under the Existing Credit Agreement or the amended and restated commitment letter dated September 19, 2017 among the Company and the arrangers party thereto (the “Arrangers”), including the Amendment Arranger (the “Commitment Letter”) (including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel to the Amendment Arranger) to the extent invoiced to the Company at least two (2) Business Days prior to the Amendment Effective Date (or such later date as the Company shall permit in its reasonable discretion).

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Upon the occurrence of the Amendment Effective Date, (i) this Amendment shall be a binding agreement between the parties hereto and their permitted assigns under the Existing Credit Agreement (and, following the Amendment Closing Date, the Amended Credit Agreement) and (ii) each party hereto agrees that their commitments and consents to this Amendment, once delivered, are irrevocable and may not be withdrawn. Notwithstanding the foregoing, this Amendment shall terminate and shall be of no further force and effect if the Amendment Closing Date shall not have occurred on or prior to March 2, 2018 (the “Termination Date”).

Section 5. Conditions to Amendment Closing Date. The amendments set forth in Section 2 above shall become effective on the date (the “Amendment Closing Date”), following the Amendment Effective Date and on or prior to the Termination Date, on which the following conditions precedent are satisfied (or waived in accordance with Section 9.02 of the Existing Credit Agreement):

(a) the Amendment Arranger (or its counsel) shall have received (i) a completed Perfection Certificate substantially in the form of Exhibit H to the Amended Credit Agreement and (ii) a Security Agreement substantially in the form of Exhibit G to the Amended Credit Agreement, in each case executed and delivered (which may include facsimile or other electronic transmission of a signed signature page), by the Company and each Subsidiary Guarantor (as defined in the Amended Credit Agreement), including any such entities acquired on the Amendment No. 1 Closing Date (collectively with the Company, the “Initial Loan Parties”), and as each of the foregoing may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature, and such other changes as the Required Lenders, the Administrative Agent and the Company may mutually agree, together with those supplemented and amended Schedules and Exhibits to the Credit Agreement set forth in Section 6, below;

(b) the Amendment Arranger (or its counsel) shall have received Intellectual Property Security Agreements, as applicable, substantially in the forms attached to the Security Agreement, executed and delivered (which may include facsimile or other electronic transmission of a signed signature page), by the applicable Initial Loan Parties party thereto, as the same may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature, and such other changes as the Required Lenders, the Administrative Agent and the Company may mutually agree;

(c) the Amendment Arranger (or its counsel) shall have received a Subsidiary Guaranty substantially in the form of Exhibit F to the Amended Credit Agreement, executed and delivered by each of the Subsidiary Guarantors (which execution and delivery may include facsimile or other electronic transmission of a signed signature page), in each case, as the same may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature, and such other changes as the Administrative Agent and the Company may mutually agree;

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(d) solely to the extent that a secured term loan or other secured financing (other than the Amended Credit Agreement) shall have been (or, substantially concurrently with effectiveness of Section 2 on the Amendment Closing Date, will be) issued or incurred by an Initial Loan Party (the “Intercreditor Condition”), the Amendment Arranger (or its counsel) shall have received executed signature pages of each Initial Loan Party acknowledging the terms of the Intercreditor Agreement and signature pages of each other party to the Intercreditor Agreement (which may include facsimile or other electronic transmission of a signed signature page), which Intercreditor Agreement shall be substantially in the form of Exhibit I to the Amended Credit Agreement, as the same may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature and to reflect the terms of the financing to be provided by the other secured representative, and such other changes as the Administrative Agent and the Company may mutually agree;

(e) the Amendment Arranger shall have received from each Initial Loan Party: (i) resolutions and other evidence of authority authorizing the Amendment and the other transactions contemplated hereby and by the Amended Credit Agreement, (ii) a short-form good standing certificate or the equivalent, if any, in the jurisdiction of organization of such Initial Loan Party and (iii) a certificate of the Secretary or Assistant Secretary of such Initial Loan Party certifying the names and true signatures of the officers of such Initial Loan Party authorized to sign the Loan Documents and attaching such Initial Loan Party’s certificate of incorporation and bylaws or other equivalent organizational documents;

(f) the Amendment Arranger shall have received (i) a favorable written opinion addressed to the Administrative Agent and the Lenders (as defined after giving effect to the Amendment on the Amendment Closing Date) of Faegre Baker Daniels LLP, counsel for the Company and (ii) upon the reasonable request of the Amendment Arranger, favorable written opinions addressed to the Administrative Agent and the Lenders (as defined after giving effect to the Amendment on the Amendment Closing Date) of additional counsel for the Initial Loan Parties, each dated as of the Amendment Closing Date, substantially in the form agreed with the Amendment Arranger prior to the Amendment Effective Date, as the same may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature, and such other changes as the Amendment Arranger and the Company may mutually agree;

(g) the Amendment Arranger shall have received, at least three (3) business days prior to the Amendment Closing Date, solely in respect of the Initial Loan Parties, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent reasonably requested by any Lender ten (10) days prior to the Amendment Closing Date (to the extent not delivered on or prior to the Amendment Effective Date);

(h) the Amendment Arranger and the Administrative Agent shall have each received a certificate, dated as of the Amendment Closing Date and signed on behalf of the Company by the President, a Vice President or a Financial Officer of the Company, certifying as to the items set forth in Section 3 as of the Amendment Closing Date, as if each reference therein to the Existing Credit Agreement was a reference to the Amended Credit Agreement and each reference therein to the Amendment Effective date was a reference to the Amendment Closing Date;

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(i) the Lenders, the Administrative Agent and the Arrangers shall have received, or substantially concurrently with the Amendment Closing Date shall receive, all fees and expenses required to be paid by the applicable Initial Loan Parties on or before the Amendment Closing Date under the Loan Documents or the Commitment Letter or any fee letter with any Arranger (including, without limitation, the reasonable and documented out-of-pocket fees, charges and expenses of Davis Polk & Wardwell LLP, counsel to the the Amendment Arranger) (in the case of fees, charges and expenses, solely to the extent invoiced to the Company at least two (2) Business Days prior to the Amendment Closing Date (or such later date as the Company shall permit in its reasonable discretion));

(j) the Amendment Arranger shall have received, or substantially concurrently with the Amendment Closing Date shall receive, a certificate from the chief financial officer of the Company, in form and substance reasonably acceptable to the Amendment Arranger, certifying that Company and its subsidiaries, on a consolidated basis after giving effect to the Amendment and the other transactions contemplated hereby, are solvent;

(k) the following indebtedness of the Company and ASP Royal Acquisition Corp. shall have been, or substantially concurrently with the Amendment Closing Date shall be, refinanced in full:

(i) the Company’s privately placed note facilities outstanding under both (x) that certain Note Purchase Agreement dated as of December 16, 2009 and (y) that certain Note Purchase Agreement dated as of March 5, 2012 (in each case as amended, supplemented or otherwise modified prior to the Amendment No. 1 Closing Date);

(ii) the Company’s $100 million unsecured term loan facility under the Existing Credit Agreement;

(iii) ASP Royal Acquisition Corp.’s First Lien Credit Agreement and Second Lien Credit Agreement, each dated as of June 19, 2015, with Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other parties thereto; and

(iv) such other third-party indebtedness of the Company and of ASP Royal Acquisition Corp. as the Company elects to pay;

(l) the Amendment Arranger shall have received, or substantially concurrently with the Amendment Closing Date shall receive, consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of ASP Royal Acquisition Corp. (or Royal Holdings, Inc.) and its subsidiaries, for the fiscal year ended September 30, 2016 and (b) unaudited consolidated balance sheets and related statements of income and cash flows of ASP Royal Acquisition Corp. and its subsidiaries for any subsequent fiscal quarter (other than

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the fourth fiscal quarter of the Company’s fiscal year) ended at least 45 days prior to the Amendment No. 1 Closing Date, which may be prepared by the Company on the basis of information provided by ASP Royal Acquisition Corp.; provided, that the Amendment Arranger acknowledges that the financial statements specified in clause (a) with respect to the fiscal year ended September 30, 2016 have been received prior to the date hereof;

(m) the Amendment Arranger shall have received, or substantially concurrently with the Amendment Closing Date shall receive, a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Company and its subsidiaries and ASP Royal Acquisition Corp. and its subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Amendment No. 1 Closing Date, prepared after giving effect to the Amendment as if the Amendment had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) (and, upon the reasonable request of the Amendment Arranger, such pro forma financial information as of and for the most recently ended fiscal year and as of and for the period since the end of such fiscal year through the end of the fiscal quarter period ended at least 45 days prior to the Amendment No. 1 Closing Date), with the understanding that (A) such statements will be unaudited, and (B) to the extent the financial statements incorporate historical financial information of ASP Royal Acquisition Corp., they were prepared by the Company on the basis of financial statements prepared by ASP Royal Acquisition Corp.

Upon the occurrence of the Amendment Closing Date, the Amendment Arranger and the Company shall be authorized to date the applicable documents as of the Amendment Closing Date.

Section 6. Schedules and Exhibits. On the Amendment Closing Date, the following Schedules and Exhibits to the Credit Agreement shall be supplemented or amended as follows (it being understood and agreed that each other Schedule and Exhibit to the Existing Credit Agreement shall not be amended or supplemented pursuant to this Amendment):

(a) Schedule 3.01 Subsidiaries. Schedule 3.01 to the Credit Agreement shall be deleted in its entirety and replaced with the Schedule 3.01 delivered pursuant to Section 5(a) of this Amendment on the Amendment Closing Date;

(b) Schedule 5.09 Certain Mortgaged Properties. Schedule 5.09 to the Credit Agreement shall be added and attached to the Credit Agreement on the Amendment Effective Date in accordance with Section 5(a) of this Amendment;

(c) Exhibit G (Form of Security Agreement). The exhibit that is attached hereto as Exhibit G (with such changes as agreed to by the Borrower, the Administrative Agent and the Amendment Arranger prior to the Amendment Closing Date) shall be added as Exhibit G to the Credit Agreement;

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(d) Exhibit H (Form of Perfection Certificate). The exhibit that is attached hereto as Exhibit H (with such changes as agreed to by the Borrower, the Administrative Agent and the Amendment Arranger prior to the Amendment Closing Date) shall be added as Exhibit H to the Credit Agreement;

(e) Exhibit I (Form of Perfection Certificate Supplement). The exhibit that is attached hereto as Exhibit I (with such changes as agreed to by the Borrower, the Administrative Agent and the Amendment Arranger prior to the Amendment Closing Date) shall be added as Exhibit I to the Credit Agreement;

(f) Exhibit J (Form of Mortgage). The exhibit that is attached hereto as Exhibit J shall be added as Exhibit J (with such changes as agreed to by the Borrower, the Administrative Agent and the Amendment Arranger prior to the Amendment Closing Date) to the Credit Agreement;

(g) Exhibit K (Form of Intercreditor Agreement). The exhibit that is attached hereto as Exhibit K (with such changes as agreed to by the Borrower, the Administrative Agent and the Amendment Arranger prior to the Amendment Closing Date) shall be added as Exhibit K to the Credit Agreement.

Section 7. Foreign Subsidiary Borrower. Notwithstanding anything contained herein or in the Credit Agreement to the contrary, following the Amendment No. 1 Closing Date (and subject to the occurrence thereof), H.B. Fuller Finance (Ireland) Unlimited Company, a company organized under the laws of the Republic of Ireland, shall no longer be a “Foreign Subsidiary Borrower” as defined in the Existing Credit Agreement.

Section 8. Global Internal Reorganization. Notwithstanding anything contained herein or in the Credit Agreement to the contrary, effective as of the Amendment Effective Date, the Lenders party hereto hereby consent to the internal reorganization of certain Subsidiaries of the Company and to the related intercompany investments, in each case to be effected in connection with or in contemplation of the Specified Transactions and as set forth on Schedule 8 hereto.

Section 9. Covenant of the Administrative Agent. On or prior to the Amendment Closing Date, the Administrative Agent shall deliver and release to the Company an executed counterpart of its signature page to each Loan Document to which it is a party and, solely to the extent that the Intercreditor Condition is satisfied on or prior to such date, the Intercreditor Agreement, in each case solely to the extent the conditions to the Amendment Closing Date have been satisfied and solely to the extent such Loan Documents are substantively similar to the forms attached to this Amendment, as the same may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature and such other changes as the Required Lenders, the Administrative Agent and the Company may mutually agree, and, in the case of the Intercreditor Agreement, to reflect the terms of the financing to be provided by the other secured representative (or otherwise reasonably satisfactory to the Administrative Agent).

Section 10. Covenant of the Company. On or prior to the Amendment Effective Date, the Company shall pay all expenses required to be paid on the Amendment Effective Date under the Existing Credit Agreement pursuant to, and to the extent required by, Section 9.03.

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Section 11. Certain Consequences of Effectiveness.

(a) Except as expressly set forth herein and in Annex I attached hereto, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b) Nothing herein shall be deemed to entitle any Borrower or any Subsidiary Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan document in similar or different circumstances.

(c) By signing this Amendment, the Company hereby confirms that (i) the Obligations of each of the Borrowers and each Subsidiary Guarantor under the Amended Credit Agreement and the other Loan Documents as amended hereby are entitled to the benefit of the Subsidiary Guaranty and the Guarantee of the Company set forth in the relevant Loan Documents and (ii) the Loan Documents as amended hereby are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

Section 12. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 14. Venue; Etc. Each party hereto hereby agrees to the terms set forth in Sections 9.09(b), (c) and (d) of the Existing Credit Agreement, and such Sections are hereby incorporated by reference herein mutatis mutandis.

Section 15. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed

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counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

H. B. FULLER COMPANY, as the Company

By:	/s/ John J. Corkrean
Name: John J. Corkrean
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 1 to Credit Agreement

H.B. FULLER FINANCE (IRELAND) UNLIMITED COMPANY, as the Foreign Subsidiary Borrower

By:	/s/ Shaun Lorenz
Name: Shaun Lorenz
Title: Director

Signature Page to Amendment No. 1 to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Richard Barritt
Name: Richard Barritt
Title: Vice President

Signature Page to Amendment No. 1 to Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Managing Director & Vice President

Signature Page to Amendment No. 1 to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Edward B. Hanson
Name: Edward B. Hanson
Title: Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., individually as a Lender and as an Issuing Bank

By:	/s/ Mark S Campbell
Name: Mark S. Campbell
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Patrick Layton
Name: Patrick Layton
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

PNC Bank, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bridget Anderson
Name: Bridget Anderson
Title: Assistant Vice President

Signature Page to Amendment No. 1 to Credit Agreement

ANNEX I

Amended Credit Agreement

[See attached]

Annex I

CONFORMED COPY THROUGH

AMENDMENT NO. 1 DATED AS OF SEPTEMBER 29, 2017

~~EXECUTION VERSION~~

CREDIT AGREEMENT

dated as of

April 12, 2017,

as amended by Amendment No. 1 effective as of

the Amendment No. 1 Closing Date

among

H.B. FULLER COMPANY

~~The Foreign Subsidiary Borrowers Party Hereto~~

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

and

U.S. BANK NATIONAL ASSOCIATION, CITIBANK, N.A.,

and

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

as Co-Syndication Agents

and

BANK OF AMERICA, N.A., HSBC BANK USA, NATIONAL ASSOCIATION, and

PNC BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A., U.S. BANK NATIONAL ASSOCIATION,

CITIGROUP GLOBAL MARKETS INC. and MORGAN STANLEY MUFG LOAN PARTNERS, LLC

as Joint Bookrunners and Co-Lead Arrangers

(continued)

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ARTICLE I Definitions	1

SECTION 1.01. Defined Terms	1
SECTION 1.02. Classification of Loans and Borrowings	33~~27~~
SECTION 1.03. Terms Generally	33~~27~~
SECTION 1.04. Accounting Terms; GAAP	33~~28~~
SECTION 1.05. Currency Equivalents Generally	34~~28~~
SECTION 1.06. Collateral Limitation	34

ARTICLE II The Credits	34~~29~~

SECTION 2.01. Commitments	34~~29~~
SECTION 2.02. Loans and Borrowings	34~~29~~
SECTION 2.03. Requests for Borrowings	35~~30~~
SECTION 2.04. Determination of Dollar Amounts	36~~30~~
SECTION 2.05. Swingline Loans	36~~31~~
SECTION 2.06. Letters of Credit	38~~33~~
SECTION 2.07. Funding of Borrowings	44~~38~~
SECTION 2.08. Interest Elections	44~~39~~
SECTION 2.09. Termination and Reduction of Commitments; Termination of Facility	46~~40~~
SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt	46~~41~~
SECTION 2.11. Prepayment of Loans	47~~41~~
SECTION 2.12. Fees	48~~42~~
SECTION 2.13. Interest	49~~43~~
SECTION 2.14. Alternative Rate of Interest	49~~44~~
SECTION 2.15. Increased Costs	50~~45~~
SECTION 2.16. Break Funding Payments	51~~46~~
SECTION 2.17. Taxes	52~~46~~
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs	53~~48~~
SECTION 2.19. Mitigation Obligations; Replacement of Lenders	55~~50~~
SECTION 2.20. Increase of Commitments	56~~50~~
SECTION 2.21. Market Disruption	57~~52~~
SECTION 2.22. Judgment Currency	57~~52~~
SECTION 2.23. [Reserved] ~~Designation of Foreign Subsidiary Borrowers~~	58~~53~~
SECTION 2.24. [Reserved] ~~Termination of Commitments under 2014 Credit Agreement~~	58~~53~~
SECTION 2.25. Defaulting Lenders	58~~53~~

ARTICLE III Representations and Warranties	59~~55~~

SECTION 3.01. Organization; Powers; Subsidiaries	59~~55~~
SECTION 3.02. Authorization; Enforceability	60~~56~~
SECTION 3.03. Governmental Approvals; No Conflicts	60~~56~~

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(continued)

Page
SECTION 3.04. Financial Condition; No Material Adverse Change	60~~56~~
SECTION 3.05. Properties	61~~56~~
SECTION 3.06. Litigation and Environmental Matters	61~~57~~
SECTION 3.07. Compliance with Laws and Agreements	61~~57~~
SECTION 3.08. Investment Company Status	61~~57~~
SECTION 3.09. Taxes	62~~57~~
SECTION 3.10. ERISA	62~~57~~
SECTION 3.11. Disclosure	62~~57~~
SECTION 3.12. Federal Reserve Regulations	62~~58~~
SECTION 3.13. No Default	62~~58~~
SECTION 3.14. Anti-Corruption Laws and Sanctions	62~~58~~
SECTION 3.15. EEA Financial Institutions	62~~58~~
SECTION 3.16. Collateral Documents	63

ARTICLE IV Conditions	63~~58~~

SECTION 4.01. Effective Date	63~~58~~
SECTION 4.02. Each Credit Event	64~~60~~
~~SECTION 4.03. Designation of a Foreign Subsidiary Borrower~~	~~60~~

ARTICLE V Affirmative Covenants	65~~61~~

SECTION 5.01. Financial Statements; Ratings Change and Other Information	65~~61~~
SECTION 5.02. Notices of Material Events	67~~63~~
SECTION 5.03. Existence; Conduct of Business	67~~63~~
SECTION 5.04. Payment of Obligations	67~~63~~
SECTION 5.05. Maintenance of Properties; Insurance	67~~63~~
SECTION 5.06. Books and Records; Inspection Rights	68~~63~~
SECTION 5.07. Compliance with Laws	68~~64~~
SECTION 5.08. Use of Proceeds	68~~64~~
SECTION 5.09. Subsidiary Guaranty	69~~64~~
SECTION 5.10. Most Favored Lender Status	71~~64~~
SECTION 5.11. Post-Amendment Conditions.	72
SECTION 5.12. Further Assurances	72

ARTICLE VI Negative Covenants	73~~65~~

SECTION 6.01. Indebtedness	73~~65~~
SECTION 6.02. Liens	75~~67~~
SECTION 6.03. Fundamental Changes	77~~70~~
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions	79~~71~~
SECTION 6.05. Swap Agreements	80~~72~~
SECTION 6.06. Restricted Payments	80~~72~~
SECTION 6.07. Transactions with Affiliates	81~~73~~
SECTION 6.08. Restrictive Agreements	81~~73~~

(continued)

Page
SECTION 6.09. Financial Covenants	82~~73~~

ARTICLE VII Events of Default	82~~74~~

ARTICLE VIII The Administrative Agent	84~~76~~

ARTICLE IX Miscellaneous	88~~78~~

SECTION 9.01. Notices	88~~78~~
SECTION 9.02. Waivers; Amendments	89~~80~~
SECTION 9.03. Expenses; Indemnity; Damage Waiver	91~~82~~
SECTION 9.04. Successors and Assigns	93~~83~~
SECTION 9.05. Survival	96~~87~~
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution	96~~87~~
SECTION 9.07. Severability	97~~87~~
SECTION 9.08. Right of Setoff	97~~87~~
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process	97~~88~~
SECTION 9.10. WAIVER OF JURY TRIAL	98~~89~~
SECTION 9.11. Headings	98~~89~~
SECTION 9.12. Confidentiality	98~~89~~
SECTION 9.13. USA PATRIOT Act	99~~90~~
SECTION 9.14. Interest Rate Limitation	99~~90~~
SECTION 9.15. No Advisory or Fiduciary Responsibility	99~~90~~
SECTION 9.16. Release of Subsidiary Guarantors and Collateral	100~~91~~
SECTION 9.17. Acknowledgement and Consent to Bail-In of EEA Financial Institutions	101~~91~~
SECTION 9.18. Intercreditor Agreement	101
SECTION 9.19. Release of Collateral	102
SECTION 9.20. MIRE Events	102

ARTICLE X Company Guarantee	102~~92~~

ARTICLE XI Limitation on ~~Affected~~ Foreign Subsidiaries	104~~94~~

(continued)

Page
SCHEDULES:

Schedule 2.01 — Commitments Schedule 2.02 — Letter of Credit Commitments
Schedule 2.06 — Existing Letters of Credit
Schedule 3.01 — Subsidiaries
Schedule 3.06 — Disclosed Matters
Schedule 5.09 — Certain Mortgaged Properties Schedule 6.01 — Existing Indebtedness
Schedule 6.02 — Existing Liens
Schedule 6.08 — Restrictive Agreements

EXHIBITS:

Exhibit A — Form of Assignment and Assumption
Exhibit B-1 — Form of Opinion of Loan Parties’ U.S. Counsel
Exhibit B-2 — Form of Opinion of the Irish Subsidiary’s Irish Counsel
Exhibit C-1 — Form of Increasing Lender Supplement Exhibit C-2 — Form of Augmenting Lender Supplement
Exhibit D — List of Closing Documents
Exhibit E-1 — Form of Borrowing Subsidiary Agreement
Exhibit E-2 — Form of Borrowing Subsidiary Termination

Exhibit F           —         Form of Subsidiary Guaranty

Exhibit G           —         Form of Security Agreement

Exhibit H           —         Form of Perfection Certificate

Exhibit I            —         Form of Perfection Certificate Supplement

Exhibit J            —         Form of Mortgage

Exhibit K          —         Form of Intercreditor Agreement

CREDIT AGREEMENT dated as of April 12, 2017 (as amended by Amendment No. 1 effective as of the Amendment No. 1 Closing Date) among H.B. FULLER COMPANY~~, the FOREIGN SUBSIDIARY BORROWERS from time to time party hereto~~, the LENDERS from time to time party hereto, U.S. BANK, NATIONAL ASSOCIATION, CITIBANK, N.A. and MORGAN STANLEY MUFG LOAN PARTNERS, LLC, as Co-Syndication Agents, BANK OF AMERICA, N.A., HSBC BANK USA, NATIONAL ASSOCIATION and PNC BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2009 Note Agreement” means that certain Note Purchase Agreement dated as of December 16, 2009 regarding $17,000,000 5.13% Senior Notes, Series A, due December 16, 2016, $33,000,000 5.13% Senior Notes, Series B, due December 16, 2019, $35,000,000 5.61% Senior Notes, Series C, due December 16, 2019, and $65,000,000 5.61% Senior Notes, Series D, due February 24, 2020, together with all promissory notes and other documents, instruments and agreements issued thereunder or relating thereto.

“2012 Note Agreement” means that certain Note Purchase Agreement dated as of March 5, 2012, regarding $250,000,000 4.12% Senior Notes, Series E, due March 5, 2022, together with all promissory notes and other documents, instruments and agreements issued thereunder or relating thereto.

“2014 Credit Agreement” means that certain Credit Agreement dated as of October 31, 2014 by and among the Company, certain foreign subsidiary borrowers which may from time to time be party thereto, certain lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended prior to the Effective Date.

“2016 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 3, 2016.

“2017 10-Q” means the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 3~~March 4~~, 2017.

“2017 Indenture” means that certain Indenture between the Company and U.S. Bank National Association, as trustee, dated as of February 14, 2017 and as supplemented by that First Supplemental Indenture dated as of February 14, 2017, in respect of the Company’s 4.000% Notes due 2027, as in effect on the date of Amendment No. 1.

“2017 Indenture Restricted Subsidiary” has the meaning assigned to the term “Restricted Subsidiary” in the 2017 Indenture.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acknowledgment of Grantors” has the meaning assigned to such term in the Intercreditor Agreement.

“Acquired Entity” means the assets or Person acquired in connection with a Permitted Acquisition.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

~~“Affected Foreign Subsidiary” means any Foreign Subsidiary to the extent such Foreign Subsidiary acting as a Subsidiary Guarantor would (a) be prohibited by applicable law or (b) would cause a Deemed Dividend Problem.~~

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

“Agreed Currencies” means (a) Dollars, (b) euro, (c) Pounds Sterling, and (d) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s determination and (z) that is agreed to by the Administrative Agent, each of the Revolving Lenders and, with respect to any Letter of Credit issued by any Issuing Bank, such Issuing Bank; provided that with respect to Swingline Loans only, “Agreed Currencies” shall mean Dollars and each other currency as is acceptable to the Swingline Lender in its sole discretion.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBOR Screen Rate (or if the LIBOR Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).

“Amendment No. 1” means Amendment No. 1 to the Credit Agreement, dated as of September 29, 2017 and effective as of the Amendment No. 1 Closing Date, among the Company, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Closing Date” has the meaning assigned to the term “Amendment Closing Date” in Amendment No. 1.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation and (b) with respect to the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders; provided that in the case of Section 2.25 when a Defaulting Lender shall exist, any such Defaulting Lender’s Term Loan Commitment shall be disregarded in the calculation.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Revolving Loan, any ~~Eurocurrency Term Loans, any~~ ABR Revolving Loan~~, any ABR Term Loan~~ or with respect to the unused commitment~~facility~~ fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread for Revolving Loans”, “~~Eurocurrency Spread for Term Loans”, “~~ABR Spread for Revolving Loans~~”, “ABR Spread for Term Loans~~” or “Unused Commitment~~Facility~~ Fee Rate”, as the case may be, based upon the Secured Leverage Ratio as determined below~~ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt~~:

	~~Index Debt Ratings (Moody’s/ S&P):~~		~~Eurocurrency Spread for Term Loans~~	~~ABR Spread for Term Loans~~	~~Eurocurrency Spread for Revolving Loans~~	~~ABR Spread for Revolving Loans~~		~~Facility Fee  Rate~~
~~Category 1~~	~~A3 or A- or higher~~		~~1.00%~~	~~0%~~	~~0.90%~~	~~0%~~		~~0.10%~~
~~Category 2~~	~~Baa1 or BBB+~~	~~1.125%~~	~~0.125%~~	~~1.00%~~		~~0%~~		~~0.125%~~
~~Category 3~~	~~Baa2 or BBB~~		~~1.25%~~		~~0.25%~~	~~1.10%~~	~~0.10%~~	~~0.15%~~
~~Category 4~~	~~Baa3 or BBB-~~		~~1.50%~~	~~0.50%~~	~~1.325%~~			~~0.325%~~	~~0.175%~~
~~Category 5~~	~~Ba1 or BB+ or lower~~		~~1.75%~~	~~0.75%~~	~~1.525%~~		~~0.525%~~	~~0.225%~~

Pricing Level	Secured Leverage Ratio	Eurocurrency Spread for Revolving Loans	ABR Spread for Revolving Loans	Unused Commitment Fee Rate
1	Less than 3.25:1.00	1.25%	0.25%	0.175%
2	Equal to or higher than 3.25:1.00 and lower than 4.00:1.00	1.50%	0.50%	0.20%
3	Equal to or higher than 4.00:1.00 and lower than 4.75:1.00	1.75%	0.75%	0.25%
4	Equal to or higher than 4.75:1.00 and lower than 5.50:1.00	2.00%	1.00%	0.30%
5	Equal to or higher than 5.50:1.00	2.25%	1.25%	0.40%

Any increase or decrease in the Applicable Rate resulting from a change in the Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a compliance certificate is delivered pursuant to Section 5.01(c); provided that at the option of the Required Lenders, Pricing Level 5 shall apply (1) as of the first Business Day after the date on which a compliance certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such compliance certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (2) as of the first Business Day after an Event of Default under clause (a), (j) or (i) of Article VII shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply). Notwithstanding the foregoing, Pricing Level 3 shall apply from the Amendment No. 1 Closing Date until the first change as provided above.

~~For purposes of, and notwithstanding, the foregoing,~~

~~(a)    it is understood and agreed that the Index Debt has a rating solely from S&P on the Effective Date and only a rating from S&P shall determine the Applicable Rate until and unless Moody’s also provides a rating for the Index Debt;~~

~~(b)    if neither Moody’s nor S&P shall have in effect a rating for the Index Debt or an issuer rating for the Company (other than by reason of the circumstances referred to in the last sentence of this definition), then Category 5 shall be applicable (it being understood and agreed that in the event that only one of Moody’s and S&P issues a rating for the Index Debt, such rating shall determine the Applicable Rate);~~

~~(c)    if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings;~~

~~(d)    if the ratings established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise; and~~

~~(e)    if the Company shall not have any Index Debt outstanding, then issuer ratings by Moody’s and/or S&P for the Company shall apply for items (i) through (iv) above.~~

~~Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.~~

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“ASP Royal” has the meaning assigned to such term in the definition of “Specified Transactions”.

“ASP Royal Acquisition” has the meaning assigned to such term in the definition of “Specified Transactions”.

“ASP Royal Acquisition Agreement” has the meaning assigned to such term in the definition of “Specified Transactions”.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” has the meaning assigned to such term in the 2017 Indenture.

“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (a) if a Permitted Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (b) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Available Amount” means, as at any date, an amount equal to:

(a) the sum, without duplication, of

(i) $100,000,000; plus

(ii) if positive, 50% of the Consolidated Net Income of the Company and its Subsidiaries for the period (taken as one accounting period) commencing with the fiscal year ending on or about November 30, 2017 to the end of the most recent fiscal quarter ending prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, as of such date (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(iii) 100% of the aggregate amount of the net cash proceeds received after the Amendment No. 1 Closing Date from any issuance of Qualified Equity Interests by the Company, to the extent not otherwise applied, minus

(b) the sum of

(i) the aggregate amount of any Restricted Payments made prior to such date pursuant to Section 6.06(d), plus

(ii) the aggregate amount of any investments made prior to such date pursuant to Section 6.04(n).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.

~~“Banking Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.~~

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company ~~or any Foreign Subsidiary Borrower~~.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit E-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit E-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.

“Change in Law” means the occurrence, after the Effective Date~~date of this Agreement~~ (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to (i) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and (ii) any Lender, refers to whether such Lender is a Revolving Lender or a Term Lender.

“CNTA Covered Indebtedness” means (a) all “Secured Debt” (as defined in the 2017 Indenture) (other than debt secured by Permitted Mortgages) or (b) Attributable Indebtedness of the Company and its 2017 Indenture Restricted Subsidiaries in respect of any Sale and Leaseback Transaction (other than debt secured by Permitted Mortgages), in each case to the extent subject to the “Restrictions on Secured Debt” covenant in the 2017 Indenture.

“CNTA Basket” means the basket under the “Restrictions on Secured Debt” covenant in the 2017 Indenture for CNTA Covered Indebtedness, in an aggregate amount for all CNTA Covered Indebtedness not to exceed the CNTA Limit.

“CNTA Limit” means, as of any time of incurring any CNTA Covered Indebtedness, 15% of Consolidated Net Tangible Assets at such time.

“Co-Documentation Agents” means each of Bank of America, N.A., HSBC Bank USA, National Association and PNC Bank, National Association in its capacity as a co-documentation agent for the credit facilities evidenced by this Agreement.

“Co-Syndication Agent” means each of U.S. Bank National Association, Citibank, N.A. and Morgan Stanley MUFG Loan Partners, LLC, acting through Morgan Stanley Senior Funding, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as a co-syndication agent for the credit facilities evidenced by this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all “Collateral” or “Mortgaged Property” as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document; provided that at no time shall this definition or any of the foregoing include any Excluded Property.

“Collateral Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as collateral agent for the Secured Parties under the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, any Security Agreement Supplements, any Intellectual Property Security Agreements and the Mortgages delivered to the Collateral Agent on the Amendment No. 1 Closing Date or pursuant to Sections 5.09 or 5.11

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Company” means H.B. Fuller Company, a Minnesota corporation.

“Computation Date” is defined in Section 2.04.

“Consolidated EBITDA” means, with reference to any period, the sum of the following: (a) Consolidated Net Income for such period, plus (b) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of the following for such period (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) all amounts attributable to depreciation and amortization, (iv) non-cash impairment losses related to long-lived assets, intangible assets or goodwill, (v) extraordinary non-cash losses incurred other than in the ordinary course of business, (vi) nonrecurring extraordinary non-cash restructuring charges and the non-cash impact of purchase accounting, (vii) expenses relating to the ASP Royal Acquisition, including but not limited to advisory and financing costs, in an aggregate amount for the life of this Agreement not exceeding $40 million; (viii) one-time costs of or incurred in connection with prepayment premiums, make-whole amounts and similar costs paid on account of the prepayment of the obligations under the 2009 Note Agreement and the 2012 Note Agreement; (ix) reasonably identifiable and factually supportable “run rate” cost savings and synergies in connection with the ASP Royal Acquisition, to the extent projected by the Company in good faith to result from specified actions taken or expected to be taken within 12 months after the ASP Royal Acquisition, in an aggregate amount not to exceed 15% of the Consolidated EBITDA for the relevant test period (calculated before giving effect to this clause (ix)); (x) charges and expenses relating to the integration of ASP Royal during the fiscal years ending in 2017, 2018 and 2019, in an aggregate amount (as to all years combined) not exceeding $30 million; (xi) charges and expenses relating to the restructuring that began prior to the ASP Royal Acquisition, incurred in the Company’s fiscal years ending in 2017 and 2018, in an aggregate amount (as to both years combined) not exceeding $28 million; (xii) one-time, non-capitalized charges relating to the Company’s SAP implementation during fiscal years ending in 2017 through 2021, in an amount not exceeding $13 million in any single fiscal year ~~and (vi) nonrecurring extraordinary non-cash restructuring charges~~, minus (c) without duplication and to the extent included in determining such Consolidated Net Income, extraordinary non-cash gains incurred other than in the ordinary course of business; all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For purposes of Section 6.09(b), Consolidated EBITDA for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”) during which a Material Acquisition or a Material Disposition shall have been made by the Company or any Subsidiary shall be calculated after giving pro forma effect (calculated in a manner reasonably acceptable to the Administrative Agent but in any case without giving effect to any cost savings in excess of $5,000,000 during any Reference Period) to such Material Acquisition or Material Disposition (as applicable), as if such Material Acquisition or Material Disposition (as applicable) occurred on the first day of such Reference Period. For purposes of this definition, the term “Material Acquisition” means any acquisition or series of related acquisitions by the Company or any Subsidiary that (A) constitutes a Permitted Acquisition, and (B) involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000 and the term “Material Disposition” means any sale, transfer or other disposition or series of related sales, transfers or dispositions by the Company or any Subsidiary that (C) constitutes a disposition of all or substantially all of the assets of, or all or a majority of the Equity Interests in, a Person or division or line of business of a Person, and (D) involves the receipt of consideration by the Company and its Subsidiaries in excess of $10,000,000. For the avoidance of doubt, for purposes of this definition, cash expenses shall be deemed to be incurred when recorded in the financial statements in accordance with GAAP, regardless of the date on which such cash expenses are, in fact, paid.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation the portion of Capital Lease Obligations that constitutes imputed interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP, and including, to the extent allocable to such period in accordance with GAAP, (a) net costs (or benefits) under Interest Rate Swap Agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers acceptance financing and (c) the interest component of all Attributable Receivables Indebtedness of the Company and its Subsidiaries.

“Consolidated Net Tangible Assets” has the meaning assigned to such term in the 2017 Indenture.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness for Borrowed Money of the Company and its Subsidiaries calculated on a consolidated basis in accordance with GAAP as of such time, (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances, and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Company or any of its Subsidiaries. For the avoidance of doubt, Consolidated Total Indebtedness includes all Attributable Receivables Indebtedness.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Country Risk Event” means:

(a) any law, action or failure to act by any Governmental Authority in any Borrower’s or Letter of Credit beneficiary’s country which has the effect of:

(i) changing the obligations under the relevant Letter of Credit, this Agreement or any of the other Loan Documents as originally agreed or otherwise creating any additional liability, cost or expense to the Issuing Banks, the Lenders or the Administrative Agent,

(ii) changing the ownership or control by such Borrower or Letter of Credit beneficiary of its business, or

(iii) preventing or restricting the conversion into or transfer of the applicable Agreed Currency;

(b) force majeure; or

(c) any similar event

which, in relation to (a), (b) and (c), directly or indirectly, prevents or restricts the payment or transfer of any amounts owing under the relevant Letter of Credit in the applicable Agreed Currency into an account designated by the Administrative Agent or the applicable Issuing Bank and freely available to the Administrative Agent or such Issuing Bank.

“Credit Event” means a Borrowing, the issuance, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

~~“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Company or the applicable parent Domestic Subsidiary under the Code, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.~~

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Disclosed Matters” means the actions, suits and proceedings, the labor controversies and the environmental matters disclosed in the Company’s 2016 10-K, the Company’s 2017 10-Q and Schedule 3.06.

“Disposition” means any sale, lease, license, transfer, assignment or other disposition of all or any portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of the Company or any of its Subsidiaries.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date.

“Dollar Amount” of any currency at any date shall mean (a) the amount of such currency if such currency is Dollars or (b) the equivalent in such currency of such amount of Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America or any state thereof or the District of Columbia.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

~~“Eligible Foreign Subsidiary” means the Irish Subsidiary and any other Foreign Subsidiary that is approved from time to time by the Administrative Agent and each of the Lenders.~~

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date means the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under final regulations in effect on the Effective Date~~date of this Agreement~~); (b) the failure to comply with the applicable minimum funding standards of Section 412 of the Code and Sections 302 and 303 of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability to the PBGC under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“euro” and/or “EUR” means the single currency of the Participating Member States.

“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each of the Agreed Currencies which is a Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Eurocurrency Swingline Loan” means a Eurocurrency Loan made as a Swingline Loan denominated in a Foreign Currency ~~or to a Foreign Subsidiary Borrower~~.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Property” means (a) (i) all owned real property other than Material Real Property and (ii) all leasehold interests in real property; (b) (i) motor vehicles and other assets subject to certificates of title, (ii) rolling stock, barges and minority interests in aircraft and (iii) letter of credit rights in an amount less than $5,000,000 (except, in the case of each of clauses (i), (ii) and (iii), to the extent perfection can be achieved by filing a UCC-1 financing statement), (c) commercial tort claims in an amount less than $5,000,000; (d) pledges and security interests prohibited by applicable law, rule or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar laws) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received); (e) all (A) voting Equity Interests in each Foreign Subsidiary in excess of 65% of the total combined voting power of the Equity Interests of such Subsidiary directly owned by Loan Parties, (B) Equity Interests in each non-wholly-owned entity to the extent such pledge is prohibited by the organizational documents of such entity (except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar laws) and (C) Equity Interests in the Specified Subsidiary and any intercompany debt owed to the Company by the Specified Subsidiary (so long as such Equity Interests in the Specified Subsidiary and such intercompany debt do not secure any other Material Indebtedness); (f) rights arising under any contract, instrument, lease, license or other agreement, or any property subject to a purchase money security interest, Capital Lease Obligation or other arrangement, to the extent that a grant of a security interest therein would violate or invalidate such contract, instrument, lease, license or agreement, or any documents governing such purchase money security interest, Capital Lease Obligation or other arrangement, or create a right of termination in favor of any other party thereto (other than the Company and its Subsidiaries), in each case after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar laws; (g) those assets as to which the cost of obtaining a security interest therein or perfection thereof would be excessive in relation to the value afforded to the Lenders thereby, as reasonably agreed by the Company and the Administrative Agent; (h) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti assignment provisions of the Uniform Commercial Code or similar laws; (i) “intent-to-use” trademark applications; (j) any property acquired after the Amendment No. 1 Closing Date that is subject to a pre-existing security interest permitted hereunder (provided that such security interest was not incurred in anticipation of the acquisition of such property) for so long as the contract or other agreement governing such security interest prohibits the creation of any other security interest on such property, except to the extent such prohibition is rendered ineffective after giving effect to applicable anti-assignment provisions of the Uniform Commercial Code or similar laws; (k) property to the extent the granting of a security interest in such property could reasonably be expected to result in material adverse tax consequences to the Company and its Subsidiaries taken as a whole, as reasonably determined in good faith by the Company and subject to the reasonable consent of the Administrative Agent; (l) tax, payroll, healthcare, employee wage or benefit, fiduciary, escrow, defeasance, redemption and trust accounts; (m) all accounts that are swept to a zero balance on a daily basis; (n) Margin Stock; and (o) Equity Interests of any captive insurance companies and special purpose entities that are Receivables Entities.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or any political subdivision or state thereof, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or any Issuing Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any political subdivision or state thereof, or any similar tax imposed by any other jurisdiction in which the Company is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 2.17(a) and (d) any United States federal withholding taxes imposed by FATCA. ~~Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding taxes imposed at any time on payments made by or on behalf of a Foreign Subsidiary Borrower to any Lender hereunder or under any other Loan Document; provided that such Lender shall have complied with Section 2.17(e).~~

“Existing Joint Venture” means any corporation, limited liability company, joint venture or similar limited liability legal entity in existence on the Effective Date which was formed or entered into by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person, which legal entity does not constitute a Subsidiary.

“Existing Letters of Credit” is defined in Section 2.06(a).

“Existing Note Agreements” means the 2009 Note Agreement and the 2012 Note Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date~~date of this Agreement~~ (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate. For the avoidance of doubt, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fixed Charges” means, with respect to any fiscal period and with respect to the Company determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Consolidated Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Consolidated Interest Expense) during such period and (b) scheduled principal payments in respect of Indebtedness owed to third parties by the Company or its Subsidiaries during such period (excluding, for the avoidance of doubt, any mandatory prepayments).

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated EBITDA for the four fiscal quarter period most recently ended on or prior to such date of determination to (ii) the Fixed Charges for such period.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 and (d) the Flood Insurance Reform Act of 2004.

“Foreign Currencies” means each Agreed Currency other than Dollars.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

~~“Foreign Obligation Subsidiary Guarantor” means, at any time, any Affected Foreign Subsidiary that constitutes a Material Subsidiary.~~

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

~~“Foreign Subsidiary Borrower” means any Eligible Foreign Subsidiary that has been designated as a Foreign Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.~~

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is a counterparty to a Swap Agreement with a Loan Party or any Subsidiary and that is a Lender, the Administrative Agent or an Affiliate of any of the foregoing as of the Amendment No. 1 Closing Date or, if later, the date on which such Swap Agreement is entered into, in each case in its capacity as a party thereto; provided that no such Person shall be considered a Hedge Bank until such time as (x) such Person (except the Administrative Agent) shall have delivered written notice to the Administrative Agent that such Swap Agreement has been entered into and that, subject to the satisfaction of clause (y) below, such Person constitutes a Hedge Bank with respect to such Swap Agreement, entitled to the benefits of the Subsidiary Guaranty and the Collateral under the Loan Documents and (y) the Company has designated such Person as a “Hedge Bank” and such Swap Agreement as a “Secured Swap Agreement” in a written notice delivered to the Administrative Agent.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the amount of such Indebtedness being the lesser of the amount secured and the fair market value of the property subject to such Lien), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) the net obligations of such Person under any Swap Agreement or under any similar type of agreement and (l) all Attributable Receivables Indebtedness of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of the financial covenants under this Agreement, preferred stock issued by any Person shall not be considered Indebtedness of such Person. Notwithstanding anything to the contrary in the foregoing, in connection with any Permitted Acquisition or any other acquisition by the Company or any Subsidiary permitted hereunder (or any sale, transfer or other disposition by the Company or any Subsidiary permitted hereunder), the term “Indebtedness” shall not include, to the extent the same are not, and will not be, reflected as indebtedness or liabilities on the consolidated balance sheet of the Company, contingent post-closing purchase price adjustments or earn-outs to which the seller in such Permitted Acquisition or such other acquisition (or the buyer in such sale, transfer or other disposition, as the case may be) may become entitled or contingent indemnity obligations that may be owed to such seller (or buyer, if applicable) in respect thereof.

“Indebtedness for Borrowed Money” of any Person means, without duplication, the sum of Indebtedness of such Person described in clauses (a), (b), (h), (i), (j) and (l) of the definition of “Indebtedness”, but shall exclude (a) notes, bills and checks presented in the ordinary course of business by such Person to banks for deposit or collection, and (b) with respect to the Company and its Subsidiaries, all obligations of the Company and its Subsidiaries of the character referred to in this definition to the extent owing to the Company or any of its Subsidiaries.

“Indemnified Taxes” means Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document.

“Index Debt” means rated senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information Memorandum” means the Confidential Information Memorandum dated January 2017 relating to the Company and the Transactions.

“Intellectual Property Security Agreements” has the meaning assigned to such term in the Security Agreement.

“Intercreditor Agreement” means an intercreditor agreement substantially in the form attached as Exhibit K hereto or any other form approved by the Administrative Agent and the Company, as may be in effect from time to time.

“Interest Election Request” means a request by the Company~~applicable Borrower~~ to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company~~applicable Borrower~~ may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Swap Agreement” means any Swap Agreement settled by reference to one or more interest rates.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“Irish Subsidiary” means H.B. Fuller Finance (Ireland) Unlimited Company, a company organized under the laws of the Republic of Ireland.

“Issuing Bank” means each of (i) JPMorgan Chase Bank, N.A., (ii) U.S. Bank National Association, (iii) Citibank, N.A., (iv) The Bank of Tokyo-Mitsubishi UFJ, Ltd. and (v) Morgan Stanley Bank, N.A. each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” shall be deemed to mean a reference to the relevant Issuing Bank.

“Joint Venture” means any corporation, limited liability company, joint venture or similar limited liability legal entity formed or entered into by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person, which legal entity does not constitute a Subsidiary.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated thereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated thereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.02, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. Each Issuing Bank’s Letter of Credit Commitment may be decreased or increased from time to time with the written consent of the Company and the Issuing Banks; provided that any decrease in the Letter of Credit Commitment of any Issuing Bank to an amount less than such Issuing Bank’s Letter of Credit Commitment as of the Effective Date (or the date such Issuing Bank assumed a Letter of Credit Commitment hereunder, as applicable), shall require the consent of the Company, the Administrative Agent and such Issuing Bank.

“Leverage Ratio” means, on any date of determination, the ratio of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date.

~~“Leverage Ratio” has the meaning assigned to such term in Section 6.09(b).~~

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the LIBOR Screen Rate at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency and Interest Period; provided that, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Agreed Currency and such Interest Period shall be the Interpolated Rate. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

“LIBOR Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on either of such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any Letter of Credit applications, the Amended and Restated Subsidiary Guaranty, each Collateral Document, the Intercreditor Agreement (if in effect), any promissory notes executed and delivered pursuant to Section 2.10(e), any intercreditor agreement contemplated by the last sentence of Section 6.02, any agreements between the Company and an Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Company and such Issuing Bank in connection with the issuance of Letters of Credit and any and all other instruments and documents executed and delivered in connection with any of the foregoing. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrower~~Borrowers~~ and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower~~Borrowers~~ pursuant to this Agreement.

“Local Time” means (a) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (b) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Majority in Interest” means, at any time (i) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposures and the aggregate unused Revolving Commitments at such time and (ii) in the case of the Term Lenders, Lenders having outstanding Term Loans and unused Term Loan Commitments representing more than 50% of the sum of the aggregate principal amount of all Term Loans outstanding and the aggregate unused Term Loan Commitments at such time.

“Margin Stock” has the meaning provided in Regulation U of the Board

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole or (b) the ability of any Borrower or any other Loan Party to perform any of its obligations under this Agreement or any other Loan Document or (c) the rights of or benefits or remedies available to the Lenders or the Administrative Agent under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” means each fee-owned real property of the Loan Parties (i) with a fair market value (as determined by the Borrower in its reasonable discretion) in excess of $5 million as of the Amendment No. 1 Closing Date (with respect to each real property owned on the Amendment No. 1 Closing Date) or (ii) as of the date of acquisition of such real property (with respect to any such real property acquired after the Amendment No. 1 Closing Date), including each real property listed on Schedule 5.09.

“Material Subsidiary” means each Subsidiary (a) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five~~ten~~ percent (5~~10~~%) of the Company’s Consolidated EBITDA for such period or (b) which contributed greater than five~~ten~~ percent (5~~10~~%) of the Company’s Consolidated Total Assets as of such date; provided that if, upon delivery of any annual or quarterly consolidated financial statements of the Company under Section 5.01(a) or (b), the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds ten percent (10%) of Consolidated EBITDA for the period of 4 fiscal quarters then ending or ten percent (10%) of Consolidated Total Assets as of the end of such fiscal quarter, the Borrower shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries; provided further that the Borrower may at any time designate any Subsidiary as a Material Subsidiary in its sole discretion, even if not required to satisfy the foregoing; provided further that the Borrower may remove any Subsidiary’s designation as a Material Subsidiary if no Event of Default is continuing and, after giving effect to such removal, the aggregate amount of Consolidated EBITDA or Consolidated Total Assets (as determined as of the date of the most recent annual or quarterly consolidated financial statements delivered under Section 5.01(a) or (b)) attributable to all Domestic Subsidiaries that are not Material Subsidiaries would not exceed ten percent (10%) of Consolidated EBITDA or ten percent (10%) of Consolidated Total Assets, as determined by the most recent annual or quarterly consolidated financial statements of the Company delivered under Section 5.01(a) or (b).~~.~~

“Maturity Date” means April 12, 2022.

“MIRE Event” shall mean if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Revolving Commitments or Loans (including any increase of Commitments under Section 2.20 of this Agreement, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of any Letter of Credit).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Policy” has the meaning set forth in Section 5.09.

“Mortgaged Property” means each Material Real Property that is required to be subject to a Mortgage pursuant to Section 5.09 or 5.11.

“Mortgages” means, collectively, the mortgages, deeds of trust, trust deeds, and deeds to secure debt, as applicable, that are required to be executed and delivered pursuant to Sections 5.09 and 5.11 in each case substantially in the form of Exhibit J attached hereto or any other form reasonably approved by the Administrative Agent and the Company, in each case creating and evidencing a Lien on a Mortgaged Property, with such terms and provisions as may be required by the applicable laws of the relevant jurisdiction; provided, that any such Mortgage, to the extent encumbering a Principal Property, shall provide that the Obligations secured by Principal Property or any shares of stock of any 2017 Indenture Restricted Subsidiary or any debt owed to the Company by any 2017 Indenture Restricted Subsidiary (other than to the extent secured by Permitted Mortgages) (together with any other CNTA Covered Indebtedness) shall not exceed, at any time that any CNTA Covered Indebtedness is incurred, the CNTA Limit at such time so as to not require any notes issued pursuant to the 2017 Indenture to be equally and ratably secured with the Obligations.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Money Credit Event” means with respect to any Issuing Bank, any increase (directly or indirectly) in such Issuing Bank’s exposure (whether by way of additional credit or banking facilities or otherwise, including as part of a restructuring) to the Company~~applicable Borrower~~ or any Governmental Authority in such Borrower’s or any applicable Letter of Credit beneficiary’s country occurring by reason of (a) any law, action or requirement of any Governmental Authority in such Borrower’s or such Letter of Credit beneficiary’s country, or (b) any request in respect of external indebtedness of borrowers in such Borrower’s or such Letter of Credit beneficiary’s country applicable to banks generally which conduct business with such borrowers, or (iii) any agreement in relation to clause (a) or (b), in each case to the extent calculated by reference to the aggregate Revolving Credit Exposures outstanding prior to such increase.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Banks or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates under any Swap Agreement (including any Secured Swap Agreement) or any Banking Services Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, but in any event excluding Excluded Taxes.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 9.04.

“Participant Register” has the meaning set forth in Section 9.04.

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit H hereto, as the same shall be supplemented from time to time.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit I.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Company or any Subsidiary of all or substantially all the assets of, or more than fifty percent (50%) of the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Company and the Subsidiaries or business reasonably related thereto, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.09 shall have been taken, (d) the Company and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition (without giving effect to any cost savings in excess of $5,000,000 during any Reference Period as described in the definition of Consolidated EBITDA), with the covenants contained in Section 6.09 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $100,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent and (e) in the case of an acquisition, merger or consolidation involving the Company or a Subsidiary, the Company or such Subsidiary is the surviving entity of such merger and/or consolidation.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or governmental charges or levies on property that are not yet due or are due but may thereafter be paid without penalty or are being contested in compliance with Section 5.04;

(b) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, servicemen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits (including letters of credit, surety bonds and other escrowed or trust holdings) made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) liens covering cash deposits and other investments to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, customs bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) bankers’ liens and rights of setoff arising by operation of law and contractual rights of setoff or any contractual Liens or netting rights in favor of the relevant depository institutions in connection with any cash management services provided to the Company and its Subsidiaries;

(h) Liens granted in the ordinary course of business to licensors or sublicensors which encumber licensed intellectual property and inventory produced thereunder (but not any receivables from the sale, distribution or licensing thereof);

(i) Liens representing any interest of a licensee or sublicense arising by virtue of being granted a license or sublicense (including the provision of software under an open source license) permitted by this Agreement (so long as any such Lien does not secure any Indebtedness); and

(j) contractual rights of setoff or any contractual Liens or netting rights, in each case in favor of swap counterparties.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) obligations of any State of the United States of America or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating from S&P of AA or better, or from Moody’s of Aa2 or better, and maturing within one year from the date of acquisition thereof;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) or (b) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a short term credit rating from S&P of A-1 or better, or from Moody’s of P-1 or better;

(f) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(g) in the case of investments by any Foreign Subsidiary, (i) investments in certificates of deposit, bankers’ acceptances, time deposits and similar bank obligations in the ordinary course of business and generally consistent with past practice to the extent placed with any well-capitalized commercial bank or financial institution which is located in the jurisdiction where such Foreign Subsidiary is located and (ii) other investments of a nature substantially similar and of similar credit quality to the investments described above to the extent made in the ordinary course of business and generally consistent with past practice in the jurisdiction in which such Foreign Subsidiary is located; and

(h) other investments made in accordance with the Company’s investment policy as disclosed to the Administrative Agent prior to the Effective Date and with such amendments or modifications thereto as are from time to time approved by the Administrative Agent.

“Permitted Mortgages” has the meaning assigned to such term in the 2017 Indenture.

“Permitted Receivables Facility” means a receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale, transfer and/or pledge by the Company and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Company and the Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell, transfer and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue or convey purchaser interests, investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Facility Assets from the Company and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.

“Permitted Receivables Facility Assets” means (a) Receivables (whether now existing or arising in the future) of the Company and its Subsidiaries which are transferred, sold and/or pledged to a Receivables Entity pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Entity and all proceeds thereof and (b) loans to the Company and its Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Company and its Subsidiaries which are made pursuant to a Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (a) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Company or any of its Subsidiaries that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement unless otherwise consented to by the Administrative Agent, (b) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any way to the interests of the Lenders and (c) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Receivables Related Assets” means any assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).

“Permitted Supplier Financing” means the sale by the Company or any Subsidiary of accounts receivable owing to it by one or more account debtors which would otherwise pay on terms longer than general market practices pursuant to a receivables purchase agreement or other customary documentation between the Company and/or any Subsidiary and a counterparty institution (any such agreement or other documentation, a “Receivables Purchase Agreement”), whereby the Company or such Subsidiary, as applicable, promptly receives cash proceeds from the counterparty institution in an amount equal to the face value of the sold accounts receivable net of a commercially reasonable and customary discount rate; provided, that:

(i)	any such sale is a true sale with any recourse to the Company or such Subsidiary limited to breach of representation, warranty or covenant by the Company or such Subsidiary, as applicable, with respect to the sold accounts receivable;

(ii)	such Receivables Purchase Agreement is on customary terms for such arrangement; and

(iii)	no Event of Default exists under paragraph (a), (b), (h) or (i) of Article VII at the time of, or would result from, the sale of such accounts receivable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Property” has the meaning assigned to such term in the 2017 Indenture.

“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Receivables” means any right to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Entity” means a wholly-owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” means the Company and those Subsidiary Guarantors that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Revolving Lender, clause (a) of the definition of Swingline Exposure shall not be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have been required to fund its participation in the outstanding Swingline Loans and failed to do so.

“Restricted Payment” means, collectively, (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company and (ii) any voluntary principal payment on, or redemption, repurchase, defeasement or other acquisition or retirement for value, in each case prior to any scheduled repayment, sinking fund payment or maturity (it being understood that payments of regularly scheduled principal, interest, and mandatory prepayments; payments as a result of a change of control, asset sale, event of loss, or other mandatory offer to repurchase, redeem, defease or prepay upon a “fundamental change” (or similar event); and payments of fees, expenses and indemnification obligations, in each case shall not be “Restricted Payments”), of any Indebtedness that is expressly subordinated to the prior payment in full in cash of the Obligations (other than intercompany Indebtedness so long as, in the case of any such intercompany Indebtedness owed to a Person that is not a Loan Party, such payment is made in accordance with the terms of any applicable subordination provisions governing such Indebtedness) (the Indebtedness described in the preceding clause (ii), “Subordinated Indebtedness”) (all such payments and other actions set forth in this clause (ii), “Subordinated Debt Payments”).~~.~~

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments is $400,000,000.

“Revolving Credit Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a revolving loan made pursuant to Sections 2.01(a) and 2.03.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in the 2017 Indenture.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any applicable EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any applicable EU member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“Secured Leverage Ratio” has the meaning assigned to such term in Section 6.09(b).

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Issuing Bank, each Hedge Bank with respect to any Secured Swap Agreement and each sub-agent appointed by the Administrative Agent from time to time pursuant to Article VIII with matters relating to any Collateral Document

“Secured Swap Agreement” means any Swap Agreement for which the requirements of clauses (x) and (y) of the proviso to the definition of “Hedge Bank” have been satisfied by the Company and the applicable Hedge Bank.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit G attached hereto, dated as of the Amendment No. 1 Closing Date, among the Company, the Subsidiary Guarantors from time to time party thereto and the Collateral Agent, which shall provide among other things that the Obligations secured by Principal Property or any shares of stock of any 2017 Indenture Restricted Subsidiary or any debt owed to the Company by any 2017 Indenture Restricted Subsidiary (other than to the extent secured by Permitted Mortgages) (together with any other CNTA Covered Indebtedness) shall not exceed, at any time that any CNTA Covered Indebtedness is incurred, the CNTA Limit at such time so as to not require any notes issued pursuant to the 2017 Indenture to be equally and ratably secured with the Obligations.

“Security Agreement Supplement” has the meaning assigned to such term in the Security Agreement.

“Senior Secured Term Loan Facility” has the meaning ascribed to such term in the definition of “Specified Transactions”.

“Specified Subsidiary” means H.B. Fuller Construction Products, Inc., a Minnesota corporation, so long as it qualifies as a 2017 Indenture Restricted Subsidiary.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Specified Transactions” means (a) the acquisition by the Company (the “ASP Royal Acquisition”), directly or indirectly through a wholly owned subsidiary, of ASP Royal Acquisition Corp. (“ASP Royal”) pursuant to a Stock Purchase Agreement (together with all exhibits, schedules and disclosure letters thereto, the “ASP Royal Acquisition Agreement”) dated as of September 2, 2017 among ASP Royal, the Company, and ASP Royal Holdings LLC, (b) in connection therewith, the incurrence by the Company of Indebtedness in the form of (x)(i) senior unsecured notes and (ii) a senior secured syndicated term loan facility (the “Senior Secured Term Loan Facility”) and/or (y) if and to the extent such notes and term loans are unable to be issued prior to the consummation of the ASP Royal Acquisition, a senior unsecured 364-day bridge facility, in an aggregate outstanding amount for clauses (x) and (y) (after giving effect to the contemporaneous repayment of such bridge facility by the financing described in clause (x), if such financing occurs subsequent to closing of the ASP Royal Acquisition) of up to $2,150,000,000 and (c) in connection with the foregoing, the incurrence by the Company and its Subsidiaries of Liens on the Collateral securing the obligations owed under the senior secured syndicated term loan facility described in clause (b) on a pari passu basis with the Liens on the Collateral securing the Obligations.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with a Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Debt Payment” has the meaning assigned to such term in the definition of “Restricted Payment”.

“Subordinated Indebtedness” has the meaning assigned to such term in the definition of “Restricted Payment”.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means each Material Subsidiary (other than ~~Affected~~ Foreign Subsidiaries ~~and H.B. Fuller Automotive Company~~) that is required to be party to the Subsidiary Guaranty pursuant to Section 5.09.~~.~~ The Subsidiary Guarantors on the Amendment No. 1 Closing~~Effective~~ Date are identified as such in the updated Schedule 3.01 hereto.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date in the form of Exhibit F (including any and all supplements thereto) and executed by each Subsidiary Guarantor~~, and, in the case of any guaranty by a Foreign Subsidiary, any other guaranty agreements as are requested by the Administrative Agent and its counsel, in each case as amended, restated, supplemented or otherwise modified from time to time~~.

~~“Substantial Portion” means, with respect to the property of the Company and its Subsidiaries, such property which represents more than 25% of Consolidated Total Assets as would be shown in the consolidated financial statements of the Company and its Subsidiaries for the most recent fiscal quarter ended at least 30 days prior to the date when such determination is made.~~

“Swap Agreement” means any agreement, including any Secured Swap Agreement, with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, assessments, charges or withholdings imposed by any Governmental Authority.

“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.

“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth on Schedule 2.01 or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Term Lender and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $100,000,000 on the Effective Date.~~date of this Agreement.~~ After the funding of the Term Loans on the Effective Date, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans.

“Term Loans” means the term loans made by the Term Lenders to the Company pursuant to Sections 2.01(b) and 2.03.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection of the Liens created under the Collateral Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent a change in GAAP occurs (whether or not such change is, as of the date hereof, already scheduled to occur after the date hereof) which results in operating leases being treated or classified as capital leases or which reclassifies capital leases using different terminology (e.g., as “finance leases”), such change shall not be given effect under the Loan Documents (including, without limitation, in any computation of financial covenants), and the Loan Parties and the Subsidiaries shall continue to provide financial reporting which differentiates between operating leases and capital leases (and otherwise treat consistently with the treatment thereof as of the date hereof), in each case in accordance with GAAP as in effect on the date hereof.

SECTION 1.05. Currency Equivalents Generally. For the purposes of determining compliance with Sections 6.01 and 6.04 with respect to any amount of Indebtedness or investment, loan or advance in any currency (other than Dollars) which is freely traded and convertible into Dollars in the London interbank market and for which the Dollar Amount thereof can be readily calculated, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or investment, loan or advance is incurred or made.

SECTION 1.06. Collateral Limitation. Notwithstanding anything to the contrary in any Loan Document, (i) no Collateral shall be required to be perfected by control other than with respect to Pledged Debt and Pledged Equity (each as defined in the Security Agreement) to the extent required by the terms of the Security Agreement, and (ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, ~~(including, for the avoidance of doubt, Section 4.02(d) in the case of any Loan made to a Foreign Subsidiary Borrower),~~ (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower~~Borrowers~~ in Agreed Currencies from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments, and (b) each Term Lender with a Term Loan Commitment (severally and not jointly) agrees to make a Term Loan to the Company in Dollars on the Effective Date, in an aggregate principal amount that will not result in (i) the aggregate principal amount of Term Loans made by such Lender exceeding such Lender’s Term Loan Commitment or (ii) the aggregate principal amount of all Term Loans made by the Term Lenders exceeding the aggregate Term Loan Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower~~Borrowers~~ may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b) Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan (in the case of a Swingline Loan denominated in Dollars to the Company) or a Eurocurrency Swingline Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000 (or the Equivalent Amount of each such amount if such Borrowing is denominated in a Foreign Currency). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000 (or the Equivalent Amount of each such amount if such Borrowing is denominated in a Foreign Currency). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Company~~applicable Borrower~~, or the Company on behalf of the Company~~applicable Borrower~~, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company~~applicable Borrower~~, or the Company on behalf of the Company~~applicable Borrower~~, promptly followed by telephonic confirmation of such request) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) not later than 11:00 a.m., Local Time, four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company~~applicable Borrower~~, or the Company on behalf of the Company~~applicable Borrower~~.

Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the name of the Company~~applicable Borrower~~;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing and whether such Borrowing is to be a Revolving Borrowing or a Term Loan Borrowing;

(v) in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Company’s~~applicable Borrower’s~~ account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a) each Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing,

(b) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(c) the aggregate Revolving Credit Exposures on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein referred to as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in Agreed Currencies to the Borrower~~Borrowers~~ from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $25,000,000, (ii) the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments or (iii) the Dollar Amount of the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company~~applicable Borrower~~, or the Company on behalf of the Company~~applicable Borrower~~, shall notify the Administrative Agent of such request (i) by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan in Dollars and (ii) by irrevocable written notice (via a written Borrowing Request in a form approved by the Swingline Lender and signed by the Company~~applicable Borrower~~, or the Company on behalf of the Company~~applicable Borrower~~, promptly followed by telephonic confirmation of such request), not later than 12:00 noon, Local Time, two (2) Business Days before the day of a proposed Swingline Loan in a Foreign Currency. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), currency, Interest Period (in the case of a Eurocurrency Swingline Loan) and amount of the requested Swingline Loan and the account to which the proceeds of such Swingline Loan are to be credited. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company or any other Company.~~applicable Borrower.~~ The Swingline Lender shall make each Swingline Loan available to the relevant Borrower by means of a credit to an account of such Borrower (as designated by such Borrower in such notice) (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may, by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, three (3) Business Days before the date of the proposed acquisition of participations, require the Revolving Lenders to acquire participations on such date in all or a portion of the Swingline Loans outstanding in the applicable Agreed Currency of such Swingline Loans. Such notice shall specify the applicable Agreed Currency of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans and the Agreed Currency of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay in the applicable Agreed Currency to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Notwithstanding the foregoing, upon the occurrence of (i) the Maturity Date, (ii) any Event of Default described in clause (h) or (i) of Article VII, (iii) the date on which the Loans are accelerated, or (iv) the date on which the Commitments shall be terminated (each~~,~~ a “Swingline Participation Event”), each Revolving Lender shall be deemed to absolutely and unconditionally acquire participations in all of the Swingline Loans outstanding in the applicable Agreed Currency of such Swingline Loans at such time in each case without notice or any further action from the Swingline Lender, any Lender or the Administrative Agent. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of written notice from the Administrative Agent specifying such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans (and in any event, if such notice is received by 10:00 a.m., Local Time, on any Business Day no later than 4:00 p.m., Local Time on the third (3rd) Business Day after such notice is received and if such notice is received after 10:00 a.m., Local Time, “on a Business Day” shall mean no later than 9:00 a.m., Local Time on the fourth (4th) Business Day after such notice is received), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of all such Swingline Loans in the applicable Agreed Currency of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

(d) The Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Revolving Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, ~~(including, for the avoidance of doubt, Section 4.02(d) in the case of any Letter of Credit issued for the account of a Foreign Subsidiary Borrower),~~ the Company may request the issuance of Letters of Credit denominated in Agreed Currencies for its own account or for the account of another Borrower (provided that the Company shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of any other Borrower), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Credit Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control; provided, however, if such Issuing Bank is requested to issue Letters of Credit with respect to a jurisdiction such Issuing Bank deems, in its reasonable judgment, may at any time subject it to a New Money Credit Event or a Country Risk Event, the Company shall, at the request of such Issuing Bank, guaranty and indemnify such Issuing Bank against any and all costs, liabilities and losses resulting from such New Money Credit Event or Country Risk Event, in each case in a form and substance reasonably satisfactory to the applicable Issuing Bank. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any other Borrower as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Borrower that shall be an account party in respect of any such Letter of Credit). The letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $40,000,000, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments, (iii) subject to Section 2.04 and 2.11(b), no Lender’s Dollar Amount of Revolving Credit Exposure shall exceed its Revolving Commitment, and (iv) subject to Section 2.04 and 2.11(b), the aggregate undrawn Dollar Amount of all outstanding Letters of Credit issued by any Issuing Bank at such time, plus the aggregate Dollar Amount of all LC Disbursements made such Issuing Bank that have not yet been reimbursed by or on behalf of the Company at such time, shall not exceed the Letter of Credit Commitment of such Issuing Bank. The Company may, at any time and from time to time, increase or reduce the Letter of Credit Commitment of any Issuing Bank pursuant to the definition of “Letter of Credit Commitment”; provided that the Company shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

(c) Expiration Date. Each Letter of Credit shall have a stated expiry date that is no later than (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof at or prior to) the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after the then-current expiration date of such Letter of Credit) and (ii) the date that is five Business Days prior to the Maturity Date; provided, that (A) a Letter of Credit may, upon the request of the Company, include a provision mutually acceptable to the Company and the applicable Issuing Bank whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (provided that such Letter of Credit expires, subject to the following clause (B), on the date that is at least five Business Days prior to the Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed, and (B) a Letter of Credit that is issued, renewed or extended in the one-year period immediately preceding the Maturity Date may expire on the date that is on or before one year after the Maturity Date so long as the Company cash collateralizes on terms and conditions satisfactory to the Administrative Agent 105% of the face amount of such Letter of Credit no later than five (5) Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Company~~applicable Borrower~~ shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Company~~applicable Borrower~~, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company~~applicable Borrower~~ shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that such Borrower receives such notice; provided that the Company~~applicable Borrower~~ may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If any Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company~~applicable Borrower~~, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement. If any Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, joint and several (except as limited by Article XI), and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that such standard of care shall be as follows, and that an Issuing Bank shall be deemed to have exercised such standard of care in the absence of gross negligence or willful misconduct on the part of such Issuing Bank (as determined by a court of competent jurisdiction by final and nonappealable judgment): with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either (i) accept documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit, or (ii) decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit within the period allowed under the applicable rules under such Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Company~~applicable Borrower~~ by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Company~~applicable Borrower~~ shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if any Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement and Resignation of Issuing Banks.

(i) Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Revolving Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing and the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall, within three (3) Business Days after receipt by the Company of such notice, deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Sections 2.06(c) and 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest or profits earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option of the Company (if approved by the Administrative Agent in its sole discretion) and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any applicable Issuing Bank (ratably in the case of more than one Issuing Bank) for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the Company is required to provide an amount of cash collateral hereunder, such amount and all interest and profits thereon (to the extent not applied as aforesaid) shall be returned to the Company (A) if provided as a result of the occurrence of an Event of Default, within three Business Days after all Events of Default have been cured or waived, and (B) if provided pursuant to Section 2.11(b), within three Business Days after cover for LC Disbursements pursuant to Section 2.11(b) is no longer necessary to eliminate the excess referred to therein.

(k) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Borrower is~~Borrowers are~~ at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the Company has deposited cash collateral pursuant to paragraph (j) above, if such cash collateral was deposited in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Revolving Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made, in each case shall automatically and with no further action required, be converted into the Dollar Amount, calculated using the applicable Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(l) Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any payment under any Letter of Credit, the date of such payment under such Letter of Credit and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and Borrower and at such Eurocurrency Payment Office for such currency and Borrower; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions in this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of an ABR Borrowing, prior to 12:00 noon, New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic

Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the name of the Company~~applicable Borrower~~ and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Company~~applicable Borrower~~ shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the Company~~applicable Borrower~~ shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Borrowing is repaid as provided herein. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

SECTION 2.09. Termination and Reduction of Commitments; Termination of Facility. Unless previously terminated, (i) the Term Loan Commitments shall terminate at 3:00 p.m. (New York City time) on the Effective Date and (ii) all other Commitments shall terminate on the Maturity Date.

(a) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each partial reduction of Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Revolving Credit Exposures would exceed the aggregate Revolving Commitments.

(b) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments of such Class. Any such termination of the Commitments specifying termination of this Agreement shall be (i) accompanied by (A) the payment in full of all outstanding Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit (or the cash collateralization thereof), (B) the payment in full in cash of all reimbursable expenses and other Obligations in respect of the Credit Exposures (other than contingent indemnity obligations), and (C) with respect to any Eurocurrency Loans prepaid, payment of the amounts due under Section 2.16, if any and (ii) effected pursuant to a payoff letter in form and substance reasonably satisfactory to the Company and the Administrative Agent.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding. The Company shall repay the Term Loans in an amount equal to $2,500,000 on the last day of each September, December, March and June commencing with June 30, 2017. To the extent not previously repaid, all unpaid Term Loans shall be paid in full in Dollars by the Company on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans.

(a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing (including, without limitation, a Term Loan Borrowing) in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The Company~~applicable Borrower~~, or the Company on behalf of the Company~~applicable Borrower~~, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 10:00 a.m., Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of reduction or termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of reduction or termination is revoked in accordance with Section 2.09; provided further that if a notice of prepayment given in connection with the prepayment of a Term Loan Borrowing states that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, then such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing. Each prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing and in such order of application as to the installments due under Section 2.10 as directed by the Company. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(b) If (i) at any time, other than as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate Revolving Commitments and (ii) on any Computation Date, solely as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (as so calculated) exceeds 105% of the aggregate Revolving Commitments, the Borrower~~Borrowers~~ shall immediately repay Revolving Borrowings and, if no Revolving Borrowings are then outstanding, cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the aggregate Revolving Commitments.

SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender, an unused commitment~~a facility~~ fee, which shall accrue at the Applicable Rate on the daily Dollar Amount of the unused Revolving Commitment of such Lender ~~(whether used or unused)~~ during the period from and including the Amendment No. 1 Closing~~Effective~~ Date to but excluding the date on which such Revolving Commitment terminates; provided that for purposes of this cause (a), outstanding Swingline Loans shall be deemed not~~, if such Lender continues~~ to be a utilization of the ~~have any~~ Revolving Commitments.~~Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily Dollar Amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure.~~ Accrued unused commitment~~facility~~ fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Amendment No. 1 Closing Date. All unused commitment~~date hereof; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility~~ fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum separately agreed upon between the Company and such Issuing Bank on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section) and immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of unused commitment~~facility~~ fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in Dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate. Each Swingline Loan denominated in a currency other than Dollars shall bear interest at a rate at which the Swingline Lender offers to place deposits in such currency for the applicable period to first-class banks in the London interbank market at approximately 11:00 a.m. London time on the first day of such period.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal and interest of any Loan, 2% plus the rate otherwise applicable thereto as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternative Rate of Interest. (a) If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing, the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent, in its reasonable discretion after consultation with the Company and consented to in writing by the Company and the Required Lenders, to be reasonably comparable to the LIBO Rate as previously determined (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency.

(b) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period; or

(ii) the Administrative Agent is advised by the Majority in Interest of the Lenders of any Class that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company~~applicable Borrower~~ and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company~~applicable Borrower~~ and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period shall be ineffective and, (A) in the case of a Eurocurrency Borrowing denominated in Dollars, unless repaid, such Borrowing shall be converted to an ABR Borrowing on the last day of the applicable Interest Period and (B) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, such Eurocurrency Borrowing shall be repaid on the last day of the applicable Interest Period, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing denominated in a Foreign Currency, then the LIBO Rate for such Eurocurrency Borrowing shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.15. Increased Costs. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payments to be made hereunder to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Person of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Person hereunder, whether of principal, interest or otherwise, then the Company~~applicable Borrower~~ will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company~~applicable Borrower~~ will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Company~~applicable Borrower~~ shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company~~applicable Borrower~~ and shall be conclusive absent manifest error. The Company~~applicable Borrower~~ shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of each Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Borrower shall pay any Other Taxes related to such Borrower and imposed on or incurred by the Administrative Agent, a Lender or an Issuing Bank to the relevant Governmental Authority in accordance with applicable law.

(c) Without duplication of the obligations of each Borrower pursuant to Section 2.17(a) or (b), each Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower~~Borrowers~~ or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.

(g) [Reserved].

~~(g) If the Administrative Agent or any Lender is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Indemnified Tax or Other Tax under the laws of the jurisdiction in which any Foreign Subsidiary Borrower is organized or engaged in business, or any treaty to which such jurisdiction is a party, with respect to payments by such Foreign Subsidiary Borrower under this Agreement or any other Loan Document, then the Administrative Agent or such Lender (as the case may be) shall, at the request of the Company, deliver to such Foreign Subsidiary Borrower or the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law or as reasonably requested by the Company (such request to be at least 60 days prior to the due date required for submission thereof), such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company (and in form and substance reasonably acceptable to the Administrative Agent or such Lender (as applicable)) as will permit such payments to be made without the imposition, deduction or withholding of such Indemnified Tax or Other Tax or at a reduced rate, provided that the Administrative Agent or such Lender is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary.~~

(h) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(h), “FATCA” shall include any amendments made to FATCA after the Effective Date~~date of this Agreement~~.

(i) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has~~Borrowers have~~ not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower~~Borrowers~~ to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(i).

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars by the Company, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower~~Borrowers~~ take all risks of the imposition of any such currency control or exchange regulations.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or an Issuing Bank to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If (i) any Lender requests compensation under Section 2.15, or (ii) if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes a Defaulting Lender, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under

Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20. Increase of Commitments. The Company may from time to time elect to increase the Revolving Commitments ~~or enter, or cause one or more Foreign Subsidiary Borrowers to enter, into one or more tranches of term loans (each an “Incremental Term Loan”), in each case~~ in minimum increments of $25,000,000 so long as, after giving effect thereto, the aggregate amount of such increases ~~and all such Incremental Term Loans~~ does not exceed $300,000,000, minus any incremental term loans incurred pursuant to the incremental facility fixed dollar basket under the Senior Secured Term Loan Facility.~~.~~ The Borrowers may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, ~~or to participate in such Incremental Term Loans,~~ an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Commitments, or ~~to participate in such Incremental Term Loans, or~~ extend Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and, in the case of any increase in the aggregate Revolving Commitments, the Issuing Banks and the Swingline Lender and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C-1 hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit C-2 hereto. Except as set forth above, no consent of any Lender (other than the Lenders participating in the increase ~~or any Incremental Term Loan~~) shall be required for any increase in Revolving Commitments pursuant to this Section 2.20. ~~No consent of any Lender (other than the Lenders participating in any Incremental Term Loan) shall be required for any Incremental Term Loans pursuant to this Section 2.20.~~ Increases and new Revolving Commitments ~~and Incremental Term Loans~~ created pursuant to this Section 2.20 shall become effective on the date agreed by the Company,~~applicable Borrower(s),~~ the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) ~~or tranche of Incremental Term Loans~~ shall become effective unless, (i) on the proposed date of the effectiveness of such increase ~~or Incremental Term Loans~~, (A) the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02 shall be satisfied (and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company) or waived by the Required Lenders and (B) the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.09 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the organizational power and authority of the Company~~applicable Borrower(s)~~ to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Revolving Commitments ~~or any Incremental Term Loans being made~~, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrower~~except in the case of any Incremental Term Loans, the Borrowers~~ shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Company~~applicable Borrower(s)~~ pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. ~~The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the initial Term Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the initial Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and the initial Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Borrower(s), each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20.~~ Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder~~, or provide Incremental Term Loans,~~ at any time. In connection with any increase of the Revolving Commitments ~~or Incremental Term Loans~~ pursuant to this Section 2.20, any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Augmenting Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

SECTION 2.21. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Credit Event to be effected in any Foreign Currency, if (a) there shall occur on or prior to the date of such Credit Event any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the Issuing Banks (if such Credit Event is a Letter of Credit) or the Required Lenders make it impracticable for the Eurocurrency Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Agreed Currency specified by the Company~~applicable Borrower~~ or (b) an Equivalent Amount of such currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders and, if such Credit Event is a Letter of Credit, the Issuing Banks, and such Credit Events shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.07, be made on the date of such Credit Event in Dollars, (i) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Request or Interest Election Request, as the case may be, as ABR Loans, unless such Borrower notifies the Administrative Agent at least one Business Day before such date that (A) it elects not to borrow on such date or (B) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Request or Interest Election Request, as the case may be or (ii) if such Credit Event is a Letter of Credit, in a face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, unless such Borrower notifies the Administrative Agent at least one Business Day before such date that (A) it elects not to request the issuance of such Letter of Credit on such date or (B) it elects to have such Letter of Credit issued on such date in a different Agreed Currency, as the case may be, in which the denomination of such Letter of Credit would in the reasonable opinion of the Issuing Banks, the Administrative Agent and the Required Lenders be practicable and in face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, as the case may be.

SECTION 2.22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.23. [Reserved]~~Designation of Foreign Subsidiary Borrowers~~.

~~. The Company may at any time and from time to time designate any Eligible Foreign Subsidiary as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Foreign Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. Notwithstanding any other provision of this Agreement or the other Loan Documents to the contrary, unless a Foreign Subsidiary Borrower is also a Subsidiary Guarantor, the liability of such Foreign Subsidiary Borrower under the Loan Documents is limited to the payment in full of all interest and principal on the Loans made to such Foreign Subsidiary Borrower and all of its obligations with respect to Letters of Credit issued for its account and such Foreign Subsidiary Borrower shall not be deemed a guarantor or surety of the Obligations.~~

SECTION 2.24. [Reserved].~~Termination of Commitments under 2014 Credit Agreement. Each of the Lenders that is also a party to the 2014 Credit Agreement hereby agrees that, as of the Effective Date, all of the commitments to extend credit under the 2014 Credit Agreement are terminated automatically and of no further force or effect and any and all conditions precedent or required notice periods in connection with such termination are hereby waived and of no further force and effect.~~

SECTION 2.25. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or a Majority in Interest of any Class of Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender directly affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the applicable Issuing Banks only the Borrower’s~~Borrowers’~~ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (ii) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all ~~facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and~~ letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable ratably to the applicable Issuing Banks until and to the extent such LC Exposure is cash collateralized and/or reallocated; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.25(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.25(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Banks have a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Banks, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Banks, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, the Issuing Banks and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (x) the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage and (y) any cash collateral provided under this Section 2.25 shall be promptly released and returned to the Company.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers; Subsidiaries. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. Schedule 3.01 hereto (as supplemented as of the Amendment No. 1 Closing Date and further supplemented from time to time) identifies (a) each Subsidiary, if such Subsidiary is a Material Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding~~,~~ and (b) each Existing Joint Venture. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Company or another Subsidiary are owned, beneficially and of record, by the Company or any Subsidiary free and clear of all Liens except (i) those created under the Collateral Documents and (ii) Liens permitted under Section 6.02.~~.~~ Except as indicated on Schedule 3.01, there are no outstanding commitments or other obligations of the Company or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company or any Subsidiary, other than (i) pursuant to employee or director stock option plans of the Company and its Subsidiaries, and (ii) rights of participants in any Joint Venture to acquire additional capital stock or other equity interests in such joint venture.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Borrower’s corporate, limited liability company or other like powers and have been duly authorized by all necessary corporate, limited liability company or other like action and, if required, by all necessary shareholder, member, partner or other like action. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (y) the need for filings and registrations necessary to perfect the Liens on the Collateral, if any, granted by the Loan Parties in favor of the Secured Parties.~~.~~ Each Borrowing Subsidiary Agreement has been duly executed and delivered by the Borrower party thereto and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) filings and registrations necessary to perfect the Liens on the Collateral, if any, granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties and (ii) such as have been obtained or made and are in full force and effect, (b) will not violate in any material respect any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority binding upon the Company or any of its Subsidiaries, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Liens securing the Obligations.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 3, 2016 reported on by KPMG LLP, independent public accountants and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 4, 2017, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 3, 2016, there has been no material adverse change in the business, assets, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole.

SECTION 3.05. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Company and its Subsidiaries, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 6.02.

(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Company and its Subsidiaries, taken as a whole, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions. There are no labor controversies pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability.

(c) Since the Effective Date~~date of this Agreement~~, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect. Neither the Company nor any Subsidiary is party or subject to any law, regulation, rule or order, or any obligation under any agreement or instrument, that has a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished or filed with the SEC) when taken as a whole and when taken together with the Company’s filings with the SEC prior to the date hereof contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents~~Borrowers represent~~ only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections may vary from actual results and such variances may be material).

SECTION 3.12. Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.13. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.14. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and (other than with respect to matters publicly disclosed in the Company’s filings with the SEC prior to the Effective Date) agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. ~~and, in the case of any Foreign Subsidiary Borrower, is not knowingly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person.~~ None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.15. EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

SECTION 3.16. Collateral Documents. (a) Subject to Sections 5.09 and 5.11 and the other limitations, exceptions and filing requirements otherwise set forth in this Agreement and the other Loan Documents, the Collateral Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent required thereby.

(b) Subject to Sections 5.09 and 5.11, upon recording thereof in the appropriate recording office, each Mortgage shall be effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder, subject only to Liens permitted under the Loan Documents, and when the Mortgages are filed in the offices specified on Schedule 5(a) to the Perfection Certificate (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.09 and 5.11, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.09 and 5.11), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties, in each case prior and superior in right to any other Person, other than Liens permitted under the Loan Documents.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from (i) each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) each of the Irish Subsidiary, the Company and the Administrative Agent either (A) a counterpart of the Borrowing Subsidiary Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of the Borrowing Subsidiary Agreement) that such party has signed a counterpart of the Borrowing Subsidiary Agreement and (iii) each initial Subsidiary Guarantor either (A) a counterpart of the Subsidiary Guaranty signed on behalf of such Subsidiary Guarantor or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of the Subsidiary Guaranty) that such Subsidiary Guarantor has signed a counterpart of the Subsidiary Guaranty.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Faegre Baker Daniels LLP, U.S. counsel for the Loan Parties, substantially in the form of Exhibit B-1 and (ii) Matheson, Irish counsel for the Irish Subsidiary, substantially in the form of Exhibit B-2, and, in each case, covering such other matters relating to the Loan Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Company hereby requests such counsels to deliver such opinion.

(c) [Reserved].

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit D.

(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, certifying (i) that the representations and warranties contained in Article III are true and correct as of such date and (ii) that no Default or Event of Default has occurred and is continuing as of such date.

(f) The Administrative Agent shall have received evidence satisfactory to it that the 2014 Credit Agreement shall have been cancelled and terminated and all indebtedness thereunder shall have been fully repaid (except for the Existing Letters of Credit and except to the extent being so repaid with the initial Revolving Loans or otherwise permitted to be outstanding pursuant to Section 6.01).

(g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(h) The Lenders shall have received (i) satisfactory audited consolidated financial statements of the Company for the two recent fiscal years ended prior to the Effective Date as to which such financial statements are available, (ii) satisfactory unaudited interim consolidated financial statements of the Company for each quarterly period ended subsequent to December 3, 2016 and (iii) satisfactory financial statement projections through and including the Company’s 2022 fiscal year, together with such information as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).

(i) The Administrative Agent shall have received a Borrowing Subsidiary Agreement, dated the Effective Date and signed by the Company and H.B. Fuller Finance (Ireland) Unlimited Company, substantially in the form of Exhibit E-1.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower~~Borrowers~~ set forth in this Agreement ~~(other than the representation contained in Section 3.04(b))~~ shall be true and correct in all material respects (or shall be true and correct in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, any Lender from making the requested Loan or any Issuing Bank or any Lender from issuing, renewing, extending or increasing the face amount of or participating in the Letter of Credit requested to be issued, renewed, extended or increased.

(d) [Reserved]

~~(d) At the time of, and as a condition to, the making of any such Loan to a Foreign Subsidiary Borrower or the issuance, amendment, renewal or extension of any such Letter of Credit issued for the account of any Foreign Subsidiary Borrower, as applicable, each Foreign Obligation Subsidiary Guarantor at such time shall have become a Subsidiary Guarantor pursuant to the terms and conditions set forth in Section 5.09.~~

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower~~Borrowers~~ on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

~~SECTION 4.03. Designation of a Foreign Subsidiary Borrower. The designation of a Foreign Subsidiary Borrower pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Foreign Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:~~

~~(a) Copies, certified by the Secretary or Assistant Secretary of such Subsidiary, of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;~~

~~(b) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;~~

~~(c) Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;~~

~~(d) Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent, each in such form as the Administrative Agent may reasonably require; and~~

~~(e) Any documentation and other information that is reasonably requested by the Administrative Agent or any of the Lenders and that is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.~~

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw (or otherwise become subject to cash collateralization or other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Banks), and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Company will furnish to the Administrative Agent for distribution to each Lender:

(a) within 90~~105~~ days after the end of each fiscal year of the Company (or, if earlier, no later than five (5) Business Days after the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP, KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, no later than five (5) Business Days after the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers (which certification shall be satisfied by the certification provided in Exhibit 31.2 to the Company’s applicable Quarterly Report on Form 10-Q) as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.03 and 6.09, (iii) setting forth reasonably detailed calculations of the Secured Leverage Ratio as required for purposes of determining the “Applicable Rate” and (iv ~~and (iii~~) stating whether any material change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 that applies to the Company or any Subsidiary and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default with regard to Section 6.09 (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) concurrently with any delivery of financial statements under clause (a) above, a Perfection Certificate Supplement;

(f~~(e~~) promptly (i) after the filing thereof, copies of all periodic and other reports, periodic and other certifications of the chief executive officer or a Financial Officer of the Company, registration statements and other publicly available materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange (other than periodic non-material administrative certifications provided to any national securities exchange electronically), and (ii) after the distribution thereof, copies of all financial statements, reports, proxy statements and other materials distributed by the Company to its shareholders generally; provided that any such documents that are filed or furnished with the SEC via EDGAR or any successor electronic document submission program shall be deemed to have been provided to the Administrative Agent when so filed or furnished;

(g~~f~~) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

(h~~g~~) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

All financial statements, certificates (other than the compliance certificates required by clause (c) above) and other items required to be furnished to the Administrative Agent under Section 5.01 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the website on the Internet at the Company’s website address; or (ii) on which such documents are available via the EDGAR system (or any successor system) of the SEC on the internet; provided that the Company shall notify (which notice may be made by facsimile or electronic mail) the Administrative Agent of the posting of any such documents.

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default; ~~and~~

(b) any event or development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and~~.~~

(c) subject to Sections 1.06, 5.09 and 5.11, the Company shall notify the Administrative Agent in writing at least ten (10) days before any change in (i) legal name of any Loan Party, (ii) the type of organization of any Loan Party or (iii) the jurisdiction of organization of any Loan Party and, upon the reasonable request of the Administrative Agent, take all actions reasonably necessary to continue the perfection of the Liens on the Collateral owned by such Loan Party created under the Collateral Documents following any such change with the same priority as immediately prior to such change. The Company agrees to promptly provide the Administrative Agent, after notification of any such change, with certified organizational documents reflecting any of the changes described in the first sentence of this Section 5.02(c).

Each notice delivered pursuant to clauses (a) and (b) under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth in reasonable detail the nature of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to:

~~,~~ (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted;

~~, and~~ (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as is consistent with sound business practices;

(c) subject to Section 5.11, following the Amendment No. 1 Closing Date, ensure that any third-party liability (other than directors and officers liability insurance; insurance policies relating to employment practices liability or workers’ compensation; crime; fiduciary duties; kidnap and ransom; flood (except as required by clause (d) below); fraud, errors and omissions; marine and aircraft liability and excess liability; and construction programs) and property insurance policies of the Loan Parties described in Section 5.05(b) with respect to the Collateral shall name the Collateral Agent as an additional insured (solely in the case of liability insurance) or loss payee (solely in the case of property insurance with respect to the Collateral), as applicable; and

(d) subject to Sections 5.09 and 5.11, so long as a Mortgage in respect of Mortgaged Property with improvements that are located in a special flood hazard area is then in effect, with respect to each Mortgaged Property located in a special flood hazard area:

(i) obtain flood insurance in compliance with the Flood Insurance Laws and the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, as reasonably determined by the Administrative Agent; and

(ii) deliver to the Administrative Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable.~~.~~

SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, during such times when an Event of Default has occurred and is continuing, independent accountants, all at such reasonable times and as often as reasonably requested; provided, that so long as no Event of Default has occurred and is continuing, the Company and its Subsidiaries shall have no obligation to pay or reimburse the Administrative Agent or any Lender for costs and expenses relating to any such visitation and inspection (other than one visitation and inspection during any fiscal year).

SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only to repay certain existing Indebtedness, finance the working capital needs, and for general corporate purposes, of the Company and its Subsidiaries, including Permitted Acquisitions and the purchase or redemption of capital stock of the Company as permitted hereunder. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and the Company shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09. Subsidiary Guaranty. (a) As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Subsidiary or any Subsidiary qualifies independently as, or is designated by the Company or the Administrative Agent as, a Subsidiary Guarantor pursuant to the definition of “Material Subsidiary”, the Company shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary which also qualifies as a Material Subsidiary (other than any Foreign Subsidiary) to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions of thereof, such Subsidiary Guaranty to be accompanied by appropriate resolutions, other documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing, ~~(a)~~ no Receivables Entity shall be required to become a Subsidiary Guarantor. ~~and (b) no Foreign Obligation Subsidiary Guarantor shall be required to become a Subsidiary Guarantor except to the extent required by Section 4.02(d).~~

(b) Subject to Sections 1.06 and 5.11, with respect to any Subsidiary required to become a Guarantor hereunder pursuant to Section 5.09(a), the Company shall, no later than the date on which such Domestic Subsidiary becomes a Guarantor hereunder pursuant to Section 5.09(a) (or such longer time period if agreed to by the Collateral Agent in its reasonable discretion), cause such Subsidiary to execute and deliver a Security Agreement Supplement, an Acknowledgment of Grantors (if the Intercreditor Agreement shall then be in effect) and a Perfection Certificate and take such additional actions (including the filing of Uniform Commercial Code financing statements and, if applicable and required pursuant to the terms of the Loan Documents, delivering executed Intellectual Property Security Agreements and certificates, instruments of transfer and stock powers in respect of certificated Equity Interests), in each case as the Collateral Agent shall reasonably request for purposes of granting and perfecting a Lien on the assets of such Subsidiary (other than Excluded Property) in favor of the Collateral Agent under the Collateral Documents, subject to Liens permitted under the Loan Documents and otherwise subject to the limitations and exceptions of this Agreement and the other Loan Documents. If requested by the Collateral Agent, the Collateral Agent shall receive an opinion or opinions of counsel (which may be from in-house counsel, provided that such opinion is in respect of New York law) for the Company in form and substance reasonably satisfactory to the Collateral Agent in respect of matters reasonably requested by the Collateral Agent relating to any Security Agreement Supplement, Intellectual Property Security Agreement or other Collateral Document delivered pursuant to this Section 5.09(b), dated as of the date of such Security Agreement Supplement, Intellectual Property Security Agreement or other Collateral Document, as applicable.

(c) Subject to Sections 1.06 and 5.11, with respect to each Loan Party that owns Material Real Property, such Loan Party shall:

(i) no later than thirty (30) days (or such longer period as the Collateral Agent may agree in its sole discretion) after the later of (x) the date such Person becomes a Loan Party and (y) the date that any Material Real Property is acquired by such Loan Party, deliver to the Collateral Agent information identifying such Material Real Property and the relevant filing offices for Mortgages with respect to such Material Real Property; and

(ii) no later than ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the later of (x) the date such Person becomes a Loan Party and (y) the date that any Material Real Property is acquired by such Loan Party, execute and deliver (A) counterparts of a Mortgage, duly executed and delivered by the record owner of such property, together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto, in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien subject only to Liens permitted pursuant to Section 6.02 on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent (it being understood that if a mortgage tax will be owed on the entire amount of the Indebtedness evidenced hereby, then the amount secured by such Mortgage shall be limited to 100% of the fair market value of the property at the time such Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (B) a fully paid policy of title insurance (or marked-up title insurance commitment having the effect of policy of title insurance) on such Mortgaged Property naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (a “Mortgage Policy”) issued by a nationally recognized title insurance company reasonably acceptable to the Collateral Agent in form and substance and in an amount reasonably acceptable to the Collateral Agent (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 6.02 and other Liens reasonably acceptable to the Collateral Agent, each of which shall (A) contain a “tie-in” or “cluster” endorsement, if available in the applicable jurisdiction at commercially reasonable rates (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and (B) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, doing business, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, same as survey and so-called comprehensive coverage over covenants and restrictions, to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates), (C) a survey (which may take the form of an aerial survey, ExpressMap or equivalent photographic depiction) in form and substance sufficient to obtain the Mortgage Policy without the standard survey exception and otherwise reasonably satisfactory to the Collateral Agent, (D) an opinion of local counsel to the Loan Parties in the state in which such Mortgaged Property is located, with respect to the enforceability and perfection of such Mortgage and any related fixture filings, in form and substance reasonably satisfactory to the Collateral Agent, and (E) to the extent not previously delivered, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property on which any “building” (as defined in the Flood Insurance Laws) is located, and if such property is in a special flood hazard area, duly executed and acknowledged by the appropriate Loan Party, together with evidence of flood insurance as and to the extent required under Section 5.05 hereof.

Notwithstanding anything herein or in any other Loan Document to the contrary, the Loan Parties shall not be required to comply with Section 5.09(c)(ii) or 5.11(a) with respect to a Material Real Property unless and until (i) the Administrative Agent and Collateral Agent shall have provided at least forty-five (45) days’ prior notice to the Lenders that a Mortgage is expected to be entered into with respect to such Material Real Property (which notice requirement may, in the case of any Mortgage required to be entered into pursuant to Section 5.11(a), be satisfied by the posting by the Administrative Agent of Schedule 5.09 to the Platform), (ii) each Lender shall have advised the Administrative Agent in writing that it has completed its due diligence with respect to any applicable flood insurance requirements relating to such Material Real Property and (iii) the Administrative Agent shall have provided the Company with written notice of the satisfaction of the requirements in the foregoing clauses (i) and (ii) and shall have requested, in a writing delivered to the Company, that such Loan Parties comply with the applicable requirements of Section 5.09(c)(ii) or 5.11(a), which compliance shall not be required until the later of (x) the dates provided for in Section 5.09(c) or 5.11(a), as applicable, and (y) the date that is ten (10) Business Days (or such longer period as the Administrative Agent may agree in its sole discretion) after such written notice is delivered to the Company pursuant to this clause (iii).

SECTION 5.10. Most Favored Lender Status. (a) If the Company enters into any amendment or other modification of the Existing Note Agreements that results in one or more additional or more restrictive Financial Covenants than those contained in this Agreement, then the terms of this Agreement, without any further action on the part of the Company, the Administrative Agent or any of the Lenders, will unconditionally be deemed on the date of execution of any such amendment or other modification to be automatically amended to include each such additional or more restrictive Financial Covenant, together with all definitions relating thereto, and any event of default in respect of any such additional or more restrictive covenant(s) so included herein shall be deemed to be an Event of Default under clause (e) of Article VII, subject to all applicable terms and provisions of this Agreement, including, without limitation, all grace periods, all limitations in application, scope or duration, and all rights and remedies exercisable by the Administrative Agent and the Lenders hereunder. For purposes of this Section 5.10, “Financial Covenant” means any covenant (or other provision having similar effect) the subject matter of which pertains to measurement of the Company’s financial condition or financial performance, including a measurement of the Company’s leverage, ability to cover expenses, earnings, net income, fixed charges, interest expense, net worth or other component of the Company’s consolidated financial position or results of operations (however expressed and whether stated as a ratio, a fixed threshold, as an event of default or otherwise).

(b) If, after the date of execution of any amendment or modification under the Existing Note Agreements that results in the amendment or deemed amendment of this Agreement as contemplated in Section 5.10(a), the subject Financial Covenant is excluded, terminated, loosened, relaxed, amended or otherwise modified under the Existing Note Agreements, or the Existing Note Agreements themselves are terminated and not replaced, then such Financial Covenant, without any further action on the part of the Company, the Administrative Agent or any of the Lenders, shall unconditionally be deemed on the date of execution of any such amendment or modification to be then and thereupon be so excluded, terminated, loosened, relaxed or otherwise amended or modified under this Agreement and subparagraph (e) of Article VII shall be modified accordingly, or if the Existing Note Agreements themselves are terminated and not replaced, such Financial Covenant shall be deemed on the date of such termination to provide as it would have in the absence of any amendment or deemed amendment of this Agreement as contemplated in Section 5.10(a); provided that (i) if a Default or Event of Default shall exist at the time any such Financial Covenant is to be so excluded, terminated, loosened, relaxed, amended or modified under this Agreement pursuant to this Section 5.10(b), the prior written consent thereto of the Required Lenders shall be required as a condition to the exclusion, termination, loosening, relaxation or other amendment or modification of any such Financial Covenant for so long as such Default or Event of Default continues to exist; (ii) in any and all events, the affirmative and negative covenants and related definitions and Events of Default contained in this Agreement as in effect on the Effective Date~~date of this Agreement~~ or as subsequently amended (other than pursuant to operation of Section 5.10(a)) shall not in any event be deemed or construed to be excluded, terminated, loosened or relaxed by operation of the terms of this Section 5.10(b), and only any such Financial Covenant included pursuant to Section 5.10(a) shall be so excluded, terminated, loosened, relaxed, amended or otherwise modified pursuant to the terms hereof; and (iii) in no event shall any Financial Covenant as in effect on the Effective Date~~date of this Agreement~~ or as subsequently amended (other than pursuant to operation of Section 5.10(a)) be deemed or construed to be excluded, terminated, loosened or relaxed pursuant to this Section 5.10(b) in a manner that would cause such Financial Covenant to be excluded, terminated, loosened, relaxed, amended or otherwise made less restrictive than as in effect on the Effective Date~~date of this Agreement~~ or as subsequently amended (other than pursuant to operation of Section 5.10(a)).

SECTION 5.11. Post-Amendment Conditions.

(a) Notwithstanding anything to the contrary in any Loan Document, no later than ninety (90) days after the Amendment No. 1 Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Company shall cause to be delivered to the Administrative Agent each item described in Section 5.09(c) for each Material Real Property described in clause (i) of the definition of “Material Real Property”.

(b) Notwithstanding anything to the contrary in any Loan Document, no later than thirty (30) days after the Amendment No. 1 Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Company shall deliver to the Administrative Agent insurance certificates evidencing that each policy of insurance described in Section 5.05(c) names the Administrative Agent as an additional insured (solely in the case of liability insurance) or loss payee (solely in the case of property insurance), as applicable.

(c) Notwithstanding anything to the contrary in any Loan Document, no later than thirty (30) days after the Amendment No. 1 Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Company shall deliver to the Administrative Agent certificates representing the Equity Interests of each Subsidiary (to the extent certificated and except to the extent such Equity Interests constitute Excluded Property), accompanied by undated stock powers or other appropriate instruments of transfer executed in blank.

SECTION 5.12. Further Assurances. The Company shall, or shall cause each applicable Loan Party to, promptly upon reasonable request by the Administrative Agent or the Collateral Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Intercreditor Agreement (if in effect) or the Collateral Documents, to the extent required pursuant to the Collateral Documents. If the Collateral Agent reasonably determines that it is required by applicable law to have appraisals prepared in respect of the Mortgaged Property of any Loan Party, the Company shall cooperate with the Administrative Agent to obtain appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw (or otherwise become subject to cash collateralization or other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Banks), and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) the Obligations and any other Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the date hereof under the Existing Note Agreements or the 2017 Indenture or otherwise set forth in Schedule 6.01, and extensions, renewals, refinancings (including successive refinancings) and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof except to the extent of unpaid accrued interest on such Indebtedness and fees and expenses reasonably incurred in connection with such extensions, renewals, refinancings and replacements;

(c) Indebtedness constituting loans or advances not prohibited by Section 6.04;

(d) Guarantees by the Company of obligations of any Subsidiary and by any Subsidiary of obligations of the Company or any other Subsidiary;

(e) Indebtedness of the Company or any Subsidiary incurred to finance or refinance (including successive refinancings) the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $50,000,000 at any time outstanding;

(f) Indebtedness of the Company or any Subsidiary incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount of $200,000,000 at any time outstanding;

(g) Indebtedness of the Company or any Subsidiary owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h) Indebtedness of the Company or any Subsidiary (including obligations in respect of letters of credit for the benefit of the issuer thereof) in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business;

(i) Indebtedness of an Acquired Entity existing at the time of the related Permitted Acquisition which was not incurred in contemplation of such Permitted Acquisition, provided that the aggregate principal amount of such Indebtedness permitted by this clause (i) shall not exceed $100,000,000 at any time outstanding;

(j) (i) unsecured Indebtedness of the Company and its Subsidiaries ~~, not otherwise permitted by this Section,~~ so long as the Company ~~is in compliance~~, on a pro forma basis ~~after~~ giving effect to such~~the~~ incurrence of ~~such~~ Indebtedness, is in compliance with a Fixed Charge Coverage Ratio of no less than 2.25 to 1.00~~the financial covenants contained in Section 6.09~~ and (ii) Indebtedness of the Company and its~~Company’s~~ Subsidiaries not otherwise permitted by this Section 6.01, so long as the aggregate outstanding principal amount of such Indebtedness shall not exceed at any time the greater of (x) $100,000,000 and (y) 25~~10~~% of Consolidated EBITDA~~Total Assets~~ at such time; ~~and~~ provided ~~further~~ that no more than $100~~25~~,000,000 of such Indebtedness permitted by this clause (ii) may be secured by a Lien on the assets of the Company or one or more of the Company’s Subsidiaries;

(k) Indebtedness not otherwise permitted under this Section of the Company or any Subsidiary as an account party in respect of letters of credit or bankers’ acceptances or similar instruments in an aggregate outstanding principal amount not to exceed $25,000,000 at any time;

(l) Indebtedness in respect of Swap Agreements permitted by Section 6.05;

(m) Indebtedness arising in connection with customary cash management services and from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days after its incurrence;

(n) customer deposits and advance payments received by the Company or any Subsidiary in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;

(o) Indebtedness representing deferred compensation, stock-based compensation or retirement benefits to employees of the Company or any Subsidiary incurred in the ordinary course of business; ~~and~~

(p) Indebtedness of the Company or any Subsidiary consisting of (A) Indebtedness owed to any insurance provider for the financing of insurance premiums so long as such Indebtedness shall not be in excess of the amount of such premiums, and shall be incurred only to defer the cost of such premiums, for the annual period in which such Indebtedness is incurred or (B) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and~~.~~

(q) Indebtedness of any Subsidiary to the Company, any Borrower or any other Subsidiary, or of the Company to any Subsidiary; provided that (i) subject to Section 5.11, any such Indebtedness owing by any Loan Party to a Person that is not a Loan Party shall be expressly subordinated in right of payment to the Obligations pursuant to a customary subordination agreement (which may be in the form of a global intercompany note) in form and substance reasonably satisfactory to the Administrative Agent and (ii) any such Indebtedness owing by any Person that is not a Loan Party to any Loan Party shall be evidenced by an intercompany note pledged to the Collateral Agent pursuant to the terms of the Collateral Documents to the extent required thereby.

(r) Indebtedness of the Company and its Subsidiaries incurred in connection with (i) the Specified Transactions in accordance with the definition of “Specified Transactions” or (ii) any Incremental Term Loan Facility (as defined in a customary manner under the Senior Secured Term Loan Facility); provided, that, at the time of incurrence of Indebtedness under this clause (r), such Indebtedness (x) shall not have a scheduled maturity earlier than the date that is 180 days after the Maturity Date, (y) shall not exceed an aggregate principal amount of $2,150,000,000 plus any “Incremental Term Loans” (as defined in a customary manner under the Senior Secured Term Loan Facility) and (z) if secured, shall be subject to the Intercreditor Agreement.

For purposes of determining compliance with this Section 6.01, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its reasonable discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof except for any accrued but unpaid interest and premium payable by the terms of such obligations thereon and other reasonable amounts paid, and reasonable fees and expenses incurred, in connection with such extension, renewal, replacement or refinancing;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary or is merged or consolidated with the Company or any Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or is so merged or consolidated; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, merger or consolidation or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof except for any accrued but unpaid interest and premium payable by the terms of such obligations thereon and other reasonable amounts paid, and reasonable fees and expenses incurred, in connection with such extension, renewal, replacement or refinancing;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% (or 100% in the case of Capital Lease Obligations) of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(e) customary bankers’ Liens and rights of setoff arising by operation of law and incurred on deposits made in the ordinary course of business;

(f) Liens on Permitted Receivables Facility Assets of the Company and its Subsidiaries in connection with or to secure Indebtedness arising under Permitted Receivables Facilities;

(g) Liens attaching to commodity trading accounts or brokerage accounts incurred in the ordinary course of business;

(h) pledges or deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations to (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business;

(k) Liens that are customary contractual liens (including rights of set-off and pledges) encumbering deposits and accounts and (A) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of any Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred by the Company or any Subsidiary in the ordinary course of business or (C) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;

(l) Liens solely on cash earnest money deposits or deposits in connection with indemnity obligations made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement entered into in connection with any Permitted Acquisition;

(m) precautionary Uniform Commercial Code financing statements filed solely as a precautionary measure in connection with operating leases or consignment of goods;

(n) Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums with respect thereto as permitted under Section 6.01(p);

(o) customary Liens securing any overdraft and related liabilities arising from treasury, depository or cash management services or automated clearing house transfers of funds, all in favor of the provider of such services;

(p) any encumbrance or restriction (including put and call arrangements) with respect to the transfer of the Equity Interests of any joint venture or similar arrangement pursuant to the terms thereof;

(q) Liens on specific items of inventory or other goods and the proceeds thereof securing obligations in respect of documentary letters of credit or bankers’ acceptances issued or created for the account of the Company or any Subsidiary in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods;

(r) Liens arising by operation of law under §1120 of the German Civil Code (Bürgerliches Gesetzbuch), under §369 of the German Commercial Code (Handelsgesetzbuch) or under similar provisions of Swiss law;

(s) Permitted Supplier Financings and Liens (if any) arising in connection therewith and financing statements filed under the Uniform Commercial Code evidencing sales of accounts receivable made pursuant thereto, but only so long as such Permitted Supplier Financings do not breach Section 6.03; ~~and~~

(t) Liens (i) incurred pursuant to Section 6.01(j)(ii) above (so long as the Indebtedness secured thereby does not exceed $100,000,000 as set forth in the proviso of such Section) and (ii)~~(t) Liens~~ on assets of the Company and its Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness and other obligations subject to such Liens does not at any time exceed $25,000,000; ~~.~~

(u) Liens securing the Obligations; and

(v) Liens on the Collateral securing Indebtedness incurred pursuant to Section 6.01(r) (and subject to the term thereof) in connection with the Specified Transactions;

provided, that notwithstanding anything to the contrary set forth in any exception to this Section 6.02, the Company shall not, and shall not permit any of its Subsidiaries to, create, incur or suffer to exist any Lien (A) in reliance on the CNTA Basket, other than pursuant to the Collateral Documents or pursuant to clause (v) above, subject to the Intercreditor Agreement, or (B) that would require any notes issued under the 2017 Indenture to be equally and ratably secured with the obligations secured by such Lien, unless the Obligations are also so secured.~~Notwithstanding any of the foregoing, in the event that at any time the Company or any Subsidiary provides a Lien to or for the benefit of any of the holders of the notes under any Existing Note Agreement, then the Company will, and will cause each of its Subsidiaries that has provided any such Lien to concurrently grant to and for the benefit of the Lenders and the Administrative Agent a similar first priority Lien (subject only to Liens otherwise permitted by this Section 6.02, and ranking pari passu with the Lien provided to or for the benefit of the holders of the notes under such Existing Note Agreement), over the same assets, property and undertaking of the Company and the Subsidiaries as those encumbered in respect of such Existing Note Agreement, in form and substance reasonably satisfactory to the Administrative Agent with such security to be the subject of an intercreditor agreement among the Administrative Agent, on behalf of the Lenders, and the holders of notes under such Existing Note Agreement, which shall be reasonably satisfactory in form and substance to the Administrative Agent.~~

SECTION 6.03. Fundamental Changes. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise make any Disposition of its property or the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that:

(i) the Company and its Subsidiaries may purchase and sell inventory in the ordinary course of business;

(ii) the Company and its Subsidiaries may enter into and consummate Permitted Acquisitions;

(iii) any Person may merge into the Company in a transaction in which the Company is the surviving corporation;

(iv) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Subsidiary may merge into or consolidate with a Loan Party in a transaction in which the surviving entity is such Loan Party (provided that any such merger or consolidation involving the Company must result in the Company as the surviving entity) and any Subsidiary that is not a Loan Party may merge into or consolidate with another Subsidiary that is not a Loan Party, (B) any wholly owned Subsidiary may merge into or consolidate with any wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no Person other than the Company or a wholly owned Subsidiary receives any consideration, provided that if any such merger or consolidation described in this clause (B) shall involve a Loan Party, the surviving entity of such merger or consolidation shall be a Loan Party, (C) any Subsidiary or Joint Venture may sell, transfer, lease or otherwise dispose of its assets to one or more Loan Parties or one or more Subsidiaries pursuant to a transaction permitted under Section 6.04 and (D) any Subsidiary may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (including Equity Interests) to one or more Loan Parties and any Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (including Equity Interests) to one or more Subsidiaries that are not Loan Parties;

(v) the Company or any Subsidiary may transfer, sell and/or pledge Permitted Receivables Facility Assets under Permitted Receivables Facilities (subject to the limitation that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount of $200,000,000);

(vi) the Company and/or any Subsidiary may enter into any Permitted Supplier Financing so long as the aggregate face amount of all accounts receivable of the Company and its Subsidiaries that are sold pursuant to this clause (vi) shall not exceed an amount equal to (x) 20.0% of Consolidated Total Assets during any one fiscal year of the Company and (y) 7.5% of Consolidated Total Assets during any one fiscal quarter of the Company, in each case based on Consolidated Total Assets as of the most recently ended fiscal year of the Company for which financial statements shall have been delivered pursuant to Section 5.01(a) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a), the most recent financial statements referred to in Section 3.04(a)(i));

(vii) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders;

(viii) the Company may sell, transfer or otherwise dispose of (A) excess, damaged, obsolete or worn out assets and scrap in the ordinary course of business, and (B) other property or assets of the Company and its Subsidiaries provided that (1) at the time thereof and immediately after giving effect to such sale, transfer or other disposition, no Default shall have occurred and be continuing, (2) such sale, transfer or disposal is for consideration at least 85% of which is cash, and (3) such consideration is at least equal to the fair market value of the assets being sold, transferred or otherwise disposed of; ~~and~~

(ix) the Company or any Subsidiary may make additional Dispositions ~~(other than Dispositions permitted under the foregoing clauses (i) through (viii) above)~~ that, together with all other property of the Company and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (ix), do not in the aggregate exceed the greater of (a) $200 million and (b) 5.0% of Consolidated Total Assets; and~~) during any fiscal year of the Company, do not constitute a Substantial Portion of the property of the Company and its Subsidiaries.~~

(b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing, but excluding purchases of capital stock or other securities of the Company, and options, warrants or other rights to acquire any such capital stock or other securities, to the extent permitted under Section 6.06) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) Receivables owing to the Company or any of its Subsidiaries arising from sales of inventory and delivery of services under usual and customary terms in the ordinary course of business;

(c) advances not to exceed $5,000,000 outstanding at any time to employees of the Company and its Subsidiaries to meet expenses incurred by such employees in the ordinary course of business;

(d) Loans in the ordinary course of business and generally consistent with past practices, to officers, directors and employees in connection with the granting of stock options or as incentive or bonus compensation;

(e) (i) investments by the Company or any of its Subsidiaries existing on the date hereof in the capital stock of their respective Subsidiaries, (ii) investments by the Company or any of its Subsidiaries in the capital stock of its respective Subsidiaries which are Subsidiary Guarantors, whether now existing or hereafter created or established and (iii) loans and advances by the Company or any of its Subsidiaries to any other Subsidiaries outstanding on the date hereof, including the conversion of any such loans or advances to Equity Interests in the Subsidiaries obligated with respect thereto;

(f) investments, loans and advances from the Irish Subsidiary to, and other investments of the Irish Subsidiary in, the Company, any Subsidiary of the Company or any Joint Venture provided that (x) the aggregate outstanding amount of investments, loans and advances from the Irish Subsidiary to the Company, any Subsidiary and any Joint Venture less (y) the aggregate outstanding amount of investments, loans and advances from the Company, any Subsidiary and any Joint Venture to the Irish Subsidiary, does not exceed $100,000,000 at any time;

(g) investments, loans, advances and Guarantees not otherwise permitted by this Section made by the Company to or in support of the obligations of any Subsidiary and made by any Subsidiary to or in support of the obligations of the Company or any other Subsidiary (provided that not more than an aggregate of $100,000,000 in investments, loans, advances or Guarantees permitted solely by this paragraph (g) may be outstanding at any time, during the term of this Agreement, by any Loan Party to or in support of the obligations of a Person that is not a Loan Party);

(h) Guarantees constituting Indebtedness permitted by Section 6.01;

(i) Permitted Acquisitions;

(j) [Reserved];

(k) Existing Joint Ventures;

(l) contributions of Permitted Receivables Facility Assets and cash deemed received from proceeds of Permitted Receivables Facility Assets to any Receivables Entity to the extent required or made pursuant to Permitted Receivables Facility Documents or to the extent necessary to keep such Receivables Entity properly capitalized to avoid insolvency or consolidation with a Loan Party or any of the Subsidiaries; ~~and~~

(m) any other investment, loan, advance or Guarantee not otherwise permitted by this Section (other than acquisitions, but including investments or capital contributions by the Company or any Subsidiary in Joint Ventures) so long as the aggregate amount outstanding of all such other investments, loans, advances and Guarantees does not exceed $125,000,000 during the term of this Agreement;~~.~~

(n) other investments, so long as no Default or Event of Default has occurred and is continuing prior to making such investment or would arise after giving effect thereto, in an aggregate amount, taken with all other investments made pursuant to this Section 6.04(n) and all Restricted Payments made pursuant to Section 6.06(d), not to exceed the Available Amount; and

(o) additional investments not otherwise permitted under this Section 6.04 if the Company is in pro forma compliance with a Leverage Ratio of 4.00:1.00 or below, so long as no Default or Event of Default has occurred and is continuing prior to making such investments or would arise after giving effect thereto.

For purposes of determining compliance with this Section 6.04, (i) the amount of any investment, loan or advance shall be the amount actually invested, loaned or advanced, without adjustment for subsequent increases or decreases in the value of such investment, loan or advance, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such investment, loan or advance and (ii) if an investment, loan or advance meets the criteria of more than one of the types of investments, loans and advances described in the above clauses, the Company, in its reasonable discretion, shall classify, and from time to time may reclassify, such investment, loan or advance and only be required to include the amount and type of such investment, loan or advance in one of such clauses.

SECTION 6.05. Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual or potential exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Interest Rate Swap Agreements with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

SECTION 6.06. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional rights to acquire shares of its stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, employees or directors of the Company and its Subsidiaries, (d) the Company may make any other Restricted Payment, so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto, in an aggregate amount, taken with all other Restricted Payments made pursuant to this Section 6.06(d) and all investments made pursuant to Section 6.04(n), not to exceed the Available Amount, (e) the Company may make additional Restricted Payments not otherwise permitted under this Section 6.06 if the Company is in pro forma compliance with a Leverage Ratio of 4.00:1.00 or below, so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto, (f) Subordinated Debt Payments with the proceeds received from the substantially concurrent issuance of common Equity Interests (other than Disqualified Equity Interests) or with proceeds of common Equity Interests (other than Disqualified Equity Interests) that have been deposited into a segregated account subject to a trust, escrow or other funding arrangement entered into in connection with such issuance for the purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging, or otherwise acquiring or retiring for value Subordinated Indebtedness, (g) refinancings and replacements of Subordinated Indebtedness, so long as such refinanced or replacement Subordinated Indebtedness is subordinated in right of payment to the Obligations to at least the same extent as the Subordinated Indebtedness that is the subject of such refinancing or replacement and is unsecured, (h) the conversion of any Subordinated Indebtedness or intercompany Indebtedness to Equity Interests (other than Disqualified Equity Interests) and (i) Subordinated Indebtedness that is intercompany Indebtedness not to exceed $25,000,000 in the aggregate ~~and (d) the Company may make any other Restricted Payment so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto~~.

SECTION 6.07. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its wholly owned Subsidiaries not involving any other Affiliate, (c) transactions permitted under Section 6.04 with Joint Ventures consisting of cash equity contributions by the Company and its Subsidiaries, or any one or more of them, (d) any Restricted Payment permitted by Section 6.06 and (e) transactions contemplated by any Permitted Receivables Facility Documents.

SECTION 6.08. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any material portion of the property or assets of the Company and its Domestic Subsidiaries, taken as a whole, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or by any Existing Note Agreements or by any financings from time to time permitted by Section 6.01(j) (such financings permitted by Section 6.01(j), the “Permitted Financings”) so long as, in the case of Permitted Financings, such prohibition, restriction or condition is customary for the Indebtedness under the Permitted Financings, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in Permitted Receivables Facility Documents or the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.09. Financial Covenants.

(a) [Reserved].

(b) Maximum Secured Leverage Ratio. The Company will not permit the ratio (the “Secured ~~(a) Minimum Interest Coverage Ratio. The Company will not permit the ratio, determined as of the end of each of its fiscal quarters ending on and after December 3, 2016 for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 2.5 to 1.0.~~

~~(b) Maximum Leverage Ratio. The Company will not permit the ratio (the “~~Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after the Amendment No. 1 Closing Date~~December 3, 2016~~, of (i) Consolidated Total Indebtedness that is secured by a Lien on such date to (ii) Consolidated EBITDA for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than (i) for each quarter ending after the Amendment No. 1 Closing Date and before June 2, 2018, 6.50 to 1.00, (ii) for the Borrower’s fiscal quarter ending June 2, 2018, 6.25 to 1.00 and (iii) for the Borrower’s fiscal quarter ending September 1, 2018 and each fiscal quarter thereafter, 5.90 to 1.00. ~~3.5 to 1.0; provided that (x) the Company may, by written notice to the Administrative Agent for distribution to the Lenders and not more than twice during the term of this Agreement, elect to increase the maximum Leverage Ratio to 3.75 to 1.0 for a period of four (4) consecutive fiscal quarters in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $75,000,000 (each such period, an “Adjusted Covenant Period”) and (y) notwithstanding the foregoing clause (x), the Company may not elect an Adjusted Covenant Period for at least two (2) full fiscal quarters following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to the preceding clause (x) for a new period of four (4) consecutive fiscal quarters.~~

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) (i) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to any Borrower’s existence), 5.08 or 5.09 or in Article VI or (ii) any Loan Document shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or the Company or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document or any of its obligations thereunder;

(e) any Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (including any Financial Covenant incorporated pursuant to Section 5.10) (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier of such Borrower’s or such Subsidiary Guarantor’s knowledge of such breach or notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (excluding the amount of any insurance coverage by insurance companies with the financial ability to pay the same and who have agreed in writing to cover the applicable claim(s)) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur; ~~or~~

(n) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Company or any Subsidiary shall challenge the enforceability of any material provisions of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any material provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(o) subject to Sections 5.09 and 5.11, and except as released in accordance with Section 9.16, any Collateral Document after the delivery and effectiveness thereof shall cease to create a valid and perfected Lien, to the extent and in the manner required under such Collateral Document and, with the priority required by such Collateral Document, on and security interest in any material portion of the Collateral taken as a whole, subject to Liens permitted under Section 6.02, (except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing Equity Interests or promissory notes pledged under the Collateral Documents or to file Uniform Commercial Code financing statements or continuation statements, Intellectual Property Security Agreements (to the extent executed and delivered to the Collateral Agent) or Mortgages (to the extent executed and delivered to the Collateral Agent);

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments (including the Letter of Credit Commitments), and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower~~Borrowers~~ accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower~~Borrowers~~ and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower~~Borrowers~~. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, (i) exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity and (ii) at such time or times as the Administrative Agent may elect, apply all or part of the proceeds constituting Collateral in payments of the Obligations (and in the event the Loans and other Obligations are accelerated pursuant to the preceding sentence, the Administrative Agent shall, from time to time, apply the proceeds constituting Collateral, and all other amounts received on account of the Obligations) in accordance with Section 4.02 of the Security Agreement.~~.~~

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the sixth paragraph hereof, relating to the resignation and replacement of the Administrative Agent) are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Banks), and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the written consent of the Company, which consent shall not be unreasonably withheld or delayed; provided, that no such consent of the Company shall be required if an Event of Default shall have occurred and be continuing on the date of such appointment. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further confirms that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

None of the Lenders, if any, identified in this Agreement as a Co-Syndication Agent or a Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Co-Syndication Agent or Co-Documentation Agent, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

The Lenders and each other Secured Party (by becoming a party hereto or otherwise obtaining the benefit of any Subsidiary Guaranty or any Collateral) irrevocably authorize and direct the Collateral Agent to act as agent with respect to the Collateral under each of the Collateral Documents and to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the other Secured Parties.] Each Lender and each other Secured Party (by becoming a party hereto or otherwise obtaining the benefit of any Subsidiary Guaranty or any Collateral) agrees that any action taken by the Administrative Agent, the Collateral Agent any Issuing Bank or the Required Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof and of the other Loan Documents and the exercise by the Administrative Agent, the Collateral Agent, any Issuing Bank or the Required Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the other Secured Parties. Without limiting the generality of the foregoing, the Collateral Agent and the Administrative Agent shall each have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Secured Parties with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Company or any of its Subsidiaries, (iii) act as agent for the Secured Parties for purposes stated therein to the extent such action is provided for under the Loan Documents; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent or the Collateral Agent or any other Person with respect to the Collateral under the Loan Documents relating thereto, applicable law, or otherwise.

The Lenders and each other Secured Party (by becoming a party hereto or otherwise obtaining the benefit of any Subsidiary Guaranty or any Collateral) irrevocably authorize (i) any Subsidiary Guarantor to be released from its obligations under any Subsidiary Guaranty as contemplated by Section 9.16 and (ii) the Administrative Agent to acknowledge the release of such Subsidiary Guarantor from its obligations under such Subsidiary Guaranty and take any other actions in connection therewith, in each case in accordance with Section 9.16. Upon request by the Administrative Agent at any time, the Required Lenders will reaffirm in writing the authorization granted in the immediately preceding sentence.

In addition, the Lenders and each other Secured Party (by becoming a party hereto or otherwise obtaining the benefit of any Subsidiary Guaranty or any Collateral) irrevocably agree that any Lien on any property granted to or held by the Collateral Agent under any Loan Document shall be automatically released or subordinated, as applicable, and hereby irrevocably authorize and direct the Administrative Agent to release or subordinate any such Lien, in each case as contemplated by Section 9.16, and to execute, deliver, and file all documents reasonably requested by the Company in connection therewith.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Borrower, to it c/o H.B. Fuller Company, 1200 Willow Lake Boulevard, St. Paul, Minnesota 55110, Attention of Heidi Weiler~~Cheryl Reinitz~~ (Telecopy No. (651) 236-5724);

(ii) if to the Administrative Agent, (A) in the case of Dollar-denominated Borrowings, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn L2, Chicago, Illinois 60603, Attention of Leonida Mischke (Telecopy No. (888) 490-5663; Email: jpm.agency.servicing.1@jpmorgan.com) and (B) in the case of Borrowings denominated in another currency, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777-2360), and in each case with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn, Chicago, Illinois, Attention of Richard Barritt (Telecopy No. (312) 386-7633);

(iii) if to JPMorgan Chase Bank, N.A., in its capacity as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., 0 South Dearborn L2, Chicago, Illinois 60603, Attention of Chicago LC Agency Closing Team (Email: Chicago.LC.Agency.Closing.Team@jpmorgan.com; Chicago.LC.Agency.Activity.Team @jpmorgan.com);

(iv) if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn L2, Chicago, Illinois 60603, Attention of Leonida Mischke (Telecopy No. (888) 490-5663; Email: jpm.agency.servicing.1@jpmorgan.com); ~~and~~

(v) if to the Collateral Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn L2, Chicago, Illinois 60603, Attention of Loan and Agency; and

(vi~~(v~~) if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) The Company agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment and subject to clauses (c) and (d) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower~~Borrowers~~ and the Required Lenders or by the Borrower~~Borrowers~~ and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or the percentage with respect to any Class of Lenders in the definition of the term “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments, the Revolving Loans and the Term Loans are included on the Effective Date), (vi) release the Company or all or substantially all of the Subsidiary Guarantors from, its obligations under Article X or the Subsidiary Guaranty, as applicable, without the written consent of each Lender or (vii) waive any condition set forth in Section 4.02 without the written consent of the Majority in Interest of Lenders of the applicable Class (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of a condition set forth in Section 4.02 for purposes of this Section 9.02); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.25 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); provided further, that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Company and any Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Company and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Bank, respectively. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower~~Borrowers~~ to each relevant Loan Document (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the initial Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower~~Borrowers~~ only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) such Non-Consenting Lender shall have received in same day funds on the day of such replacement an amount equal to (1) the outstanding principal amount of its Loans and participations in LC Disbursements and all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent and their respective~~its~~ Affiliates, including the reasonable fees, charges and disbursements of any one primary counsel for the Administrative Agent, the Collateral Agent and their respective Affiliates (and, with respect to the Collateral Documents and any actions taken pursuant to Section 5.11, an additional counsel for the Amendment Arranger (as defined in Amendment No. 1)) and their Affiliates collectively, and one additional local counsel in each jurisdiction as to which the Administrative Agent and the Collateral Agent (as applicable) reasonably determines local counsel is appropriate, for the Administrative Agent or the Collateral Agent (as applicable),~~,~~ in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender (provided that the Company’s obligations to pay fees of counsel shall be limited to one counsel for the Administrative Agent, the Collateral Agent and the Lenders taken as a whole and, solely in the case of any actual or perceived conflict of interest, one additional counsel to all similarly affected Lenders (and, if reasonably necessary, of one local counsel in any relevant jurisdiction (and any special counsel reasonably retained by the Administrative Agent) to the Administrative Agent and the Lenders taken as a whole, and solely in the case of any such conflict of interest, one additional local counsel to all similarly affected Lenders taken as a whole, in each such relevant jurisdiction and one additional special counsel to all similarly affected Lenders taken as a whole)), in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Company shall indemnify the Administrative Agent, the Collateral Agent, the Amendment Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries or their respective equity holders, Affiliates or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent (as applicable),~~,~~ and each Revolving Lender severally agrees to pay to such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 15 days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof), provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of Term Loans from a Lender to another Lender, an Affiliate of a Lender or an Approved Fund;

(C) each Issuing Bank; provided that no consent of any Issuing Bank shall be required for an assignment of Term Loans; and

(D) the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of Term Loans.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving

Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E) the assignee shall not be an Ineligible Institution.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower~~Borrowers~~, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Company, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower~~Borrowers~~, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with

Section 2.17(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower~~Borrowers~~, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments or Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loans, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. ~~Each Foreign Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a Subsidiary Guarantor which is a Foreign Subsidiary). Said designation and appointment shall be irrevocable by each such Foreign Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Foreign Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.23. Each Foreign Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary Borrower. To the extent any Foreign Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents.~~ Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) on a confidential basis to any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein, (h) with the consent of the Company or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or any of its Subsidiaries. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16. Release of Subsidiary Guarantors and Collateral.

(a) A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty and the other Loan Documents to which it is a party (including its obligations to pledge and grant any Collateral owned by it pursuant to the Collateral Documents) and any pledge of Equity Interests in such Subsidiary Guarantor and the Collateral owned by such Subsidiary Guarantor, in each case pursuant to the Collateral Documents, shall automatically be released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release, including directions to the Collateral Agent to effect any such release.~~.~~ Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b) Further, if no Event of Default is continuing, the Administrative Agent shall~~may~~ (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty and the other Loan Documents to which it is a party (including its obligations to pledge and grant any Collateral owned by it pursuant to the Collateral Documents) if such Subsidiary Guarantor is no longer a Material Subsidiary.

(c) At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than obligations in respect of Swap Agreements or any Banking Services Agreement, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

(d) Notwithstanding anything to the contrary in any Loan Document, the Collateral and any other collateral security for the Obligations shall automatically be released, and the Administrative Agent shall direct the Collateral Agent to release such Collateral or other collateral security, from any security interest or Lien created by the Loan Documents (i) upon the Disposition of such Collateral to any

Person other than a Loan Party pursuant to a transaction not restricted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby) (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (ii) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (except in the case of a release of all or substantially all of the Collateral (other than in connection with a transaction not restricted by Sections 6.03), which release shall require the written consent of all Lenders), (iii) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations under its Subsidiary Guaranty pursuant to this Section 9.16, or (iv) as expressly provided in any Collateral Document; and the Administrative Agent shall then deliver to the Loan Parties all Collateral and any other collateral held under the Loan Documents and related documents in the custody or possession of such Person and, if reasonably requested by any Loan Party, shall execute and deliver (to the extent applicable) to such Loan Party for filing in each office in which any financing statement relative to such collateral, or any part thereof, shall have been filed, a termination statement under the Uniform Commercial Code or like statute in any other jurisdiction releasing or evidencing the release of the Administrative Agent’s interest therein, and such other documents and instruments as any Loan Party may reasonably request at the cost and expense of the Borrower. The Administrative Agent shall not be liable for any action taken by it at the reasonable request of a Loan Party pursuant to this Section 9.16(d).

SECTION 9.17. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.18. Intercreditor Agreement. The Lenders hereby authorize the Administrative Agent to enter into the Intercreditor Agreement and any other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that any such intercreditor agreement shall be binding upon the Lenders. Notwithstanding anything herein to the contrary, (i) the Liens granted to the Administrative Agent pursuant to the Collateral Documents are expressly subject to the Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under the Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto is subject to the limitations and provisions of the Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto. In the event of any conflict between the terms of the Intercreditor Agreement (if in effect) or any other such intercreditor agreement and the terms of this Agreement, the terms of the Intercreditor Agreement (if in effect) or such other intercreditor agreement, as applicable, shall govern.

SECTION 9.19. Release of Collateral. No amendment or waiver of any Loan Document shall, without the written consent of each Lender, release all or substantially all of the Collateral in any transaction or series of related transactions.

SECTION 9.20. MIRE Events. Notwithstanding anything else to the contrary in the Agreement, no MIRE Event may be closed until the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed). If the Lenders have not informed the Administrative Agent and the Borrower of any outstanding flood diligence requirements by the date that is thirty (30) days (or 5 Business Days if no pledged real estate is in an SFHA Zone) after the date on which the Administrative Agent made available to the Lenders (which may be delivered electronically) the following documents with respect to each pledged real property: (i) a completed flood hazard determination from a third party vendor; (ii) for each real property located in a “special flood hazard area”, (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Party of such notice; and (iii) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such real property is located, evidence of required flood insurance with respect to such Mortgage, Lenders will be deemed to have completed its flood insurance due diligence and flood insurance compliance and to have consented to such Mortgage..

ARTICLE X

Company Guarantee

In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations (other than, for the avoidance of doubt, Obligations of the Company). The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by: (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any Banking Services Agreement, any Swap Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document, any Banking Services Agreement, any Swap Agreement or other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Obligations, for any reason related to this Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or any other circumstance.

The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, any Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a holder of the Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, disadvantageous to the Administrative Agent, any Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower or Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Borrower or Subsidiary, as the case may be, to the Administrative Agent, the Issuing Banks and the Lenders.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Obligations.

The Company hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Subsidiary Guaranty in respect of Specified Swap Obligations (provided, however, that the Company shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Company intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Obligations.

ARTICLE XI

Limitation on ~~Affected~~ Foreign Subsidiaries.

Notwithstanding any other provision of this Agreement, including but not limited to Section 2.06 and Article X, no ~~Affected~~ Foreign Subsidiary shall be liable under this Agreement or any other Loan Document for or on account of any Loans made to or Letters of Credit issued for the account of the Company or any Domestic Subsidiary.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

H.B. FULLER COMPANY, as the Company

By
Name:
Title:

Signature Page to Credit Agreement

H.B. Fuller Company

JPMORGAN CHASE BANK, N.A., individually as a Lender, as an Issuing Bank, as Swingline Lender and as Administrative Agent

By
Name:
Title:

Signature Page to Credit Agreement

H.B. Fuller Company

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender, Co-Syndication Agent and as an Issuing Bank

By
Name:
Title:

Signature Page to Credit Agreement

H.B. Fuller Company

CITIBANK, N.A., individually as a Lender, Co- Syndication Agent and as an Issuing Bank

By
Name:
Title:

Signature Page to Credit Agreement

H.B. Fuller Company

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., individually as a Lender and as an Issuing Bank

By
Name:
Title:

Signature Page to Credit Agreement

H.B. Fuller Company

MORGAN STANLEY BANK, N.A., individually as a Lender and as an Issuing Bank

By
Name:
Title:

Signature Page to Credit Agreement

H.B. Fuller Company

BANK OF AMERICA, N.A., as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

H.B. Fuller Company

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

H.B. Fuller Company

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

H.B. Fuller Company

THE NORTHERN TRUST COMPANY, as a Lender

By
Name:
Title:

Exhibit 10.1

EXHIBIT G

SECURITY AGREEMENT

dated as of

September [•], 2017

among

H.B. FULLER COMPANY,

as the Company,

and

THE OTHER GRANTORS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

		PAGE
	ARTICLE 1
	DEFINITIONS

Section 1.01.	Certain Definitions; Rules of Construction	1
Section 1.02.	Other Defined Terms	1

	ARTICLE 2
	PLEDGE OF SECURITIES

Section 2.01.	Pledge	4
Section 2.02.	Delivery of the Pledged Collateral	5
Section 2.03.	Representations, Warranties and Covenants	5
Section 2.04.	Actions with Respect to Certain Pledged Collateral	7
Section 2.05.	Registration in Nominee Name; Denominations	7
Section 2.06.	Voting Rights; Dividends and Interest	7

	ARTICLE 3
	SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01.	Security Interest	9
Section 3.02.	Representations and Warranties	12
Section 3.03.	Covenants	14

	ARTICLE 4
	REMEDIES

Section 4.01.	Remedies upon Default	16
Section 4.02.	Application of Proceeds	18
Section 4.03.	Grant of License to Use Intellectual Property; Power of Attorney	19

	ARTICLE 5
	MISCELLANEOUS

Section 5.01.	Notices	20
Section 5.02.	Waivers; Amendment; Several Agreement	20
Section 5.03.	Collateral Agent’s Fees and Expenses	21
Section 5.04.	Successors and Assigns	21
Section 5.05.	Survival of Agreement	21
Section 5.06.	Counterparts; Effectiveness; Successors and Assigns	21
Section 5.07.	Severability	22
Section 5.08.	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process	22
Section 5.09.	Headings	22
Section 5.10.	Security Interest Absolute	22

SCHEDULES

Schedule I	Pledged Equity; Pledged Debt

EXHIBITS

Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Patent Security Agreement
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Copyright Security Agreement

SECURITY AGREEMENT dated as of September [•], 2017 among H.B. FULLER COMPANY, a Minnesota corporation (the “Company”) and each other entity identified as a “Grantor” on the signature pages hereof or who from time to time become a party hereto (together with the Company, the “Grantors” and each a “Grantor”) and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

Reference is made to the Credit Agreement dated as of April 12, 2017 (as amended by Amendment No. 1, dated as of September [•], 2017 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; except as provided in Article 1.01(a) below, capitalized terms used in this Agreement but not defined in this Agreement having the respective meanings given to them in the Credit Agreement), among the Company, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other parties from time to time party thereto. The Secured Parties have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents and the Hedge Banks may perform certain obligations under one or more Secured Swap Agreements. The obligations of (i) the Lenders and the Issuing Banks to extend such credit and (ii) the Hedge Banks to perform such obligations under the Secured Swap Agreements are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Company) are subsidiaries of the Company, will derive substantial benefits from such extension of credit by the Lenders and the Issuing Banks and such performance of such obligations by the Hedge Banks and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit and the Hedge Banks to perform their obligations under such Secured Swap Agreements. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Definitions; Rules of Construction. (a) All terms defined in the New York UCC (as defined herein) and not otherwise defined in this Agreement have the meanings specified in the New York UCC.

(b) The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Agreement” means this Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Company” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Control” when used with respect to any Deposit Account has the meaning specified in UCC Section 9-104.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to and under the copyright laws of the United States (whether or not the underlying works of authorship have been published), whether as author, assignee, transferee, exclusive licensee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO or in any similar office or agency of the United States and (c) all renewals of any of the foregoing.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Grantor” and “Grantors” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation, all additions, improvements and accessions to any of the foregoing, and all goodwill associated therewith.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits II, III and IV, respectively.

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“Lender” and “Lenders” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all renewals, extensions, amendments and supplements thereof.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license or granting to any Grantor any right to make, use or sell any invention covered by a patent, now or hereafter owned by any third party and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including applications in the USPTO or in any similar office or agency of the United States and (b) all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions or improvements disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, limited or unlimited liability membership certificates or other certificated securities representing the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral; provided that the Pledged Securities shall not include any Excluded Property.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

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“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, business names, fictitious business names and all other source or business identifiers, and all general intangibles of like nature, protected under the laws of the United States or any state or political subdivision thereof, as well as any unregistered trademarks and service marks used by a Grantor, (b) all goodwill symbolized thereby or associated with each of them, (c) all registrations and recordings in connection therewith, including all registration and recording applications filed in the USPTO or any similar offices in any state of the United States or any political subdivision thereof and (d) all renewals of any of the foregoing.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE 2

PLEDGE OF SECURITIES

Section 2.01. Pledge. As security for the payment or performance in full when due of the Obligations, including each Guarantee of the Obligations, each Grantor hereby pledges to the Collateral Agent and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent and its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a) all Equity Interests now or hereafter held by such Grantor in each Subsidiary (other than any such Equity Interests constituting Excluded Property), including the Equity Interests listed on Schedule I, and the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); (b) any promissory note(s), Tangible Chattel Paper and Instrument(s) evidencing Indebtedness owed to such Grantor and listed opposite the name of such Grantor on Schedule I and any promissory note(s), Tangible Chattel Paper and Instrument(s) evidencing Indebtedness (including, without limitation, any intercompany notes) directly owing to such Grantor in the future (other than any such promissory note(s), Tangible Chattel Paper and Instrument(s) evidencing Indebtedness constituting Excluded Property) (the “Pledged Debt”); (c) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (d) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and (e) subject to Section 2.06, all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); provided that notwithstanding anything in this Agreement or any other Loan Document to the contrary, nothing in this Agreement shall constitute or be deemed to constitute a grant of a security interest in, and none of the Pledged Collateral shall include, any Excluded Property.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

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Section 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver to the Collateral Agent on the Amendment No. 1 Closing Date (or such later date as may be specified pursuant to the Credit Agreement) all Pledged Securities directly owned by it on such date and with respect to any Pledged Securities issued or acquired after such date, it agrees to deliver or cause to be delivered as promptly as practicable (and in any event, no later than the next date on which a compliance certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement (or, if earlier, the date on which such compliance certificate is actually delivered to the Administrative Agent) or such later date as to which the Administrative Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Parties, any and all such Pledged Securities. If any Pledged Equity consisting of uncertificated securities subsequently becomes certificated such that it constitutes Pledged Securities, the applicable Grantor agrees to deliver or cause to be delivered as promptly as practicable (and in any event, no later than the next date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement (or, if earlier, the date on which such compliance certificate is actually delivered to the Administrative Agent) or such later date as to which the Administrative Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Parties, any and all such certificates.

(b) The Grantors will cause (or, with respect to Indebtedness owed to any Grantor by any Person other than the Company or any of its Subsidiaries, will use reasonable best efforts to cause) any Pledged Debt (other than such as may arise from ordinary course intercompany cash management obligations) constituting Indebtedness for borrowed money owed to any Grantor by any Person that is not a Grantor having a principal amount in excess of $5 million individually to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent.

Section 2.03. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth, as of the Amendment No. 1 Closing Date, a true and complete list, with respect to each Grantor, of (i) all the Pledged Equity owned by such Grantor and (ii) all the Pledged Debt having an aggregate value or face amount in excess of $5,000,000 owed to such Grantor;

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(b) (i) the Pledged Equity constituting an Equity Interest issued by a Grantor or a wholly owned Subsidiary of a Grantor has been (to the extent such concepts are relevant with respect to such Pledged Equity) duly and validly authorized and issued by the issuers thereof and is fully paid and nonassessable, and (ii) to the best of its knowledge, the Pledged Debt has been duly and validly authorized and issued by the issuers thereof and is the legal, valid and binding obligation of each issuer thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) as of the Amendment No. 1 Closing Date, each of the Grantors (i) is the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as held by such Grantor and (ii) holds the same free and clear of all Liens, other than Liens not prohibited by Section 6.02 of the Credit Agreement;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally or not prohibited by the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and

(g) the execution and delivery by each Grantor of this Agreement and the pledge of the Pledged Collateral pledged by such Grantor pursuant hereto create a legal, valid, enforceable and first-priority (subject, as to priority, to Liens not prohibited by Section 6.02 of the Credit Agreement) security interest in such Pledged Collateral and (i) in the case of Pledged Securities, upon the earlier of (x) delivery of such Pledged Securities to the Collateral Agent in accordance with this Agreement and (y) the filing of the applicable Uniform Commercial Code financing statements described in Section 3.01(b) and (ii) in the case of all other Pledged Collateral, upon the filing of the applicable Uniform Commercial Code financing statements described in Section 3.01(b), shall create a perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of such Pledged Collateral.

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Section 2.04. Actions with Respect to Certain Pledged Collateral. (a) Any limited liability company and any limited partnership whose Equity Interests are pledged by any Grantor shall either (i) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (ii) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated and is a “security” as defined under Article 8 of the Uniform Commercial Code, (A) each such certificate shall be delivered to the Collateral Agent pursuant to Section 2.02(a), and (B) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will, with respect to any Pledged Equity issued by such Grantor constituting “uncertificated securities”, comply with instructions of the Collateral Agent without further consent by the applicable owner or holder of such Equity Interests.

Section 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will, upon the request of the Collateral Agent, promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent, on behalf of the Secured Parties, shall have the right to exchange certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement (subject, with respect to Pledged Securities issued by any Person other than a wholly-owned Subsidiary of the Company, to the organizational documents or any other agreement binding on such issuer); provided, in each case, that the Collateral Agent shall give the Company prior written notice of its intent to exercise such rights.

Section 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Company in writing that it is exercising its rights under Article 4 hereof and that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Subject to Section 2.06(c), each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose that would not violate the terms of this Agreement, the Credit Agreement and the other Loan Documents.

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(ii) Subject to Section 2.06(b) below, the Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by the Credit Agreement or the other Loan Documents; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be promptly (and in any event no later than the next date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement (or, if earlier, the date on which such Compliance Certificate is actually delivered to the Collateral Agent) or such later date as to which the Collateral Agent may agree in its discretion) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have notified the Company in writing that it is exercising its rights under Article 4 hereof and that the rights of the Grantors under this Section 2.06 are being suspended, subject to applicable law, and so long as any Borrowing is outstanding, all rights of any Grantor to receive dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, and shall be promptly (and in any event within thirty (30) days or such longer period as to which the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the

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provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 that have not been applied in accordance with the provisions of Section 4.02 hereof pursuant to this Section 2.06(b).

(c) Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have notified the Company in writing that it is exercising its rights under Article 4 hereof and that the rights of the Grantors under this Section 2.06 are being suspended, subject to applicable law, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time during the continuance of an Event of Default to permit the Grantors to exercise such rights at the discretion of the Collateral Agent. After all Events of Default have been cured or waived, (i) each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and (ii) the obligations of the Collateral Agent pursuant to the terms of paragraph (a)(i) of this Section 2.06 shall be reinstated.

(d) Any notice given by the Collateral Agent to the Company suspending the rights of the Grantors under paragraph (b) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional written notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE 3

SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01. Security Interest. (a) As security for the payment or performance in full when due of the Obligations, including each Guarantee of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in all of its right, title and interest in or to any and all of the following assets and properties, whether now owned, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (collectively, the “Article 9 Collateral”):

(i) all Accounts;

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(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Intellectual Property, including all claims for, and rights to sue for, past or future infringements of Intellectual Property, and all income, royalties, damages and payments now or hereafter due or payable with respect to Intellectual Property;

(ix) all Goods;

(x) all Instruments;

(xi) all Inventory, including goods that are returned, repossessed, stopped in transit or which are otherwise owned by any Grantor;

(xii) all Investment Property, Pledged Equity and other Pledged Collateral;

(xiii) all books and records pertaining to the Article 9 Collateral;

(xiv) all Letters of Credit and Letter of Credit Rights;

(xv) all Money, cash and cash equivalents;

(xvi) all Commercial Tort Claims described on Schedule 10 to the Perfection Certificate or any Perfection Certificate Supplement; and

(xvii) all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the terms “Collateral” and “Article 9 Collateral” shall not include) any Excluded Property.

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(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including Fixture filings with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned, or hereafter acquired by or arising in favor of” or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a Fixture filing, a sufficient description of the Material Real Property subject to a Mortgage to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request. The Collateral Agent shall provide reasonable written notice to the Company of all such filings made by the Collateral Agent on or about the Amendment No. 1 Closing Date, and, reasonably promptly thereafter, any subsequent filings or amendments, supplements or terminations of existing filings, made from time to time thereafter and, in each case, shall, upon the reasonable request of the Company, provide to the Company file-stamped copies thereof within a reasonable time following receipt thereof.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property granted by each Grantor, without the signature of any Grantor, and naming the applicable Grantor or Grantors as debtors and the Collateral Agent as secured party. The Collateral Agent shall provide reasonable written notice to the Borrower of all such filings made by the Collateral Agent on or about the Amendment No. 1 Closing Date and, reasonably promptly thereafter, any subsequent filings or amendments, supplements or terminations of existing filings, made from time to time thereafter.

(e) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required to perfect the Security Interests granted by this Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings in USPTO or the USCO, as applicable, with respect to Intellectual Property as expressly required elsewhere herein, (iii) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Pledged Securities as expressly required elsewhere herein or in the Credit Agreement and (iv) Fixture filings in the applicable real estate records with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage. No Grantor shall be required to establish the Agent’s “control” over any Collateral other than the Collateral consisting of Pledged Securities as provided in Section 2.02.

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(f) Each Grantor (or the Company, in place of any Grantor) shall pay any applicable filing fees, recordation fees and related expenses relating to its Article 9 Collateral or any Fixture filings with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage, in each case, in accordance with Section 9.03 of the Credit Agreement.

Section 3.02. Representations and Warranties. Each Grantor represents, warrants and covenants to the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Subject to Liens not prohibited by Section 6.02 of the Credit Agreement, such Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder.

(b) This Agreement has been duly executed and delivered by each Grantor that is party hereto and constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or law).

(c) The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 4 to the Perfection Certificate (or specified by written notice from the Company to the Collateral Agent after the Amendment No. 1 Closing Date in the case of filings, recordings or registrations required by the Credit Agreement after the Amendment No. 1 Closing Date), are all the filings, recordings and registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks, Copyrights and Copyright Licenses) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration of a Uniform Commercial Code financing statement or intellectual property filing in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording , rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and amendments.

(d) Each Grantor represents and warrants on the Amendment No. 1 Closing Date that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes Excluded Property) and United States registered Copyrights, respectively, have been or on or promptly after the Amendment No. 1 Closing Date shall be executed and delivered to the Collateral Agent for recording by the

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USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for United States Patents, Trademarks (except pending Trademark applications that constitute Excluded Property), Copyrights to the extent a security interest may be perfected by filing, recording or registration in the USPTO or the USCO, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registrations and applications for United States Patents, Trademarks and Copyrights acquired or developed by any Grantor after the date hereof, and (ii) the UCC financing and continuation statements and amendments contemplated in Section 3.02(c)).

(e) The Security Interest constitutes a valid security interest in the Article 9 Collateral, and (i) when all appropriate filings, recordings, registrations and/or notifications are made (and all other actions are taken as may be necessary in connection therewith (including payment of any applicable filing and recording taxes)) as may be required under applicable law to perfect the Security Interest and (ii) upon the taking of possession or control by the Collateral Agent of such Article 9 Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by this Agreement (except, for the avoidance of doubt, to the extent otherwise required by the Intercreditor Agreement)), the Security Interest in such Article 9 Collateral with respect to which such actions have been taken shall be perfected and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens not prohibited by Section 6.02 of the Credit Agreement and subject to any limitations or exclusions from the requirement to perfect the security interests and Liens on the Collateral described herein or in the Credit Agreement.

(f) The Grantors own, and have rights in, the Article 9 Collateral free and clear of any Lien, except for Liens not prohibited by Section 6.02 of the Credit Agreement. Subject to the Intercreditor Agreement, none of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case to the extent the Lien or security interest evidenced thereby is not prohibited by the Credit Agreement.

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Section 3.03. Covenants.

(a) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including Fixture filings with respect to Fixtures associated with any Material Real Property that is subject to a Mortgage) or other documents in connection herewith or therewith, all in accordance with the terms of this Agreement and the Credit Agreement.

(b) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested in writing that the Company do so. Any and all reasonable amounts so expended by the Collateral Agent shall be reimbursed by the Grantors within fifteen (15) days after demand for any payment made in respect of such amounts that are due and payable or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization in accordance with Section 5.03; provided, however, that the Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property included in the Collateral which any Grantor has abandoned or failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(c)(iii). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(c) Intellectual Property Covenants.

(i) In the event that any Grantor, either directly or through any agent, employee, licensee or designee, (A) files an application for the registration of (or otherwise becomes the owner of) any Patent, Trademark, Copyright or Copyright License with the USPTO or the USCO or (B) acquires any registration or application for registration of any United States Patent, Trademark, Copyright or Copyright License, such Grantor will, no later than the next date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement (or, if earlier, the date on which such Compliance Certificate is actually delivered to the Collateral Agent) or such later date as to which the Collateral Agent may agree in its reasonable discretion), provide the Collateral Agent written notice thereof, and, upon request of the Collateral Agent, such Grantor shall promptly execute and deliver any and all Intellectual Property Security Agreements as the Collateral Agent may reasonably request to evidence

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the Collateral Agent’s security interest (for the benefit of the Secured Parties) in such Patent, Trademark, Copyright or Copyright License, and the general intangibles of such Grantor relating thereto or represented thereby (other than, in each case, to the extent constituting Excluded Property).

(ii) Other than to the extent permitted herein or in the Credit Agreement or with respect to registrations and applications no longer material, used or useful, and except to the extent failure to act would not, as deemed by the Company in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property included in the Article 9 Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other Governmental Authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, Copyright or Copyright License registration or application, now or hereafter included in such Article 9 Collateral of such Grantor.

(iii) Other than to the extent permitted herein or in the Credit Agreement, or with respect to registrations and applications no longer material, used or useful, or except as would not, as deemed by the Company in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property included in the Article 9 Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

(iv) Other than as excluded or as permitted herein or in the Credit Agreement, or with respect to Patents, Copyrights or Trademarks which are no longer material, used or useful in the Grantor’s business operations or except where failure to do so would not, as deemed by the Company in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property included in the Article 9 Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(v) Notwithstanding clauses (i) through (iv) above, nothing in this Agreement or any other Loan Document prevents any Grantor from Disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property included in the Article 9 Collateral to the extent not prohibited by the Credit Agreement.

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(d) Except to the extent permitted under the Credit Agreement, each Grantor shall, upon request of the Collateral Agent, at its own expense, take any and all commercially reasonable actions necessary to defend title and rights to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement. Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

ARTICLE 4

REMEDIES

Section 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (a) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be reasonably designated by the Collateral Agent; (b) enter into any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such occupancy; (c) with respect to any of the Article 9 Collateral consisting of Intellectual Property, exercise the remedies set forth in Section 4.03; (d) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such exercise; and (e) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

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The Collateral Agent shall give the applicable Grantors and the Company ten (10) Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or a portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or a portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to be commercially reasonable as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

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Section 4.02. Application of Proceeds.

(a) Upon the exercise of remedies as set forth in Article VII of the Credit Agreement and subject to the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including amounts payable under Sections 2.14, 2.15, 2.16 and 9.03 of the Credit Agreement) payable under the Loan Documents to the Administrative Agent in its capacity as such and the Collateral Agent in its capacity as such, ratably in proportion to the respective amounts owing to them;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including amounts payable under Sections 2.14, 2.15, 2.16 and 9.03 of the Credit Agreement) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Borrowings, any fees, premiums and scheduled periodic payments due under Secured Swap Agreements or Banking Services Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Borrowings, unreimbursed LC Disbursements and to cash collateralize that portion of LC Exposure consisting of the aggregate undrawn amount of Letters of Credit and any breakage, termination or other payments under Secured Swap Agreements or Banking Services Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Collateral Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, as directed by the Company or as otherwise required by law.

(b) Subject to the Intercreditor Agreement and the Credit Agreement, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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(c) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may rely conclusively upon information supplied to or by the Collateral Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Collateral Agent of any amounts distributed to it.

Section 4.03. Grant of License to Use Intellectual Property; Power of Attorney. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or, to the extent permitted under the terms of the relevant license, sublicense any of the Intellectual Property included in the Article 9 Collateral now owned or hereafter acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Collateral Agent to operate such license, sublicense and other rights shall expire immediately upon the termination or cure of all Events of Default and shall be exercised by the Collateral Agent solely during the continuance of an Event of Default and upon ten (10) Business Days’ prior written notice to the Borrower, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any applicable law, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent not prohibited by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that such licenses granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. Furthermore, each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, subject only to the giving of ten (10) days’ written notice to the Grantor and the Company, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each registration and application for a Patent, Trademark, Copyright or Copyright License, and to record the same.

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ARTICLE 5

MISCELLANEOUS

Section 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor other than the Company shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.

Section 5.02. Waivers; Amendment; Several Agreement. (a) No failure or delay by the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Collateral Agent in its reasonable discretion may grant extensions of time for the creation or perfection of security interests in, or taking other actions with respect to, particular assets or any other compliance with the requirements of this Agreement where it reasonably determines in writing, in consultation with the Company, that the creation or perfection of security interests in or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement.

(c) This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented (including by the addition of a Grantor pursuant to a Security Agreement Supplement), waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

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Section 5.03. Collateral Agent’s Fees and Expenses. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder (including without limitation disbursements of the Collateral Agent pursuant to Section 5.14) and indemnity for its actions in connection herewith to the extent provided in Sections 9.03 of the Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.

Section 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Section 9.04 of the Credit Agreement.

Section 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf, and shall continue in full force and effect until the termination of this Agreement in accordance with Section 5.12(a).

Section 5.06. Counterparts; Effectiveness; Successors and Assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding, without the consent of any other party, upon such Grantor and the Collateral Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as permitted by this Agreement or the other Loan Documents (it being understood that a merger or consolidation not prohibited by the Credit Agreement shall not constitute an assignment or transfer).

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Section 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.08. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process. (a) THE TERMS OF SECTION 9.09 OF THE CREDIT AGREEMENT WITH RESPECT TO GOVERNING LAW, SUBMISSION OF JURISDICTION AND VENUE ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 5.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.10. Security Interest Absolute. To the extent permitted by applicable law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any

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change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

Section 5.11. Intercreditor Agreement Governs.

(a) Notwithstanding anything herein to the contrary, (i) the priority of the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement regarding the priority of the liens and the security interests granted to the Collateral Agent or exercise of any rights or remedies by the Collateral Agent, the terms of the Intercreditor Agreement shall govern.

(b) Notwithstanding anything herein to the contrary, to the extent any Grantor is required hereunder to deliver Collateral to, or the possession or control by, the Collateral Agent for purposes of possession and/or “control” (as such term is used herein) and is unable to do so as a result of having previously delivered such Collateral to the [Controlling Authorized Representative] (as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement, such Grantor’s obligations hereunder with respect to such delivery shall be deemed complied with and satisfied by the delivery to the [Controlling Authorized Representative] (as defined in the Intercreditor Agreement), as gratuitous bailee and/or gratuitous agent for the benefit of each other [First-Priority Secured Party] (as defined in the Intercreditor Agreement).

Section 5.12. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate with respect to all Obligations upon termination of the Commitments and payment in full of all Obligations (other than (i) indemnities and contingent obligations with respect to which no claim for reimbursement has been made in writing, (ii) Swap Agreements, and (iii) Banking Services, and other than Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Company or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank).

(b) A Grantor (other than the Borrower) shall automatically be released from its obligations hereunder in accordance with, and to the extent provided by, Section 9.16 of the Credit Agreement.

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(c) The security interest granted hereunder by any Grantor in any Collateral shall be automatically released and the license granted in Section 4.03 shall be automatically terminated with respect to such Collateral (i) at the time the property subject to such security interest is transferred or to be transferred as part of or in connection with any transfer not prohibited by the Credit Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by such Grantor upon its reasonable request without further inquiry) to any person other than a Grantor, (ii) subject to Section 9.02 of the Credit Agreement, if the release of such security interest is approved, authorized or ratified in writing by the Required Lenders or (iii) upon release of such Grantor from its obligations hereunder pursuant to Section 5.12(b) above.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.12, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents and take all such further actions that such Grantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Article VIII and Section 9.16 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 5.12 shall be without recourse to or warranty by the Collateral Agent.

(e) Notwithstanding anything to the contrary set forth in this Agreement, each Secured Party by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of the Company or any of its Subsidiaries under any Loan Document shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Secured Party.

Section 5.13. Additional Grantors. Each direct or indirect Domestic Subsidiary of the Company that is required to enter into this Agreement as a Grantor pursuant to Section 5.09(b) of the Credit Agreement shall, and any Subsidiary of the Company may, execute and deliver a Security Agreement Supplement and thereupon such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder or of any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 5.14. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable and consistent with the terms of this Agreement and the Credit Agreement to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable for the term hereof and coupled with an interest. The foregoing appointment shall terminate upon termination of this Agreement (or, with respect to any Guarantor released from its obligations hereunder in accordance with Section 5.12 before termination of this Agreement, upon such release of such Grantor) and the Security

24

Interest granted hereunder pursuant to Section 5.12(a). Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and written notice by the Collateral Agent to the Company of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance required by Section 5.05 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Anything in this Section 5.14 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the appointment provided for in this Section 5.14 unless an Event of Default shall have occurred and be continuing. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein. No Agent Party shall be liable in the absence of its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

Section 5.15. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations

25

with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 5.16. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

Section 5.17. Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures, and the terms of this Agreement shall control in the case of all other Collateral.

Section 5.18. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 5.19. Miscellaneous. (a) The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact.

(b) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the Grantor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

H.B. FULLER COMPANY,
as the Company

By:
Name:
Title:

[•],[1]
as a Grantor

By:
Name:
Title:

[1]	NTD: grantor signature blocks to be inserted.

[Signature Pages to Security Agreement]

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

[Signature Pages to Security Agreement]

SCHEDULE I

PLEDGED EQUITY

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT

Holder/Payee/Lender	Maker/Payor/Borrower	Principal Amount/Commitment Amount	Date of Note	Maturity Date

Schedule I-1

EXHIBIT I TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [•] dated as of [•], to the Pledge and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of [•], 2016 among H.B. Fuller Company (“the Company”), as Grantor, the other Grantors party thereto and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

A. Reference is made to the Credit Agreement dated as of April 12, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans, the Issuing Banks to issue Letters of Credit and the Hedge Banks to enter into the Secured Swap Agreements. Section 5.13 of the Security Agreement provides that certain additional Subsidiaries of the Company may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans, the Issuing Banks to issue additional Letters of Credit and the Hedge Banks to enter into the Secured Swap Agreements and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.13 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security

Exhibit I-1

Agreement is hereby incorporated herein by reference. The New Subsidiary hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including Fixture filings with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned, or hereafter acquired by or arising in favor of” or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a Fixture filing, a sufficient description of the Material Real Property subject to a Mortgage to which such Article 9 Collateral relates. The New Subsidiary agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office and (b) Schedule I attached hereto sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Pledged Equity owned by the New Subsidiary and (ii) all the Pledged Debt owed to the New Subsidiary.

SECTION 5. Except as supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Exhibit I-2

SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.

[Signatures on following page]

Exhibit I-3

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Jurisdiction of Formation:
Address of Chief Executive Office:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Signature Page for Supplement No.          to the Pledge Security Agreement

Exhibit I-4

SCHEDULE I

TO SUPPLEMENT NO      TO THE

SECURITY AGREEMENT

PLEDGED EQUITY

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT

Issuer	Principal Amount	Date of Note	Maturity Date

Exhibit I-5

EXHIBIT II

FORM OF

PATENT SECURITY AGREEMENT

(SHORT-FORM)

PATENT SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among the Persons listed on the signature pages hereof, as Grantors, and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to the Pledge and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of [•], 2017 among H.B. Fuller Company (“the Company”), as Grantor, the other Grantors party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Credit Agreement dated as of April 12, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. The Grantors are subsidiaries of the Company, will derive substantial benefits from the extension of credit to the Company pursuant to the Credit Agreement and the undersigned Grantors are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit and the Hedge Banks to enter into the Secured Swap Agreements. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. For purposes of this Agreement, “Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including applications in the USPTO or in any similar office or agency of the United States, (b) all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions or improvements disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

Section 2. Grant of Security Interest. As security for the payment or performance in full when due of the Obligations, including each Guarantee of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a) All Patents, including those listed on Schedule I hereto; and

Exhibit II-1

(b) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in (a) or (b) above, this Agreement shall not constitute a grant of a security interest in any Excluded Property.

Section 3. Termination. This Patent Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Exhibit II-2

Section 7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures on following page]

Exhibit II-3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR], as a Grantor

By:
Name:
Title:

Signature Page for Patent Security Agreement

Exhibit II-4

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Signature Page for Patent Security Agreement

Exhibit II-5

Schedule I

Short Particulars of U.S. Patent Collateral

United States Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

United States Patent Applications:

OWNER	APPLICATION NUMBER	NAME

Exhibit II-6

EXHIBIT III

FORM OF

TRADEMARK SECURITY AGREEMENT

(SHORT-FORM)

TRADEMARK SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among the Persons listed on the signature pages hereof, as Grantors, and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to the Pledge and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of [•], 2017 among H.B. Fuller Company (“the Company”), as Grantor, the other Grantors party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Credit Agreement dated as of April 12, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. The Grantors are subsidiaries of the Company, will derive substantial benefits from the extension of credit to the Company pursuant to the Credit Agreement and the undersigned Grantors are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit and the Hedge Banks to enter into the Secured Swap Agreements. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. For purposes of this Agreement, “Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, business names, fictitious business names and all other source or business identifiers, and all general intangibles of like nature, protected under the laws of the United States or any state or political subdivision thereof, as well as any unregistered trademarks and service marks used by a Grantor, (b) all goodwill symbolized thereby or associated with each of them, (c) all registrations and recordings in connection therewith, including all registration and recording applications filed in the USPTO or any similar offices in any state of the United States or any political subdivision thereof, (d) all renewals of any of the foregoing, (e) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (f) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

Exhibit III-1

Section 2. Grant of Security Interest. As security for the payment or performance in full when due of the Obligations, including each Guarantee of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) All Trademarks, including those listed on Schedule I hereto; and

(b) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in (a) or (b) above, this Agreement shall not constitute a grant of a security interest in any Excluded Property, including any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto.

Section 3. Termination. This Trademark Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Exhibit III-2

Section 6. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Section 7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures on following page]

Exhibit III-3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR], as a Grantor

By:
Name:
Title:

Signature Page for Trademark Security Agreement

Exhibit III-4

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Signature Page for Trademark Security Agreement

Exhibit III-5

Schedule I

Short Particulars of U.S. Trademark Collateral

Grantor	Trademark or Service Mark	Date Granted	Registration No. and Jurisdiction

Grantor	Trademark or Service Mark Application	Date Filed	Application No. and Jurisdiction

Exhibit III-6

EXHIBIT IV

FORM OF

COPYRIGHT SECURITY AGREEMENT

(SHORT-FORM)

COPYRIGHT SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among the Persons listed on the signature pages hereof, as Grantors, and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to the Pledge and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of [•], 2017 among H.B. Fuller Company (“the Company”), as Grantor, the other Grantors party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Credit Agreement dated as of April 12, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. The Grantors are subsidiaries of the Company, will derive substantial benefits from the extension of credit to the Company pursuant to the Credit Agreement and the undersigned Grantors are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit and the Hedge Banks to enter into the Secured Swap Agreements. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. For purposes of this Agreement, (A) “Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to and under the copyright laws of the United States (whether or not the underlying works of authorship have been published), whether as author, assignee, transferee, exclusive licensee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO or in any similar office or agency of the United States, (c) all renewals of any of the foregoing, (d) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (e) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof and (B) “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

Exhibit IV-1

Section 2. Grant of Security Interest. As security for the payment or performance in full when due of the Obligations, including each Guaranty of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) All Copyrights, including those listed on Schedule I hereto;

(b) all exclusive Copyright Licenses with respect to registered United States Copyrights under which any Grantor is the licensee, including those listed on Schedule I hereto; and

(c) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in (a) through (c) above, this Agreement shall not constitute a grant of a security interest in any Excluded Property.

Section 3. Termination. This Copyright Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Exhibit IV-2

Section 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Section 7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures on following page]

Exhibit IV-3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR], as a Grantor

By:
Name:
Title:

Signature Page for Copyright Security Agreement

Exhibit IV-4

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Signature Page for Copyright Security Agreement

Exhibit IV-5

Schedule I

Short Particulars of U.S. Copyright Collateral

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

Exhibit IV-6

EXHIBIT H

[FORM OF] PERFECTION CERTIFICATE

[•], 2017

Reference is hereby made to that certain Pledge and Security Agreement dated as of [•], 2017 (the “Security Agreement”), among H.B. Fuller Company (the “Borrower”), the other [Guarantors] from time to time party thereto (collectively with the Borrower, the “Companies” and each, a “Company”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.

I, the undersigned [•] of each Company, do hereby certify on behalf of each Company, solely in my capacity as an officer of each Company and not in my individual capacity, as follows:

1. Names. (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or comparable organizational document, is set forth in Schedule 1(a). Each Company is the type of entity disclosed next to its name in Schedule 1(a). Also set forth in Schedule 1(a) is the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto are any other corporate or organizational names that any Company, or any business or organization to which any Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise at any time in the past five years, has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) currently used by any Company. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. (a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b) Set forth in Schedule 2(b) are all locations where each Company maintains any material books or records relating to any Collateral.

3. UCC Filings. Financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 3 have been prepared for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule 4 hereof.

4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule of the appropriate filing offices for the financing statements attached hereto as Schedule 3.

5. Real Property. Attached hereto (a) as Schedule 5(a) is a list of all real property owned by each Company constituting Material Real Property as of the [[•] Amendment Closing Date] and filing offices for Mortgages as of the [[•] Amendment Closing Date] and (b) as Schedule 5(b) is a list of all leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements to which any Company is party as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 5(a).

6. Termination Statements. Attached hereto as Schedule 6(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 6(b) hereto with respect to each Lien described therein.

7. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 7(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company (other than the Borrower) and its direct Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7(b) is each equity investment of each Company (other than the equity interest set forth on Schedule 7(a)) setting for the percentage of such equity interest pledged under the Security Agreement.

8. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 8 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the [[•] Amendment Closing Date] having an aggregate value or face amount in excess of $5,000,000, including all intercompany notes between or among any two or more Companies.

9. Intellectual Property. Attached hereto as Schedule 9(a) is a schedule setting forth all of each Company’s applications and registrations for Patents and Trademarks (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number or application number of each such Patent and Trademark owned by each Company. Attached hereto as Schedule 9(b) is a schedule setting forth all of each Company’s United States registered Copyrights and exclusive Copyright Licenses with respect to United States Copyrights under which a Company is the licensee (each as defined in the Security Agreements), including the name of the registered owner and the registration number of each such Copyright or such Copyright licensed under such Copyright License owned by each Company.

10. Commercial Tort Claims. Attached hereto as Schedule 10 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company in excess of $5,000,000, including a brief description thereof.

11. Letter-of-Credit Rights. Attached hereto as Schedule 11 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder, having an aggregate value or face amount in excess of $5,000,000.

[The Remainder of this Page has been intentionally left blank]

8

IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate as of the date first above written.

H.B. Fuller Company, as the Borrower

By:
Name:
Title:

[•][2], as a Guarantor

By:
Name:
Title:

[2]	NTD: A signature block for each Guarantor to be inserted.

[Signature page to Perfection Certificate]

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Federal Tax Payer Identification Number	State of Formation

Schedule 1(b)

Prior Organizational Names

Company	Prior Name	Date of Change

Schedule 1(c)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Corporate Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used During Past Five Years

Schedule 2(a)

Chief Executive Offices

Company	Address	County	State

Schedule 2(b)

Location of Books

Company	Address	County	State

Schedule 3

Copy of Financing Statements To Be Filed

See attached.

Schedule 4

Filings/Filing Offices

Type of Filing[3]	Entity	Filing Office
[UCC-1 Financing Statement]

[Intellectual Property Filing]

[3]	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 5(a)

Owned Real Property

Entity of Record	Address	City	County	State	Filing Office

Schedule 3(b)

Leases

[        ]

Schedule 6(a)

[        ]

Schedule 6(b)

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

Schedule 7(a)

Equity Interests of Companies and Direct Subsidiaries

Record Owner	Entity Owned	No. of Shares/Units or Percent Owned	Certificate No.	No. of Shares/Units or Percent Pledged

Schedule 7(b)

Other Equity Interests

Current Legal Entities Owned	Record Owner	No. Shares/Interest	Percent Pledged

Schedule 8

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

[        ]

2.	Chattel Paper:

[        ]

Schedule 9(a)

Intellectual Property Filings

Patents and Trademarks

U.S. TRADEMARK REGISTRATIONS

	Trademark	Registration Number	Registration Date	Owner
1.
2.

U.S. TRADEMARK APPLICATIONS

	OWNER	TITLE	APPLICATION NUMBER
1.
2.

U.S. PATENTS

	Patent No.	Issued	Expiration	Title	Owner
1.
2.

U.S. PATENT APPLICATIONS

Case No.	Serial No.	Date	Filing Title

Schedule 9(b)

Copyrights

U.S. COPYRIGHT REGISTRATIONS

	Registration No.	Registration Date	Title	Owner
1.
2.

U.S. COPYRIGHT APPLICATIONS

Case No.	Serial No.	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Schedule 10

Commercial Tort Claims

[        ]

Schedule 11

Letter of Credit Rights

[        ]

EXHIBIT I

[FORM OF] PERFECTION CERTIFICATE SUPPLEMENT

[•], 2017

Reference is hereby made to (a) that certain Credit Agreement dated as of April 12, 2017 (as amended by Amendment No. 1 to the Credit Agreement dated as of September [•], 2017 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among H.B. Fuller Company (the “Borrower”), the foreign subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), (b) that certain Pledge and Security Agreement dated as of September [•], 2017 (the “Security Agreement”), the Borrower, the other [Grantors] from time to time party thereto (collectively with the Borrower, the “Companies” and each, a “Company”) and the [Administrative Agent] and (c) that certain Perfection Certificate dated as of September [•], 2017 (as supplemented by any perfection certificate and/or perfection certificate supplement delivered prior to the date hereof, the “Prior Perfection Certificate”), executed by the Companies signatory thereto. Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.

I, the undersigned [•] of each Company, do hereby certify on behalf of each Company, solely in my capacity as an officer of each Company and not in my individual capacity, as follows:

1. Names. (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or comparable organizational document, is set forth in Schedule 1(a). Each Company is the type of entity disclosed next to its name in Schedule 1(a). Also set forth in Schedule 1(a) is the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto are any other corporate or organizational names that any Company, or any business or organization to which any Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise at any time in the past five years, has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) currently used by any Company. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. (a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b) Set forth in Schedule 2(b) are all locations where each Company maintains any material books or records relating to any Collateral.

3. UCC Filings. Financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 3 have been prepared for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule 4 hereof.

4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule of the appropriate filing offices for the financing statements attached hereto as Schedule 3.

5. Real Property. Attached hereto (a) as Schedule 5(a) is a list of all real property owned by each Company constituting Material Real Property as of the [[•] Amendment Closing Date] and filing offices for Mortgages as of the [[•] Amendment Closing Date] and (b) as Schedule 5(b) is a list of all leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements to which any Company is party as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 5(a).

6. Termination Statements. Attached hereto as Schedule 6(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 6(b) hereto with respect to each Lien described therein.

7. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 7(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company (other than the Borrower) and its direct Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7(b) is each equity investment of each Company (other than the equity interest set forth on Schedule 7(a)) setting for the percentage of such equity interest pledged under the Security Agreement.

8. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 8 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the [[•] Amendment Closing Date] having an aggregate value or face amount in excess of $5,000,000, including all intercompany notes between or among any two or more Companies.

9. Intellectual Property. Attached hereto as Schedule 9(a) is a schedule setting forth all of each Company’s applications and registrations for Patents and Trademarks (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number or application number of each such Patent and Trademark owned by each Company. Attached hereto as Schedule 9(b) is a schedule setting forth all of each Company’s United States registered Copyrights and exclusive Copyright Licenses with respect to United States Copyrights under which a Company is the licensee (each as defined in the Security Agreements), including the name of the registered owner and the registration number of each such Copyright or such Copyright licensed under such Copyright License owned by each Company.

10. Commercial Tort Claims. Attached hereto as Schedule 10 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company in excess of $5,000,000, including a brief description thereof.

11. Letter-of-Credit Rights. Attached hereto as Schedule 11 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder, having an aggregate value or face amount in excess of $5,000,000.

[The Remainder of this Page has been intentionally left blank]

28

IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate as of the date first above written.

H.B. Fuller Company, as the Borrower

By:
Name:
Title:

[•][4], as a Guarantor

By:
Name:
Title:

[4]	NTD: A signature block for each Guarantor to be inserted.

[Signature page to Perfection Certificate]

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Federal Tax Payer Identification Number	State of Formation

Schedule 1(b)

Prior Organizational Names

Company	Prior Name	Date of Change

Schedule 1(c)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Corporate Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used During Past Five Years

Schedule 2(a)

Chief Executive Offices

Company	Address	County	State

Schedule 2(b)

Location of Books

Company	Address	County	State

Schedule 3

Copy of Financing Statements To Be Filed

See attached.

Schedule 4

Filings/Filing Offices

Type of Filing[5]	Entity	Filing Office
[UCC-1 Financing Statement]

[Intellectual Property Filing]

[5]	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 5(a)

Owned Real Property

Entity of Record	Address	City	County	State	Filing Office

Schedule 3(b)

Leases

[    ]

Schedule 6(a)

[            ]

Schedule 6(b)

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

Schedule 7(a)

Equity Interests of Companies and Direct Subsidiaries

Record Owner	Entity Owned	No. of Shares/Units or Percent Owned	Certificate No.	No. of Shares/Units or Percent Pledged

Schedule 7(b)

Other Equity Interests

Current Legal Entities Owned	Record Owner	No. Shares/Interest	Percent Pledged

Schedule 8

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

[            ]

2.	Chattel Paper:

[            ]

Schedule 9(a)

Intellectual Property Filings

Patents and Trademarks

U.S. TRADEMARK REGISTRATIONS

	Trademark	Registration Number	Registration Date	Owner
3.
4.

U.S. TRADEMARK APPLICATIONS

	OWNER	TITLE	APPLICATION NUMBER
3.
4.

U.S. PATENTS

	Patent No.	Issued	Expiration	Title	Owner
3.
4.

U.S. PATENT APPLICATIONS

Case No.	Serial No.	Date	Filing Title

Schedule 9(b)

Copyrights

U.S. COPYRIGHT REGISTRATIONS

	Registration No.	Registration Date	Title	Owner
3.
4.

U.S. COPYRIGHT APPLICATIONS

Case No.	Serial No.	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Schedule 10

Commercial Tort Claims

[            ]

Schedule 11

Letter of Credit Rights

[            ]

EXHIBIT J

FORM OF MORTGAGE6

Subject to local counsel review and comment7

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Davis Polk & Wardwell LLP 450 Lexington Ave New York, New York 10017 Attn: Real Estate Department

H.B. FULLER COMPANY, as Mortgagor

To

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT, as Mortgagee

[OPEN-ENDED] MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

Dated:	[ ], 2017

Location:	[ ]
[ ]
[ ]
[ ]

County:	[ ]

Property Identification Number(s):	[ ]
[ ]
[ ]
[ ]

[6]	To be converted to a form of Deed of Trust for Deed of Trust states.
[7]	Mortgage to be capped in states with mortgage registry taxes or allocated as provided by local law. In addition, in states with mortgage registry taxes a single mortgage will secure both the revolving facility and the Term B facility to the extent feasible. To make appropriate changes to this form to reflect both sets of obligations.

[OPEN-ENDED] MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

This [OPEN-ENDED] MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”), executed on the acknowledgment date of the signature hereto and effective as of [            ], 2017 (the “Effective Date”), is made by H.B. Fuller Company, a Minnesota corporation (“Mortgagor”)8, whose address is [            ], in favor of JPMorgan Chase Bank, N.A. (“JPM”), whose address is c/o JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn L2, Chicago, Illinois 60603, Attention of Leonida Mischke, as Administrative Agent (as each such term is defined in the Credit Agreement, which is hereinafter defined) (JPM, in such capacity, “Mortgagee”). References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A. Mortgagor is the fee owner of that certain parcel of real property described on Exhibit A attached hereto and made a part hereof (the “Land”) and all of the buildings, improvements, structures and fixtures now or subsequently located on the Land (collectively, the “Improvements”; the Land and the Improvements being hereinafter collectively referred to as the “Real Estate”).

B. All capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in that certain Credit Agreement, dated as of April 12, 2017 (as amended by Amendment No. 1, dated as of [            ], 2017 and as may be further amended, supplemented, restated, substituted, replaced or otherwise modified from time to time, the “Revolver Credit Agreement”) by and among H.B. Fuller Company, H.B. Fuller Finance (IRELAND) Unlimited Company, the Lenders from time to time party thereto, U.S. Bank, National Association, CitiBank, N.A. and Morgan Stanley MUFG Loan Partners, LLC, as Co-Syndication Agents, Bank of America, N.A., HSBC Bank USA, National Association and PNC Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A. as Administrative Agent. Concurrently with the Revolver Credit Agreement, Mortgagor entered into that certain [            ] by and among [Mortgagor, Morgan Stanley MUFG Loan Partners, LLC, as Administrative Agent, Mortgagee, as Collateral Agent, and the Lenders from time to time party thereto (as may be further amended, supplemented, restated, substituted, replaced or otherwise modified from time to time, the “Term Loan Credit Agreement”]9; together with the Revolver Credit Agreement, the “Credit Agreement”). References in this Mortgage to a “Default” shall have the meaning assigned thereto in the Credit Agreement and shall include any failure of Mortgagor to fulfill any of its obligations under this Mortgage. References in this Mortgage to an “Event of Default” shall have the meaning assigned thereto in the Credit Agreement and shall include any Default under this Mortgage which is not cured or waived within 30 days.

[8]	To be updated for appropriate Mortgagor, if applicable.
[9]	Description of Term Loan Credit Agreement to be updated after it is executed.

C. (A) Under the Revolver Credit Agreement, Mortgagor (i) executed and delivered to the Administrative Agent that certain Security Agreement dated as of [            ], 2017 (the “Revolver Security Agreement”) among Mortgagor, the other Grantors from time to time party thereto and Mortgagee, as the Collateral Agent thereunder and (ii) is required to enter into and deliver this Mortgage to secure the Obligations and (B) under the Term Loan Agreement, Mortgagor (i) executed and delivered [to the Administrative Agent that certain Security Agreement dated as of [            ], 2017 (the “Term Loan Security Agreement”; and together with the Revolver Security Agreement, the “Security Agreement”) among Mortgagor, the other Grantors from time to time party thereto and Mortgagee, as the Collateral Agent thereunder and (ii) is required to enter into and deliver this Mortgage to secure the Obligations]10. Capitalized terms used in this Mortgage (including in the recitals hereto), but not otherwise defined herein, are defined in, or are defined by reference in, the Credit Agreement, and if not defined therein, then in the Security Agreement (as applicable), and have the same meanings herein as therein.

[THIS MORTGAGE CONSTITUTES AN “OPEN-END MORTGAGE” UNDER THE APPLICABLE LAWS OF THE STATE OF [            ] AND SECURES OBLIGATIONS THAT INCLUDE FUTURE AND/OR REVOLVING ADVANCES MADE PURSUANT TO THE CREDIT AGREEMENT. THE TOTAL AMOUNT OF THE PRINCIPAL INDEBTEDNESS THAT MAY BE SECURED BY THIS MORTGAGE MAY INCREASE OR DECREASE FROM TIME TO TIME, BUT THE TOTAL UNPAID PRINCIPAL BALANCE SO SECURED AT ANY ONE TIME SHALL NOT EXCEED $[            ] PLUS INTEREST THEREON, COLLECTION COSTS, SUMS ADVANCED FOR THE PAYMENT OF TAXES, ASSESSMENTS, MAINTENANCE AND REPAIR CHARGES, INSURANCE PREMIUMS AND ANY OTHER COSTS AND OBLIGATIONS INCURRED TO PROTECT THE SECURITY ENCUMBERED HEREBY OR THE LIEN OF THIS MORTGAGE, REASONABLE AND DOCUMENTED OUT-OF-POCKET EXPENSES INCURRED BY MORTGAGEE BY REASON OF ANY EVENT OF DEFAULT BY MORTGAGOR UNDER THE TERMS OF THIS MORTGAGE, WITH INTEREST ON ANY SUCH ADVANCES AND DISBURSEMENTS, TOGETHER WITH ALL OTHER SUMS SECURED HEREBY.

THIS MORTGAGE COVERS FIXTURES AND IS INTENDED FOR FILING WITH THE RECORDER OF DEEDS FOR [            ] COUNTY, [STATE].]

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the Obligations, MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND BARGAINS, WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, AS ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, WITH MORTGAGE COVENANTS AND WITH POWER OF SALE, subject to Liens not prohibited by Section 6.02 of the Credit Agreement:

(A) all right, title and interest of Mortgagor in and to the Land;

[10]	Description of Security Agreement to be updated after it is executed.

(B) all right, title and interest of Mortgagor in and to the Real Estate;

(C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, oil and gas rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(D) all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, movable appliances, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts, and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air- cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the “Equipment”);

(E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

(F) all right, title and interest of Mortgagor, as lessor, ground lessor, licensor, or sublessor, in, to and under all leases, subleases, underlettings, concession agreements, licenses and other occupancy agreements relating to the use or occupancy of the Real Estate or the Equipment, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, a “Lease” or the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(G) all right, title and interest of Mortgagor in and to all trade names, trademarks, logos, copyrights, good will, and books and records relating solely to the operation of the Real Estate, the Leases, or the Equipment, and all general intangibles related to the operation of the Improvements, now existing or hereafter arising;

(H) all right, title and interest of Mortgagor in and to all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies relating solely to the Real Estate or Equipment (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below and in the other Loan Documents; and, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or Equipment;

(I) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating solely to the ownership, construction, design, maintenance, repair, operation, management, sale or financing of the Real Estate or Equipment and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, entitlements, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or Equipment, (iii) all warranties and guaranties relating to the construction, completion, occupancy, use or operation of the Real Estate or Equipment, and (iv) all drawings, plans, specifications and similar or related items relating to the Real Estate, excluding the Excluded Property of the type described in clause (f) of such definition under the Credit Agreement;

(J) all right, title and interest of Mortgagor in and to any and all refunds of real estate taxes, monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage or the other Loan Documents; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the operation of the Mortgaged Property, whether now existing or hereafter arising; and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts; and

(K) all proceeds, both cash and noncash, of the foregoing;

(all of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the “Premises”, and those described in the foregoing clauses (A) through (K) are collectively referred to as the “Mortgaged Property”); provided that notwithstanding anything to the contrary in this Mortgage or any other Loan Document, this Mortgage shall not constitute a grant of a lien over or security interest in or a mortgage, bargain, warrant, grant, assignment, transfer or set over to Mortgagee of (and the terms “Land,” “Improvements,” “Real Estate,” “Equipment,” “Lease,” “Leases,” “Rents,” “Premises” and “Mortgaged Property” shall not include) any Excluded Property (other than the Excluded Property of the type described in clause (g) of such definition under the Credit Agreement);

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns, for the uses and purposes set forth, until the Obligations are fully paid and performed, or as provided in Section 37 hereof.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

1. Payment of Mortgagor Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

2. Covenants from Other Loan Documents. All of the covenants and agreements of Mortgagor contained in the Loan Documents are incorporated herein by reference; provided, however, notices made by Mortgagor pursuant to Section 5.02 of the Credit Agreement shall be deemed delivered hereunder.

3. Lien Law Compliance. Mortgagor shall preserve and protect the lien and security interest status, subject to Liens not prohibited by Section 6.02 of the Credit Agreement, of this Mortgage.

4. Condemnation Awards and Insurance Proceeds. Mortgagor assigns all awards and compensation to which it is entitled for any condemnation, eminent domain or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, in accordance with, and to the extent required by, the terms of the Credit Agreement. In accordance with, and to the extent required by, the terms of the Credit Agreement, Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement. In accordance with, and to the extent required by, the terms of the Credit Agreement, Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, subject to the terms of the Credit Agreement.

5. Casualty Events. Mortgagor shall promptly notify Mortgagee in writing of any Casualty Event (as hereinafter defined). As used herein, “Casualty Event” means any loss of title (other than through a consensual conveyance, sale, lease, sublease, exclusive license, exclusive sublicense, assignment, transfer, exchange or other disposition of the Mortgaged Property) or any material loss of or damage to or destruction of, or any condemnation or other taking (including by any governmental authority) of, the Mortgaged Property, including, without limitation, the temporary requisition of the use or occupancy of all or any part of the Mortgaged Property or any part thereof by any governmental authority, or any settlement in lieu thereof.

6. Due on Sale. Mortgagor shall not sell, transfer, or otherwise dispose of all or any part of the Mortgaged Property or any interest therein except as permitted by the Credit Agreement.

7. Mortgagee’s Rights of Cure. At its option, Mortgagee may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Mortgaged Property and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Mortgaged Property to the extent Mortgagor fails to do so as required by the Credit Agreement, this Mortgage or any other Loan Document and within a reasonable period of time after Mortgagee has requested in writing that Mortgagor do so. Any and all reasonable amounts so expended by Mortgagee pursuant to this Section 7 shall be reimbursed by Mortgagor within fifteen (15) Business Days after demand for any payment made in respect of such amounts that are due and payable or any reasonable expense incurred by Mortgagee pursuant to the foregoing authorization in accordance with Section 5.03 of the Security Agreement. Nothing in this paragraph shall be interpreted as excusing Mortgagor from the performance of, or imposing any obligation on Mortgagee or any Secured Party to cure or perform, any covenants or other promises of Mortgagor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents. If, at the time Mortgagee elects to so cure or perform such covenants or other promises of Mortgagor pursuant to this Section 7, Mortgagee shall hold any insurance or condemnation proceeds or other sums pursuant to this Mortgage or any other Loan Document, and Mortgagee may, at its option and upon written notice to Mortgagor, apply such funds pursuant to this Section 7, in such order as it deems appropriate, to the payment of all costs of such cure, notwithstanding anything to the contrary elsewhere contained in the Loan Documents, in lieu of advancing its own funds for such purpose. If Mortgagee has advanced its own funds to so cure or perform such covenants or other promises of Mortgagor, Mortgagee shall have the right, at any time that any such advances remain unpaid, without notice to Mortgagor, to apply any proceeds, escrows or other sums then held by Mortgagee pursuant to this Mortgage or any other Loan Document, notwithstanding anything to the contrary elsewhere contained in the Loan Documents, to the payment of such advances and all outstanding and unpaid interest, if any, thereon. Upon demand by Mortgagee, Mortgagor shall promptly replenish the amount of any proceeds, escrows or other sums so applied by Mortgagee so that Mortgagee shall thereafter hold the same amount of proceeds, escrows and other sums which Mortgagee would have held but for the exercise of the rights granted to Mortgagee in this Section 7.

8. Future Advances. Mortgagee may, but shall not be obligated to, make such additional advances and readvances to Mortgagor from time to time and said advances and readvances shall become part of the Obligations secured hereby to the fullest extent permitted by law and to the same extent and with the same priority of lien as if such future advances and readvances were made on the effective date of the Credit Agreement.

9. Reimbursement of expenses.

(a) The parties hereto agree that Mortgagee shall be entitled to reimbursement of its reasonable and documented out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 9.03 of the Credit Agreement; provided that each reference therein to a “Borrower” shall be deemed to be a reference to a “Mortgagor”.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 9 shall remain operative and in full force and effect regardless of the termination of this Mortgage or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Mortgage or any other Loan Document, or any investigation made by or on behalf of Mortgagee or any other Secured Party.

10. After-Acquired Property. Any greater or additional estate in the Mortgaged Property which is hereafter acquired by Mortgagor which, by the terms hereof, is required or intended to be subjected to the lien of this Mortgage shall, immediately upon the acquisition thereof by Mortgagor, and without any further mortgage, conveyance, assignment or transfer, become subject to the lien of this Mortgage.

11. BANKRUPTCY RELATED PROVISIONS.

(a) Without limiting the generality of any provision of this Mortgage, if a proceeding under Chapter 11 of Title 11 of the United States Code (as amended, the “Bankruptcy Code”) is commenced by or against Mortgagor, then, pursuant to Section 552(b)(2) of said Bankruptcy Code, the security interest granted by this Mortgage shall automatically extend to all Rents acquired by Mortgagor after the commencement of the case and such Rents shall constitute cash collateral under Section 363(a) of said Bankruptcy Code.

(b) During the continuance of any Event of Default, Mortgagee shall have the right, but shall not be obligated, to file, in its own name or on behalf of Mortgagor, any proof of claim or any bankruptcy or insolvency proceeding in which the debtor is a lessee under a Lease or a guarantor thereof.

12. Appointment of Receiver. Mortgagee, in any action to foreclose this Mortgage, or upon the occurrence and during the continuance of an Event of Default, shall be at liberty, but under no obligation, to apply for the appointment of a receiver of the rents and profits and the Premises without notice, and Mortgagee shall be entitled, to the fullest extent permitted by applicable law, to the appointment of such receiver as a matter of right, without consideration of the value of the Premises as security for the amounts due Mortgagee or the solvency of any person or corporation liable for the payment of such amounts.

13. Right of Entry. On demand during the continuation of an Event of Default and to the fullest extent permitted by applicable law, Mortgagee, personally or by its agents and attorneys, may enter upon the Premises, and exclude Mortgagor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other items constituting the Premises, and Mortgagor agrees to surrender possession of the Premises including such books, records and accounts to Mortgagee; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Mortgagor; and upon each such entry and from time to time thereafter may, at the expense of Mortgagor, without interference by Mortgagor and as Mortgagee may deem advisable, (i) maintain, restore and keep secure the Premises, (ii) insure or reinsure the Premises, (iii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (iv) in every such case in connection with the foregoing have the right to exercise all rights and powers of Mortgagor with respect to the Premises, either in Mortgagor’s name or otherwise; and Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Premises and every part thereof; and in furtherance of such right Mortgagee may, subject as above stated, collect the rents payable under all leases of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists accompanied by a demand on such lessee for the payment to Mortgagee of all rents due and to become due under its lease in accordance with this Mortgage, and Mortgagor for the benefit of Mortgagee and each such lessee, hereby covenants and agrees that such lessee shall be under no duty to question the accuracy of Mortgagee’s statement of Event of Default and shall unequivocally be authorized to pay said rents to Mortgagee without regard to the truth of Mortgagee’s statement of Event of Default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default, with the result that the payment of rent by such lessee to Mortgagee pursuant to such demand shall constitute performance in full of such lessee’s obligation under its lease for the payment of rents by such lessee to Mortgagor; and after deducting the reasonable and documented out-of-pocket expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and other proper charges upon the Premises or any part thereof, as well as reasonable compensation for the service contractors and employees by it engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, but subject as aforesaid, to the Obligations secured herein in such order as Mortgagee shall determine in its discretion, subject to and in accordance with the Security Agreement. To the extent any expenses incurred by Mortgagee pursuant to the terms of this Section 13 exceed the amounts so collected by Mortgagee, all such excess amounts shall bear interest at the default rate set forth in Section 2.13(c) of the Credit Agreement (the “Default Rate”) from the date of incurrence until the date of reimbursement and shall constitute Obligations secured hereby. Nothing in this Section 13 shall constitute a limitation on the rights granted to Mortgagee under this Mortgage. For the purpose of carrying out the provisions of this Section 13, Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor’s name and stead, to do and perform, from time to time, any and all actions necessary and incidental to such purpose and does by these presents ratify and confirm any and all actions of said attorney-in-fact in and with respect to the premises.

14. UCC. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to take all actions permitted under the Uniform Commercial Code as enacted in the state where the Premises are located (the “UCC”).

15. All Legal and Equitable Remedies.11 Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right from time to time to enforce any legal or equitable remedy against Mortgagor including specific performance of any of the provisions contained in any of the Loan Documents and to sue for any sums whether interest, damages for failure to pay principal or any installment thereof, taxes, installments of principal, or any other sums required to be paid under the terms of this Mortgage, as the same become due, without regard to whether or not the principal sum secured or any other sums secured by this Mortgage and the other Loan Documents shall be due and without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor including an action of foreclosure, or any other action available hereunder or pursuant to applicable law.

16. Foreclosure and sale.

(a) Upon the occurrence and during the continuance of an Event of Default:

(i) Mortgagee shall have the right to proceed against all real and personal property constituting the Mortgaged Property or any part thereof or interest therein by foreclosure, including, without limitation, non-judicial foreclosure (to the extent permitted by and in accordance with applicable law), public or private sale, judicial foreclosure or otherwise as may be permitted by the laws of the state where the Premises are located;

(ii) Mortgagor hereby waives any right it may have to require the marshaling of its assets; and

(iii) Mortgagee shall have the right to foreclose and/or sell the Premises in its entirety or any part thereof or interest therein as Mortgagee in its sole and absolute discretion shall determine, in one or more sales in such order and priority as Mortgagee may in its sole and absolute discretion deem necessary or advisable.

[11]	All remedial provisions are subject to local counsel review and comment.

All sums realized from any such foreclosure or sale, less all reasonable and documented out-of-pocket costs and expenses of such sale, shall be applied as provided in Section 16(c) hereof. If, following any such sale, any Obligations secured hereby, whether or not then due and payable, shall remain unpaid or unsatisfied in any respect, the Loan Documents and all Obligations of Mortgagor thereunder shall continue in full force and effect until such unpaid and unsatisfied Obligations are fully paid and satisfied as therein provided, or as provided in Section 37 hereof.

(b) Upon the completion of any sale or sales made or caused by Mortgagee pursuant to Section 16(a) hereof:

(i) Mortgagor or an officer of any court empowered to do so shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold;

(ii) Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s true and lawful attorney in fact, coupled with an interest, in Mortgagor’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Premises and rights so sold;

(iii) Mortgagee may execute all necessary instruments of conveyance, assignment and transfer and may substitute one or more persons with like power;

(iv) Mortgagor hereby ratifies and confirms all that Mortgagor’s said attorney or such substitutes(s) shall lawfully do by virtue hereof;

(v) Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be necessary, for such purpose, and as may be designated in such request;

(vi) Any such sale or sales made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

(c) The purchase money, proceeds or avails of any such sale or sales made pursuant to Section 16(a) hereof, together with any other sums which then may be held by Mortgagee under this Mortgage, shall be applied, in accordance with the Security Agreement, Credit Agreement and the Intercreditor Agreement.

(d) Upon any sale or sales under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire, provided it is the highest responsive bidder, the Mortgaged Property or any part thereof and in lieu of paying cash in whole or in part therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sales price after deducting therefrom the reasonable and documented out-of-pocket expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

(e) Upon the occurrence and during the continuance of an Event of Default, Mortgagee may from time to time, if permitted by law, take action to recover any sums, whether interest, principal or any other sums, required to be paid under this Mortgage or any other Loan Documents as the same become due, without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action available upon an Event of Default. Mortgagee may also foreclose this Mortgage for any sums due under this Mortgage or any other Loan Document and the lien of this Mortgage shall continue to secure the balance of the Obligations and the interest hereon not then due, until released as provided in Section 37 hereof.

17. Rights pertaining to sales. Subject to the provisions or other requirements of law and except as otherwise provided herein and in the other loan documents, the following provisions shall apply to any sale or sales of all or any portion of the mortgaged property under or by virtue of section 16:

(a) Mortgagee may conduct any number of sales of the Mortgaged Property from time to time. The power of sale set forth in Section 16 above shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee’s opinion, until the Obligations shall have been paid in full, or as provided in Section 37 hereof.

(b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice. Without limiting the foregoing, in case Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by receiver, entry or otherwise, and such proceedings have been discontinued or abandoned for any such reason or shall have been determined adversely to Mortgagee, then in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been instituted.

(c) After each sale, Mortgagee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as provided in Section 16(c). Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Mortgagee’s reasonable judgment, for the purposes as may be designated in such request.

(d) The receipt by Mortgagee of the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

(e) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

(f) Upon any such sale or sales, Mortgagee may bid for and acquire, provided it is the highest responsive bidder, the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the reasonable and documented out-of-pocket expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

(g) In the event that Mortgagor, or any person claiming by, through or under Mortgagor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after any sale thereof, then Mortgagor, or such person, shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction· by means of forcible entry and unlawful detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

(h) Upon the foreclosure of this Mortgage, any Leases then existing shall not be destroyed or terminated as a result of such foreclosure unless Mortgagee or any purchaser at a foreclosure sale shall so elect by notice to the lessee in question.

18. Expenses. In any proceeding, judicial or otherwise (to the extent permitted by applicable law), to foreclose this mortgage or enforce any other remedy of mortgagee under the loan documents, there shall be allowed and included as an addition to and a part of the obligations in the decree for sale or other judgment or decree all reasonable and documented out-of-pocket expenditures and expenses which may be paid or incurred in connection with the exercise by mortgagee of any of its rights and remedies provided herein or any comparable provision of any other loan document, together with interest thereon at the default rate from the date such expense is incurred, and the same shall be part of the obligations and shall be secured by this mortgage.

19. Additional provisions as to remedies.

(a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Obligations, (ii) extend the maturity or alter any of the terms of the Loans or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b) Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion.

(c) No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be separate, distinct and cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, and no act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

(d) No action by Mortgagee in the enforcement of any rights or remedies under this Mortgage or any other Loan Document or otherwise at law or equity shall be deemed to cure any Event of Default.

(e) If Mortgagee shall have proceeded to invoke any right or remedy permitted under the Loan Documents, Mortgagee shall have the unqualified right thereafter to elect to discontinue or abandon such right or remedy for any reason, and in such event Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property, and otherwise, and the rights and remedies of Mortgage shall continue as if the right or remedy had not been invoked, but no such discontinuance or abandonment shall waive any Event of Default that may then exist or the right of Mortgagee thereafter to exercise any right or remedy under the Loan Documents for such Event of Default.

20. Mortgagor’s waiver of rights. To the fullest extent permitted by law, mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of the mortgaged property, (ii) any extension of the time for the enforcement of the collection of the obligations or the creation or extension of a period of redemption from any sale made in collecting such debt, (iii) exemption of the mortgaged property from attachment, levy or sale under execution or exemption from civil process, and (iv) any right to a marshalling of assets. To the full extent mortgagor may do so, mortgagor agrees that mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this mortgage before exercising any other remedy granted hereunder and mortgagor, for mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the mortgaged property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured obligations and marshalling in the event of foreclosure of the liens hereby created. To the fullest extent of the law, mortgagor hereby waives any defense to the recovery by mortgagee against mortgagor or the mortgaged property of any deficiency after a foreclosure sale (whether judicial or, to the extent permitted by applicable law, non-judicial).

21. Cross-collateralization. Subject to the terms of the intercreditor agreement, mortgagor acknowledges that the obligations are secured by other collateral as more specifically set forth in the credit agreement and the other loan documents. Upon the occurrence and during the continuance of an event of default, mortgagee shall have the right to institute a proceeding or proceedings or take such action with regard to such other collateral under any applicable provision of law, for all of the obligations or any portion of the obligations. Neither the acceptance of this mortgage or the other loan documents shall prejudice mortgagee’s enforcement rights relative to such other collateral.

22. Security agreement under uniform commercial code.

(a) It is the intention of the parties hereto that this Mortgage shall constitute a “security agreement” within the meaning of the UCC. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. By executing and delivering this Mortgage, Mortgagor has granted and hereby grants to Mortgagee, as security for the Obligations, a security interest in all of Mortgagor’s right, title and interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the UCC (the portion of the Mortgaged Property so subject to the UCC being referred to in this paragraph as the “Personal Property”). If an Event of Default shall occur and be continuing, Mortgagee shall have any and all rights and remedies granted to a secured party upon default under the UCC, including the right to take possession of the Personal Property or any part thereof and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Personal Property. Upon reasonable request or demand of Mortgagee, Mortgagor shall at its expense assemble the Personal Property and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action of Mortgagee with respect to the Personal Property sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action shall constitute commercially reasonable notice to Mortgagor. In the event of any conflict between the terms of this Section 22 and terms of Article V of the Credit Agreement, the terms of Article V of the Credit Agreement shall control.

(b) Pursuant to applicable law, Mortgagor authorizes Mortgagee to file or record financing statements, continuation statements, and other filing or recording documents or instruments with respect to the Personal Property or fixtures without the signature of Mortgagor in such form and in such offices as the Mortgagee reasonably determines appropriate to perfect the security interests of Mortgagee under this Mortgage it being understood that Mortgagee shall have no obligation to file or record such documents. Mortgagor hereby ratifies and authorizes the filing by Mortgagee of any financing statement with respect to such Mortgaged Property made prior to the Effective Date.

(c) In the event that any of the Mortgaged Property hereunder is also subject to a valid and enforceable Lien under the terms of the Security Agreement and the terms thereof are inconsistent with the terms of this Mortgage, then with respect to such Mortgaged Property, the terms of this Mortgage shall control in the case of fixtures, and the terms of the Security Agreement shall control in the case of all other Collateral (as defined in the Security Agreement).

23. Fixture filing. To the extent permitted by law, a portion of the mortgaged property is or is to become fixtures upon the real estate. The filing of this mortgage in the real estate records of the county in which the mortgaged property is located shall also operate from the time of filing a financing statement filed as a “fixture filing” within the meaning of article 9 (or such equivalent section) of the ucc with respect to all portions of the mortgaged property that are or are to become fixtures related to the real estate. For such purpose, mortgagor is the record owner of the real estate, mortgagee is the secured party and mortgagor is the debtor, their respective addresses are set forth in the preamble to this mortgage, and mortgagor’s organizational identification number is [            ].

24. Assignment of leases and rents.

(a) In furtherance of and in addition to the assignment made by Mortgagor in the granting clauses of this Mortgage, Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right, title and interest as landlord in the Leases and Rents to Mortgagee. The foregoing grant, transfer and assignment is a present and absolute assignment and not merely the passing of a security interest. Such assignment shall continue in effect until the Obligations are paid in full, or as provided in Section 37 hereof. Upon the occurrence and during the continuance of an Event of Default, Mortgagor also grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license from Mortgagee to exercise all rights granted to the landlord under the Leases, including the right to receive and collect all Rents. During the continuance of an Event of Default, the license hereby granted to Mortgagor shall be temporarily suspended, and Mortgagor shall promptly pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits and rent prepayments.

(b) Mortgagor hereby further grants to Mortgagee the right to notify the lessee under any Lease of the assignment thereof and, after the occurrence and during the continuance of an Event of Default, (i) to demand that such lessee pay all amounts due under such Lease directly to Mortgagee, (ii) to enter upon and take possession of the Mortgaged Property for the purpose of collecting the Rents, (iii) to dispossess by the usual summary proceedings any lessee defaulting in the payment thereof, (iv) to let the Mortgaged Property, or any part thereof, and (v) to apply the Rents, after payment of all necessary charges and reasonable and documented out-of-pocket expenses, on account of the Obligations. Mortgagor hereby irrevocably authorizes and directs each lessee under any Lease to rely upon any such notice. Nothing contained in this Section 24 shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise to impose any obligation on Mortgagee thereunder, except that Mortgagee shall be accountable for any Rents actually received pursuant to such assignment. Mortgagor shall not modify, amend, terminate or consent to the cancellation, surrender or assignment of any Lease if any modification, amendment, termination or assignment would have a Material Adverse Effect (it being understood that the preceding portions of this sentence shall not apply to the expiration or early termination of any Lease by its terms). Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent or operating costs, if any). The collection of Rents by Mortgagee shall in no way waive the right of Mortgagee to foreclose this Mortgage in the event of any Event of Default. Mortgagor shall furnish to Mortgagee promptly after a written request by Mortgagee to do so, a written statement containing the names of all lessees, sublessees and concessionaires of the Mortgaged Property, the terms of any Lease, the space occupied, the rentals or license fees payable thereunder, whether each such lessee is in default under its Lease and if so, the nature thereof.

(c) Mortgagor acknowledges that it has taken all actions necessary for the Mortgagee to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents, subject to Liens not prohibited by Section 6.02 of the Credit Agreement.

25. Changes in method of taxation. In the event of the passage after the effective date of any law of any governmental authority deducting from the value of the premises for the purposes of taxation, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, mortgagor shall, to the fullest extent permitted by applicable law, assume as an obligation hereunder the payment of any tax so imposed until full payment of the obligations, subject, however, to mortgagor’s right to contest the amount or validity thereof pursuant to applicable law. In the event that mortgagor exercises such right to consent, mortgagor shall either (i) pay all such disputed amounts to the applicable governmental authority in full prior to instituting such contest or (ii) deposit such amount in dispute with mortgagee until the final resolution of such contest. Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this mortgage or on any interest payable thereon for any taxes assessed against the mortgaged property or any part thereof, and shall not claim any deduction from the taxable value of the mortgaged property by reason of this mortgage.

26. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the credit agreement.

27. Waivers; amendment.

(a) No failure or delay by Mortgagee, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Mortgagee, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Mortgage or consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 27, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether Mortgagee, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

28. Partial invalidity. Any provision of this mortgage held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

29. No third party beneficiary; Covenants run with the land; Successors and assigns. All covenants of mortgagor contained in this mortgage are imposed solely and exclusively for the benefit of mortgagee and lenders and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by mortgagee at any time if in its sole discretion it deems such waiver advisable. Until the obligations have been paid in full, or as provided in section 37 hereof, all such covenants of mortgagor shall run with the land and bind mortgagor, the successors and assigns of mortgagor (and each of them) and all subsequent owners, encumbrances and tenants of the mortgaged property, and shall inure to the benefit of mortgagee and lenders and their respective successors and assigns.

30. Survival of agreement. All covenants, agreements, representations and warranties made by mortgagor in this mortgage and in the certificates or other instruments prepared or delivered in connection with or pursuant to this mortgage shall be considered to have been relied upon by the lenders and shall survive the execution and delivery of the loan documents and the making of any loans and issuance of any letters of credit, regardless of any investigation made by any lender or on its behalf, and shall continue in full force and effect until the termination of this mortgage in accordance with section 37.

31. Relationship of mortgagee and mortgagor. The relationship between mortgagor and mortgagee created hereunder is that of creditor/debtor. mortgagee does not owe any fiduciary duty or special obligation to mortgagor or any of mortgagor’s officers, partners, agents, or representatives. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between mortgagor and mortgagee.

32. Intercreditor agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by mortgagee hereunder is subject to the limitations and provisions of the intercreditor agreement. Notwithstanding anything herein to the contrary, in the event of any conflict between the terms of the intercreditor agreement and the terms of this mortgage regarding the priority of the liens and the security interests granted to mortgagee or exercise of any rights or remedies by mortgagee, the terms of the intercreditor agreement shall govern. In the event of any conflict between the terms of the intercreditor agreement and the terms of the credit agreement regarding the priority of the liens and the security interests granted to mortgagee or exercise of any rights or remedies by mortgagee, the terms of the intercreditor agreement shall govern.

33. Governing Law. This mortgage shall be construed in accordance with and governed by the laws of the state of New York without regard to conflicts of law principles that would require the application of the laws of another jurisdiction; provided, however, that the laws of the state where the real estate is located, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction, shall govern the creation, perfection, priority, validity and enforcement of the mortgage lien and security interest provided for herein. New York Lien Law and Sections 1301 and 1371 of the New York real property actions and proceedings law shall not apply to this mortgage in any way whatsoever.

34. Sole Discretion of Mortgagee. Whenever mortgagee’s judgment, consent, action or approval is required hereunder for any matter, or mortgagee shall have an option or election hereunder, such judgment, the decision whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of mortgagee acting solely at the written direction of the lenders, except as otherwise expressly provided herein. It is understood that all rights granted herein shall not be interpreted or construed to create any additional obligation on the mortgagee.

35. Construction of Provisions. The following rules of construction shall be applicable for all purposes of this mortgage and all documents or instruments supplemental hereto, unless the context otherwise requires:

(a) All references herein to numbered Articles or Sections or to lettered Schedules or Exhibits are references to the Articles and Sections hereof and the Schedules and Exhibits annexed to this Mortgage, unless expressly otherwise designated in context. All Article, Section, Schedule and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Mortgage.

(b) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to”.

(c) The terms “Land”, “Improvements”, “Equipment”, “Mortgaged Property,” “Real Estate,” and “Premises” shall be construed as if followed by the phrase “or any part thereof”.

(d) The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

(e) The term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof”.

(f) References herein to the “Credit Agreement,” and the “Loan Documents” shall mean the Credit Agreement and the Loan Documents, respectively, as in effect on the Effective Date hereof, and as the same may be amended, supplemented, restated, substituted, replaced or otherwise modified from time to time from and after such date, including any of the foregoing and/or any refinances (pursuant to the Intercreditor Agreement) that increase the principal amount or interest rate of the Obligations secured hereby.

(g) Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

(h) The term “person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether or not a legal entity.

(i) All obligations of Mortgagor hereunder shall be performed and satisfied by or on behalf of Mortgagor at Mortgagor’s sole cost and expense.

(j) No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof.

36. Receipt of Copy. Mortgagor acknowledges that it has received a true and correct copy of this mortgage.

37. Release.

(a) This Mortgage, the lien and all other security interests granted hereby shall automatically terminate with respect to all Obligations upon termination of the Commitments and payment in full of all Obligations (other than indemnities and contingent obligations with respect to which no claim for reimbursement has been made, and other than Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Company or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank).

(b) Mortgagor shall automatically be released or subordinated from its obligations hereunder in accordance with, and to the extent provided by, Section 9.16 of the Credit Agreement.

(c) The lien and security interest granted hereunder by Mortgagor in any Mortgaged Property shall be automatically released (i) at the time the property subject to such security interest is transferred or to be transferred as part of or in connection with any transfer not prohibited by the Credit Agreement (and Mortgagee may rely conclusively on a certificate to that effect provided to it by Mortgagor upon its reasonable request without further inquiry) to any person other than a Grantor (as defined in the Security Agreement); (ii) subject to Section 9.02 of the Credit Agreement, if the release of such security interest is approved, authorized or ratified in writing by the Required Lenders; and (iii) upon release of Mortgagor from its obligations hereunder pursuant to Section 37(b) above.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 37, Mortgagee shall execute and deliver to Mortgagor, at Mortgagor’s expense, all documents and take all such further actions that Mortgagor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Article VIII and Section 9.16 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 37 shall be without recourse to or warranty by Mortgagee.

38. General Authority of Mortgagee. By acceptance of the benefits of this mortgage, each secured party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of mortgagee as its agent hereunder, (b) to confirm that mortgagee shall have the authority to act as the exclusive agent of such secured party for the enforcement of any provisions of this mortgage against mortgagor, the exercise of remedies hereunder and the giving or withholding of any consent or approval hereunder relating to any mortgaged property or mortgagor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this mortgage against mortgagor, to exercise any remedy hereunder or to give any consents or approvals hereunder except as expressly provided in this mortgage and (d) to agree to be bound by the terms of this mortgage.

39. Conflicts with Credit Agreement. Notwithstanding anything in this mortgage to the contrary, but subject to Section 32, in the event of any conflict or inconsistency between the terms and provisions of this mortgage (including the terms and conditions set forth in Exhibit B) and the terms and provisions of the credit agreement, the terms and provisions of the credit agreement shall govern.

40. State-Specific Provisions. The terms and conditions set forth in Exhibit B attached hereto are made a part hereof and are incorporated into this mortgage by reference. In the event of any conflict or inconsistency between the terms and conditions of Exhibit B and the other provisions of this mortgage, the terms and conditions of Exhibit B shall govern.

41. TIME OF THE ESSENCE. WITH REGARD TO ALL DATES AND TIME PERIODS SET FORTH IN THIS MORTGAGE, TIME IS OF THE ESSENCE.

42. WAIVER OF JURY TRIAL. MORTGAGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE AND/OR TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE OR ANY APPLICABLE LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Page Follows]

This Mortgage has been duly executed by Mortgagor on the date of the acknowledgement below, intending it to be effective as of the Effective Date.

MORTGAGOR:

H.B. FULLER COMPANY a Minnesota Corporation

By:
Name:
Title:

                                                                      Acknowledgement12

STATE OF                                                  )

                                                                      ss.:

COUNTY OF                                              )

On the          day of              in the year 201    , before me, the undersigned notary public, personally appeared                      as the                      of [CF INDUSTRIES SALES, LLC], a [Delaware limited liability company], personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same as his/her free act and deed, and the free act and deed of said corporation.

Notary Public Expires

[12]	Subject to local counsel review and comment.

[Signature Page to Mortgage]

EXHIBIT A

LEGAL DESCRIPTION

Property Address:

[            ]

[            ]

[            ]

[            ]

Tax Parcel ID Nos:

[            ]

[            ]

[            ]

[            ]

EXHIBIT B

State-Specific Provisions13

[13]	Local counsel to provide local law provisions.

EXHIBIT K

INTERCREDITOR AGREEMENT

dated as of

[    ], 2017

among

JPMORGAN CHASE BANK, N.A.,

as the Initial Revolving Credit Facility Agent,

[•]14,

as the Initial Term Credit Facility Agent,

each additional Authorized Representative from time to time party hereto,

and consented to by each Grantor from time to time party hereto

[14]	NTD: Collateral Agent to be confirmed.

		Page

	ARTICLE I

	DEFINITIONS

SECTION 1.01.	Construction; Certain Defined Terms	1

	ARTICLE II

	PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON COLLATERAL

SECTION 2.01.	Priority of Claims	11
SECTION 2.02.	Actions with Respect to Common Collateral; Prohibition on Contesting Liens	13
SECTION 2.03.	No Interference; Payment Over	14
SECTION 2.04.	Automatic Release of Liens; Amendments to First-Priority Collateral Documents	15
SECTION 2.05.	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	16
SECTION 2.06.	Reinstatement	17
SECTION 2.07.	Insurance	17
SECTION 2.08.	Refinancings	18
SECTION 2.09.	Possessory Collateral, Control Collateral and Controlling Authorized Representative as Gratuitous Bailee/Agent for Perfection	18

	ARTICLE III

	EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

	ARTICLE IV

	THE CONTROLLING AUTHORIZED REPRESENTATIVE

SECTION 4.01.	Appointment and Authority	19
SECTION 4.02.	Rights as a First-Priority Secured Party	20
SECTION 4.03.	Exculpatory Provisions	21
SECTION 4.04.	Reliance by Controlling Authorized Representative	23
SECTION 4.05.	Delegation of Duties	23
SECTION 4.06.	Non-Reliance on Controlling Authorized Representative and Other First-Priority Secured Parties	23

i

Annexes and Exhibits

Annex A	Consent of Grantors
Annex B	Joinder

ii

This INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement’), dated as of [ ], 2017, is among JPMORGAN CHASE BANK, N.A. (“JPMCB”), as collateral agent for the Initial Revolving Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Revolving Credit Facility Agent”), [•], as collateral agent for the Initial Term Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Term Credit Facility Agent”), and each additional Authorized Representative from time to time party hereto for the Other First-Priority Secured Parties of the Series with respect to which it is acting in such capacity, as consented to by the Grantors in the Consent of Grantors.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Initial Revolving Credit Facility Agent (for itself and on behalf of the Initial Revolving Credit Agreement Secured Parties), the Initial Term Credit Facility Agent (for itself and on behalf of the Initial Term Credit Agreement Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Other First-Priority Secured Parties of the applicable Series) agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) unless otherwise expressly stated herein, all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the First-Priority Secured Parties of each Series that the holders of First-Priority Obligations of such Series (and not the First-Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Priority Obligations), (y) any of the First-Priority Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of First-Priority Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Priority Obligations and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) on a basis ranking prior to the security interest of such Series of First-Priority Obligations but junior to the security interest of any other Series of First-Priority Obligations or (ii) the existence of any Collateral for any other Series of First-Priority Obligations that is not Common Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Priority Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First-Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Priority Obligations, and the rights of the holders of such Series of First-Priority Obligations (including, without limitation, the right to receive distributions in respect of such Series of First-Priority Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First-Priority Obligations subject to such Impairment. Additionally, in the event the First-Priority Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Priority Obligations or the Secured Credit Documents governing such First-Priority Obligations shall refer to such obligations or such documents as so modified.

(c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Initial Revolving Credit Agreement or the Initial Term Credit Agreement, as applicable. As used in this Agreement, the following terms have the meanings specified below:

“Additional First-Priority Agent” has the meaning assigned to such term in Section 5.14(b).

“Additional First-Priority Agreements” has the meaning assigned to such term in Section 5.14(b).

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or Credit Agreement Secured Parties, the Intercreditor Agent, (ii) following the Discharge of Initial Term Credit Agreement Obligations, in the case of any Initial Revolving Credit Agreement Obligations or Initial Revolving Credit Agreement

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Secured Parties, the Initial Revolving Credit Facility Agent, (ii) following the Discharge of Initial Revolving Credit Facility Obligations, in the case of any Initial Term Credit Agreement Obligations or any Initial Term Credit Agreement Secured Parties, the Initial Term Credit Facility Agent and (iii) in the case of any Series of Other First-Priority Obligations or Other First-Priority Secured Parties that become subject to this Agreement after the date hereof, the Person named as the Additional First-Priority Agent for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” means H.B Fuller Company, a Minnesota corporation.

“Cash Management Obligations” means, with respect to any Person, all obligations, indebtedness, and liabilities of any such Person which arise pursuant to (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Collateral” means all assets and properties subject to Liens created pursuant to any First-Priority Collateral Document to secure one or more Series of First-Priority Obligations.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Priority Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest or Lien at such time; provided that collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the administrative agent thereunder pursuant to Section 2.06 of the applicable Credit Agreement (or any Equivalent Provision) shall be applied as specified in the applicable Credit Agreement or such Equivalent Provision and will not constitute Common Collateral. If more than two Series of First-Priority Obligations are outstanding at any time and the holders of less than all Series of First-Priority Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Common Collateral for those Series of First-Priority Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

3

“Consent of Grantors” means the Consent of Grantors in the form of Annex A attached hereto.

“Control Collateral” means any Common Collateral in the control of the Controlling Authorized Representative (or its agents or bailees), to the extent that control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Control Collateral includes, without limitation, Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Intercreditor Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized Representative shall be the Authorized Representative that is the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Controlling Secured Parties” means, with respect to any Common Collateral, (i) until the Discharge of Credit Agreement Obligations, the Credit Agreement Secured Parties holding a majority of the aggregate Credit Agreement Obligations and (ii) from and after the Discharge of Credit Agreement Obligations, the Series of First-Priority Secured Parties whose Authorized Representative is the Controlling Authorized Representative for such Common Collateral. For purposes of this Agreement, and notwithstanding anything to the contrary in any Credit Agreement, the requisite Controlling Secured Parties authorized to direct the Intercreditor Agent shall be the Credit Agreement Secured Parties holding a majority of the aggregate Credit Agreement Obligations

“Credit Agreement” means the Initial Revolving Credit Agreement and/or the Initial Term Credit Agreement, as applicable.

“Credit Agreement Obligations” means the Initial Revolving Credit Agreement Obligations and/or the Initial Term Credit Agreement Obligations, as applicable.

4

“Credit Agreement Secured Parties” means the Initial Revolving Credit Agreement Secured Parties and/or the Initial Term Credit Agreement Secured Parties, as applicable.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Common Collateral and any Series of First-Priority Obligations, the date on which such Series of First-Priority Obligations is no longer secured by, and no longer required to be secured by, such Common Collateral. The term “Discharged” has a corresponding meaning.

“Discharge of Initial Revolving Credit Agreement Obligations” means, with respect to any Common Collateral, the Discharge of the Initial Revolving Credit Agreement Obligations (other than any contingent “Obligations” as defined in and under the Initial Revolving Credit Agreement in respect of which no claim has been made) with respect to such Common Collateral; provided that the Discharge of Initial Revolving Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Initial Revolving Credit Agreement Obligations or an incurrence of future Initial Revolving Credit Agreement Obligations with additional First-Priority Obligations secured by such Common Collateral under an Other First-Priority Agreement which has been designated in writing by the Borrower to the Controlling Authorized Representative and each other Authorized Representative as the “Initial Revolving Credit Agreement” for purposes of this Agreement.

“Discharge of Credit Agreement Obligations” means, with respect to any Common Collateral, the Discharge of the Initial Revolving Credit Agreement Obligations and Discharge of Initial Term Credit Agreement Obligations with respect to such Common Collateral.

“Discharge of Initial Term Credit Agreement Obligations” means, with respect to any Common Collateral, the Discharge of Initial Term Credit Agreement Obligations (other than any contingent “Obligations” as defined in and under the Initial Term Credit Agreement in respect of which no claim has been made) with respect to such Common Collateral; provided that the Discharge of Initial Term Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Initial Term Credit Agreement Obligations or an incurrence of future Initial Term Credit Agreement Obligations with additional First-Priority Obligations secured by such Common Collateral under an Other First-Priority Agreement which has been designated in writing by the Borrower to the Controlling Authorized Representative and each other Authorized Representative as the “Initial Term Credit Agreement” for purposes of this Agreement.

5

“Equivalent Provision” means, with respect to any reference to a specific provision of or definition in an agreement in effect on the date hereof (the “original agreement”), if such agreement is amended, restated, supplemented, modified or replaced after the date hereof in a manner permitted hereby, the provision or definition in such amended, restated, supplemented, modified or replacement agreement that is the equivalent to such specific provision in such original agreement.

“Event of Default” means an “Event of Default” under and as defined in any Credit Agreement or any Other First-Priority Agreement (or, in each case, the Equivalent Provision thereof).

“First-Priority Cash Management Obligations” means any Cash Management Obligations secured by any Common Collateral under the First-Priority Collateral Documents.

“First-Priority Collateral Documents” means any agreement, instrument or document entered into in favor of the applicable Authorized Representative for the holders of any Series of First-Priority Obligations for purposes of securing such Series of First-Priority Obligations.

“First-Priority Hedging Obligations” means any Hedging Obligations secured by any Common Collateral under the First-Priority Collateral Documents.

“First-Priority Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) each Series of Other First-Priority Obligations and (iii) any other First-Priority Hedging Obligations and First-Priority Cash Management Obligations (which shall be deemed to be part of the Series of Other First-Priority Obligations to which they relate to the extent provided in the applicable Other First-Priority Agreement).

“First-Priority Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Other First-Priority Secured Parties with respect to each Series of Other First-Priority Obligations.

“Grantors” means the Borrower and each of the Subsidiaries of the Borrower that has executed and delivered a First-Priority Collateral Document as a grantor thereunder unless and until such Subsidiary is released from its obligations under such First-Priority Collateral Documents.

“Hedging Obligations” means, with respect to any Person, all obligations, indebtedness, and liabilities (other than Excluded Swap Obligations as defined in the Credit Agreements) which arise pursuant to any Swap Contracts, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, all fees, costs, and expenses (including reasonable attorneys’ fees and expenses) provided for in such Swap Contracts.

“Impairment” has the meaning assigned to such term in Section 1.01(b).

6

“Initial Revolving Credit Agreement” means that certain Credit Agreement, dated as of April 12, 2017, among the Borrower, the lenders from time to time party thereto, the Initial Revolving Credit Facility Agent, as administrative agent and the other parties thereto, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, including, in the event such Credit Agreement is terminated or replaced and the Borrower subsequently enters into any agreement, indenture, instrument or other document evidencing any indebtedness, the agreement, indenture, instrument or other document designated by the Borrower to be the “Initial Revolving Credit Agreement” hereunder.

“Initial Revolving Credit Agreement Obligations” means all “Obligations” as defined in the Initial Revolving Credit Agreement (or the Equivalent Provision thereof)).

“Initial Revolving Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Initial Revolving Credit Agreement (or the Equivalent Provision thereof).

“Initial Revolving Credit Facility Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.

“Initial Term Credit Agreement” means that certain Credit Agreement, dated as of [-], 2017, among the Borrower, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and the other parties thereto, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, including, in the event such Credit Agreement is terminated or replaced and the Borrower subsequently enters into any agreement, indenture, instrument or other document evidencing any indebtedness, the agreement, indenture, instrument or other document designated by the Borrower to be the “Initial Term Credit Agreement” hereunder.

“Initial Term Credit Agreement Obligations” means the “Obligations” as defined in the Initial Term Credit Agreement (or the Equivalent Provision thereof).

“Initial Term Credit Agreement Secured Parties” means the holders of any Initial Term Credit Agreement Obligations and the Initial Term Credit Facility Agent.

“Initial Term Credit Facility Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

7

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable Secured Credit Documents); or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agent” means JPMorgan Chase Bank, N.A., as Authorized Representative for the Credit Agreement Secured Parties.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this agreement substantially in the form of Annex B, appropriately completed.

“JPMCB” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Major Non-Controlling Authorized Representative” means, with respect to any Common Collateral, the Authorized Representative of the Series of Other First-Priority Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Other First-Priority Obligations with respect to such Common Collateral; provided, however, that if there are two outstanding Series of Other First-Priority Obligations which have an equal outstanding principal amount, the Series of Other First-Priority Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition, and if such Series of Other First-Priority Obligations have the same maturity date, the Major Non-Controlling Authorized Representative shall be determined by vote of the holders of such Series of Other First-Priority Obligations constituting a majority of the amount of such Series of Other First-Priority Obligations.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

8

“Non-Controlling Authorized Representative” means, at any time with respect to any Common Collateral, any Authorized Representative that is not the Controlling Authorized Representative at such time with respect to such Common Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Other First-Priority Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Controlling Authorized Representative’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Other First-Priority Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First-Priority Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First-Priority Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the Controlling Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Grantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First-Priority Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Other First-Priority Agreement” means each Additional First-Priority Agreement.

“Other First-Priority Obligations” means all obligations of the Grantors that shall have been designated as such pursuant to Section 5.14.

“Other First-Priority Secured Party” means the holders of any Other First-Priority Obligations and any Authorized Representative with respect thereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

9

“Possessory Collateral” means any Common Collateral in the possession of the Controlling Authorized Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Controlling Authorized Representative under the terms of the First-Priority Collateral Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, replace, defease or refund in exchange or replacement for such indebtedness.

“Secured Credit Document” means (i) each Credit Agreement and (iii) each Additional First-Priority Agreement.

“Series” means (a) with respect to the First-Priority Secured Parties, each of (i) the Initial Revolving Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Term Credit Agreement Secured Parties (in their capacities as such) and (iii) the Other First-Priority Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First-Priority Secured Parties) and (b) with respect to any First-Priority Obligations, each of (i) the Initial Revolving Credit Agreement Obligations, (ii) the Initial Term Credit Agreement Obligations and (iii) the Other First-Priority Obligations incurred pursuant to any Other First-Priority Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First-Priority Obligations).

“Swap Contract” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Contract.

10

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON COLLATERAL

SECTION 2.01. Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Controlling Authorized Representative or any First-Priority Secured Party is taking action to enforce rights in respect of any Common Collateral, any distribution is made in respect of any Common Collateral in any Bankruptcy Case of any Grantor or any First-Priority Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Common Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First-Priority Secured Party are received by the Controlling Authorized Representative or any First-Priority Secured Party pursuant to any such intercreditor agreement with respect to such Common Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First-Priority Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Controlling Authorized Representative as follows:

FIRST, to the payment of all reasonable fees, costs and expenses incurred by the Controlling Authorized Representative in connection with such collection or sale or otherwise in connection with this Agreement, or any other First-Priority Collateral Document or any of the First-Priority Obligations, including all court costs and the reasonable fees and expenses of its agents, professional advisors and legal counsel, the repayment of all advances made by the Controlling Authorized Representative hereunder or under any other First-Priority Collateral Document on behalf of the Grantors, if any, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First-Priority Collateral Document;

SECOND, to the payment of all reasonable fees, costs and expenses incurred by the Authorized Representatives (other than the Authorized Representative that is the Controlling Authorized Representative) in connection with such collection or sale or otherwise in connection with this Agreement, or any other First-Priority Collateral Document or any of the First-Priority Obligations, including all court costs and the reasonable fees and expenses of its agents, professional advisors and legal counsel, the repayment of all advances made by such Authorized Representatives hereunder or under any other First-Priority Collateral Document on behalf of the Grantors, if any, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First-Priority Collateral Document;

THIRD, subject to Section 1.01(b), to the payment in full of the First-Priority Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First-Priority Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; and FOURTH, to the Grantors or their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

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Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First-Priority Secured Party and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) has a lien or security interest that is junior in priority to the security interest of any Series of First-Priority Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Priority Obligations (such third party an “Intervening Creditor”), the value of any Common Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or Proceeds to be distributed in respect of the Series of First-Priority Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First-Priority Obligations of any Series may, subject to the limitations set forth in the Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First-Priority Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Priority Obligations granted on the Common Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b) hereof), each First-Priority Secured Party hereby agrees that the Liens securing each Series of First-Priority Obligations on any Common Collateral shall be of equal priority.

(d) Notwithstanding anything to the contrary in this Agreement or any other Secured Credit Documents to the contrary, the applicable Authorized Representative (in each case, with respect to a Series of First-Priority Obligations) may:

(i) take any action (not adverse to the pari-passu status of the Liens on the Common Collateral securing each other Series of First-Priority Obligations, or the rights of any other Authorized Representative to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Common Collateral;

(ii) file a claim, proof of claim or statement of interest with respect to such Series of First-Priority Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any of the Grantors;

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(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the applicable Series of First-Priority Secured Parties, including any claims secured by the Common Collateral, if any, in each case not in violation of the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not in violation of the terms of this Agreement; and

(v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to such Series of First-Priority Obligations and the Common Collateral.

SECTION 2.02. Actions with Respect to Common Collateral; Prohibition on Contesting Liens.

(a) With respect to any Common Collateral, (i) notwithstanding Section 2.01, only the Controlling Authorized Representative shall act or refrain from acting with respect to the Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral) and then only on the instructions of the requisite Controlling Secured Parties under the applicable Secured Credit Document and (ii) no other Authorized Representative or Non-Controlling Authorized Representative or other First-Priority Secured Party (other than the Controlling Secured Parties) shall or shall instruct the Controlling Authorized Representative to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral), whether under any First-Priority Collateral Document, applicable law or otherwise, it being agreed that only the Controlling Authorized Representative, acting on the instructions of the requisite Controlling Secured Parties under the applicable Secured Credit Documents and in accordance with the applicable First-Priority Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Common Collateral. Notwithstanding the equal priority of the Liens, the Controlling Authorized Representative may deal with the Common Collateral as if such Controlling Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Authorized Representative or the Controlling Secured Parties or any other exercise by the Controlling Authorized Representative or the Controlling Secured Parties of any rights and remedies relating to

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the Common Collateral or to cause the Controlling Authorized Representative to do so. The foregoing shall not be construed to limit the rights and priorities of any First-Priority Secured Party or any Authorized Representative with respect to any Collateral not constituting Common Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Common Collateral for the benefit of any Series of First-Priority Obligations (other than funds deposited for the discharge or defeasance of any Other First-Priority Agreement) other than pursuant to the First-Priority Collateral Documents and, by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First-Priority Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First-Priority Collateral Documents applicable to it.

(c) Each of the First-Priority Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First-Priority Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any Authorized Representative or any First-Priority Secured Party to enforce this Agreement or (ii) the rights of any First-Priority Secured Party from contesting or supporting any other Person in contesting the enforceability of any Lien purporting to secure First-Priority Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code.

SECTION 2.03. No Interference; Payment Over.

(a) Each First-Priority Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First-Priority Obligations of any Series or any First-Priority Collateral Document or the validity, attachment, perfection or priority of any Lien under any First-Priority Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common Collateral by the Controlling Authorized Representative, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Authorized Representative or any other First-Priority Secured Party to exercise any right, remedy or power with respect to any Common Collateral (including pursuant to any other intercreditor agreement) or (B) consent to the exercise by the Controlling Authorized Representative or any other First-Priority Secured Party of any right, remedy or power with respect to any Common Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Authorized Representative or any other First-Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral, and none of the Controlling Authorized

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Representative, any other Authorized Representatives or any other First-Priority Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Authorized Representative or other First-Priority Secured Party with respect to any Common Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Authorized Representatives or any other First-Priority Secured Party to enforce this Agreement.

(b) Each First-Priority Secured Party hereby agrees that, if it shall obtain possession of any Common Collateral or shall realize any proceeds or payment in respect of any such Common Collateral, pursuant to any First-Priority Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of First-Priority Obligations, then it shall hold such Common Collateral, proceeds or payment in trust for the First-Priority Secured Parties and promptly transfer such Common Collateral, proceeds or payment, as the case may be, to the Controlling Authorized Representative, to be distributed by the Controlling Authorized Representative in accordance with the provisions of Section 2.01(a) hereof.

SECTION 2.04. Automatic Release of Liens; Amendments to First-Priority Collateral Documents.

(a) If at any time any Common Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Controlling Authorized Representative in accordance with the provisions of this Agreement and the applicable First-Priority Collateral Documents, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Authorized Representative for the benefit of each Series of First-Priority Secured Parties upon such Common Collateral will automatically be released and discharged upon final conclusion of the applicable foreclosure proceeding; provided that any proceeds of any Common Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) If, in connection with any sale, lease, exchange, transfer or other disposition of any Common Collateral permitted under the terms of the Secured Credit Documents (whether or not an Event of Default thereunder, and as defined therein, has occurred and is continuing), the Controlling Authorized Representative, for itself or on behalf of the Controlling Secured Parties, releases any of its Liens on any part of the Common Collateral, then the Liens, if any, of each Non-Controlling Authorized Representative on such Common Collateral (but not the proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released, and each Non-Controlling Authorized Representative promptly shall execute, if applicable, and deliver to the Controlling

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Authorized Representative or such Grantor such termination statements, releases, authorizations and other documents and instruments, and shall take or authorize the Controlling Authorized Representative or such Grantor to take such action (including any recordation, filing or giving of notice), as the Controlling Authorized Representative or such Grantor may reasonably request to effectively confirm such release.

(c) Each First-Priority Secured Party agrees that the Controlling Authorized Representative may, with the prior written consent of the Grantors, enter into any amendment (and, upon request by the Controlling Authorized Representative, each Authorized Representative shall sign a consent to such amendment) to any First-Priority Collateral Document solely as such First-Priority Collateral Document relates to a particular Series of First-Priority Obligations for which the Controlling Authorized Representative is acting (including, without limitation, to release Liens securing such Series of First- Priority Obligations) so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First-Priority Obligations was incurred and (y) such amendment does not materially adversely affect the First-Priority Secured Parties of any other Series. The Controlling Authorized Representative shall provide a copy of such amendment to each Authorized Representative.

(d) Each Authorized Representative agrees to execute, if applicable and deliver (at the sole cost and expense of the Grantors) all such termination statements, releases, authorizations and other documents and instruments, and shall take or authorize the applicable Authorized Representative or such Grantor to take such action (including any recordation, filing or giving of notice) reasonably required in connection therewith as shall reasonably be requested by the applicable Authorized Representative to evidence and confirm any release of Common Collateral, whether in connection with a sale of such assets by the relevant owner pursuant to the preceding clauses or otherwise or amendment to any First-Priority Collateral Document provided for in this Section.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its Subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First-Priority Secured Party (other than any Controlling Secured Party or the Controlling Authorized Representative) agrees that it will raise no objection to any such financing or to the Liens on the Common Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party or Controlling Authorized Representative, shall then oppose or object to such DIP Financing or such

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DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First-Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth herein), in each case so long as (A) the First-Priority Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First-Priority Secured Parties (other than any Liens of the First-Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Priority Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First-Priority Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Priority Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement and (D) if any First-Priority Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01(a) of this Agreement; provided that the First-Priority Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First-Priority Secured Parties of such Series or its Authorized Representative that shall not constitute Common Collateral; provided further that the First-Priority Secured Parties receiving adequate protection shall not object to any other First-Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Priority Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the First-Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First-Priority Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the First-Priority Secured Parties, the Controlling Authorized Representative shall have the right to adjust or settle any insurance policy or claim covering or constituting Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

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SECTION 2.08. Refinancings. The First-Priority Obligations of any Series may be Refinanced, in whole or in part, in each case without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of, any First-Priority Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Possessory Collateral, Control Collateral and Controlling Authorized Representative as Gratuitous Bailee/Agent for Perfection.

(a) The Controlling Authorized Representative agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable First-Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Controlling Authorized Representative, each other Authorized Representative agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral, from time to time in its possession, as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable First-Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Controlling Authorized Representative and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Common Collateral constituting Possessory Collateral or Control Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party for purposes of perfecting the Lien held by such First-Priority Secured Parties therein.

(c) The agreement of the Controlling Authorized Representative to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2.09 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the Uniform Commercial Code.

(d) Upon the occurrence of any change in the identity of the Person serving as the Controlling Authorized Representative, the retiring Controlling Authorized Representative shall (1) deliver to the successor Controlling Authorized Representative (and each Grantor hereby directs the Controlling Authorized Representative to so deliver) at the Grantors’ sole cost and expense, any Possessory Collateral or Control Collateral evidencing or constituting such Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Secured Credit Documents

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and (2) in the case of any Common Collateral as to which the Controlling Authorized Representative has control (whether pursuant to an account control agreement or otherwise), the Controlling Authorized Representative and the applicable Grantor, at the Grantors’ sole cost and expense, shall take such actions, if any, as are required to cause control over such Common Collateral to become vested in the successor Controlling Authorized Representative.

ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever the any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Priority Obligations of any Series, or the Common Collateral subject to any Lien securing the First-Priority Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that, if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Controlling Authorized Representative or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of a President, a Vice President or a Financial Officer of the Borrower. The Controlling Authorized Representative and each other Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Priority Secured Party or any other person as a result of such determination, except to the extent a court of competent jurisdiction in a final, nonappealable judgment to have resulted from gross negligence or willful misconduct of such Authorized Representative.

ARTICLE IV

THE CONTROLLING AUTHORIZED REPRESENTATIVE

SECTION 4.01. Appointment and Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Controlling Authorized Representative to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct the Controlling Authorized Representative, except that the Controlling Authorized Representative shall be obligated to distribute proceeds of any Common Collateral in accordance with Section 2.01 hereof.

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(b) Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Authorized Representative shall be entitled, for the benefit of the First-Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with any Common Collateral as provided herein and in the First-Priority Collateral Documents for which the Controlling Authorized Representative is the collateral agent of such Common Collateral, without regard to any rights to which Non-Controlling Secured Parties would otherwise be entitled as a result of holding any First-Priority Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Authorized Representative or any other First-Priority Secured Party shall have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the First-Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other Collateral securing any First-Priority Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First-Priority Secured Parties waives any claim it may now or hereafter have against the Controlling Authorized Representative or the Authorized Representative of any other Series of First-Priority Obligations or any other First-Priority Secured Party of any other Series arising out of (i) any actions which the Controlling Authorized Representative, any other Authorized Representative or any First-Priority Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Priority Obligations from any account debtor, guarantor or any other party) in accordance with the First-Priority Collateral Documents or any other agreement related thereto or to the collection of the First-Priority Obligations or the valuation, use, protection or release of any security for the First-Priority Obligations, (ii) any election by any Authorized Representative or any holders of First-Priority Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05 of this Agreement, any borrowing or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by the Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Authorized Representative shall not accept any Common Collateral in full or partial satisfaction of any First-Priority Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First-Priority Obligations for whom such Collateral constitutes Common Collateral.

SECTION 4.02. Rights as a First-Priority Secured Party. The Person serving as the Controlling Authorized Representative hereunder shall have the same rights and powers in its capacity as a First-Priority Secured Party under any Series of First-Priority Obligations that it holds as any other First-Priority Secured Party of such Series and may exercise the same as though it were not the Controlling Authorized Representative and the term “First-Priority Secured Party” or “First-Priority Secured

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Parties” or (as applicable) “Initial Revolving Credit Agreement Secured Party”, “Initial Term Credit Agreement Secured Parties”, “Other First-Priority Secured Party” or “Other First-Priority Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Authorized Representative hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary of the Borrower or other Affiliate thereof as if such Person were not the Controlling Authorized Representative hereunder and without any duty to account therefor to any other First-Priority Secured Party.

SECTION 4.03. Exculpatory Provisions.

(a) The Controlling Authorized Representative shall not have any duties or obligations except those expressly set forth herein and in the other First-Priority Collateral Documents. Without limiting the generality of the foregoing, the Controlling Authorized Representative:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First-Priority Collateral Documents; provided that the Controlling Authorized Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Authorized Representative to liability or that is contrary to any First-Priority Collateral Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First-Priority Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Authorized Representative or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision or (ii) in reliance on a certificate of an authorized officer of the Borrower stating that such action is not prohibited by the terms of this Agreement. The Controlling Authorized Representative shall be deemed not to have knowledge of any Event of Default under any Series of First-Priority Obligations unless and until notice describing such Event of Default is given to the Controlling Authorized Representative by the Authorized Representative of such First-Priority Obligations or the Borrower;

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(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First-Priority Collateral Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First-Priority Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First-Priority Collateral Documents, (v) the value or the sufficiency of any Collateral for any Series of First-Priority Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Authorized Representative;

(vi) shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other First-Priority Agreement (but shall be entitled to all protections provided to the Authorized Representative therein); and

(vii) with respect to any Credit Agreement, any Other First-Priority Agreement or any First-Priority Collateral Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless it has knowledge of any such non-compliance or is advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation.

(b) [Reserved].

(c) Each Authorized Representative and each First-Priority Secured Party hereby waives any claim it may now or hereafter have against the Controlling Authorized Representative or any First-Priority Secured Parties arising out of (i) any actions which the Controlling Authorized Representative (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Priority Obligations from any account debtor, guarantor or any other party) in accordance with any relevant First-Priority Collateral Documents, or any other agreement related thereto, or to the collection of the First-Priority Obligations or the valuation, use, protection or release of any security for the First-Priority Obligations, (ii) any election by the Controlling Authorized Representative (or any of its agents), in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Borrower or any of its Subsidiaries, as debtor-in-possession.

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SECTION 4.04. Reliance by Controlling Authorized Representative. The Controlling Authorized Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Controlling Authorized Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Controlling Authorized Representative may consult with legal counsel (who may include, but shall not be limited to counsel for the Borrower and its Subsidiaries or counsel to the Initial Revolving Credit Facility Agent, the Initial Term Credit Facility Agent or any other Authorized Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties. The Controlling Authorized Representative may perform any and all of its duties and exercise its rights and powers hereunder or under any other First-Priority Collateral Document by or through any one or more sub-agents appointed by the Controlling Authorized Representative. The Controlling Authorized Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Controlling Authorized Representative and any such sub-agent.

SECTION 4.06. Non-Reliance on Controlling Authorized Representative and Other First-Priority Secured Parties. Each First-Priority Secured Party acknowledges that it has, independently and without reliance upon the Controlling Authorized Representative, any other Authorized Representative or any other First-Priority Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First-Priority Secured Party also acknowledges that it will, independently and without reliance upon the Controlling Authorized Representative, any other Authorized Representative or any other First-Priority Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Controlling Authorized Representative or the Initial Revolving Credit Facility Agent, to the Initial Revolving Credit Facility Agent as provided in the Initial Revolving Credit Agreement;

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(b) if to the Initial Term Credit Facility Agent, to it as provided in the Initial Term Credit Agreement; and

(c) if to any additional Other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Controlling Authorized Representative and each other Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall not be prohibited by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (or its authorized agent) and, only to the extent such amendment or other modification would materially and adversely affect any right or obligation of any Grantor hereunder or under any Secured Credit Document or would impose any additional obligations on the Grantors, the Borrower. Notwithstanding anything in this Section 5.02(b) to the contrary, this Agreement may be amended from

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time to time at the request of the Borrower, at the Borrower’s expense, and without the consent of any Authorized Representative or any First-Priority Secured Party, to add other parties holding Other First-Priority Obligations (or any agent or trustee therefor) in accordance with clause (c) below and Section 5.14, to the extent such obligations are not prohibited by any Secured Credit Document. Notwithstanding the foregoing, this Agreement shall terminate with respect to a Series of First-Priority Obligations (and the Authorized Representative with respect thereto) upon the Discharge of such Series of First-Priority Obligations.

(c) Notwithstanding the foregoing, without the consent of any First-Priority Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 and, upon such execution and delivery, such Authorized Representative and the Other First-Priority Secured Parties and Other First-Priority Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First-Priority Collateral Documents applicable thereto.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. The Borrower and the other Grantors shall be third party beneficiaries of Section 5.02 only.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or via electronic mail shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.07. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of law principles.

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SECTION 5.08. Submission to Jurisdiction; Waivers. The Controlling Authorized Representative and each other Authorized Representative, on behalf of itself and the First-Priority Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits, for itself and its property, to the exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the First-Priority Collateral Documents, or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the First Priority Collateral Documents in any court referred to in clause (a) of this Section 5.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(c) consents to service of process in the manner provided for notices in Section 5.01 and agrees that nothing in this Agreement or any of the First Priority Collateral Documents will affect the right of any party to this Agreement to serve process in any other manner permitted by law; and

(d) waives, and none of parties hereto shall assert, to the extent permitted by applicable law, any claim against any such party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the First Priority Collateral Documents or any agreement or instrument contemplated hereby, provided, that nothing contained in this sentence shall limit the parties’ indemnification obligations to the extent such special, indirect, consequential and punitive damages are included in any third party claim in connection with which any indemnitee is entitled to indemnification hereunder.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE FIRST PRIORITY COLLATERAL DOCUMENTS. EACH PARTY TO THIS AGREEMENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES

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HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE FIRST PRIORITY COLLATERAL AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict regarding the priority of the Liens and security interests granted to any of the First-Priority Representatives or the exercise of rights or remedies of any of the First-Priority Representatives between the terms of this Agreement and the terms of any of the other Secured Credit Documents or First-Priority Collateral Documents, the terms of this Agreement shall govern.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Priority Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreements or any Other First-Priority Agreements), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V); provided, however, that in no event shall any amendment or other modification of this agreement be effective to the extent the rights or obligations of any Grantor would be adversely affected thereby without the written consent of the Borrower. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First-Priority Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Authorized Representatives. Each of the Initial Revolving Credit Facility Agent and the Initial Term Credit Facility Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Initial Revolving Credit Agreement or the Initial Term Credit Agreement, as applicable; and in so doing, neither the Initial Revolving Credit Facility Agent nor the Initial Term Credit Facility Agent shall be responsible for the terms or sufficiency of this Agreement for any purpose. Neither the Initial Revolving Credit Facility Agent nor the Initial Term Credit Facility Agent shall have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the Initial Revolving Credit Facility Agent and the Initial Term Credit Facility Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Initial Revolving Credit Agreement or the Initial Term Credit Agreement, as applicable.

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SECTION 5.14. Other First-Priority Obligations. The Borrower may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Grantors that would, if such Liens were granted, constitute Common Collateral as “Other First-Priority Obligations” hereunder, by delivering to each Authorized Representative party hereto at such time a certificate of a President, a Vice President or a Financial Officer of the Borrower:

(a) describing the indebtedness and other obligations being designated as Other First-Priority Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b) setting forth each of the indentures, credit agreements or other similar agreements (the “Additional First-Priority Agreements”) under which such Other First-Priority Obligations are, or are to be, issued or incurred, and under which the Liens securing such Other First-Priority Obligations are, or are to be, granted or created, and attaching copies of such Additional First-Priority Agreements as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Other First-Priority Obligations (such Person, the “Additional First-Priority Agent”) with respect to such Other First-Priority Obligations on the closing date of such Other First-Priority Obligations, certified as being true and complete by a President, a Vice President or a Financial Officer of the Borrower;

(c) identifying the Person that serves as the Additional First-Priority Agent;

(d) certifying that the incurrence of such Other First-Priority Obligations, the creation of the Liens securing such Other First-Priority Obligations and the designation of such Other First-Priority Obligations as “Other First-Priority Obligations” hereunder do not violate or result in a default under any provision of any Secured Credit Document of any Series in effect at such time; and

(e) attaching a fully completed Joinder Agreement executed and delivered by the Authorized Representative in respect of such Series of Other First-Priority Obligations.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become Other First-Priority Obligations for all purposes of this Agreement.

SECTION 5.15. Junior Lien Intercreditor Agreements. Each Authorized Representative hereby appoints the Controlling Authorized Representative to act as agent on their behalf pursuant to and in connection with the execution of any intercreditor agreements governing any Liens on Common Collateral junior to Liens securing the First-Priority Obligations that are incurred after the date hereof in compliance with the Secured Credit Documents.

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[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Initial Revolving Credit Facility Agent

By:
Name:
Title:

[•],
as Initial Term Credit Facility Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

Annex A

CONSENT OF GRANTORS

Dated: [        ], 2017

Reference is made to the Intercreditor Agreement, dated as of [ ], 2017, among JPMORGAN CHASE BANK, N.A., as Initial Revolving Credit Facility Agent, [•], as Initial Term Credit Facility Agent, and each additional Authorized Representative from time to time party thereto (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the Grantors party hereto has read the foregoing Intercreditor Agreement and consents thereto. Each of the Grantors party hereto agrees that it will not take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First-Priority Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. Each of the Grantors party hereto confirms that the foregoing Intercreditor Agreement is for the sole benefit of the First-Priority Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Each of the Grantors party hereto agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Controlling Authorized Representative may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent of Grantors shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Grantors pursuant to this Consent of Grantors shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

[Signatures follow.]

IN WITNESS HEREOF, this Consent of Grantors is hereby executed by each of the Grantors as of the date first written above.

[ ]
as Grantors

By:
Name:
Title:

[Signature Page to Intercreditor Agreement – Consent of Grantors]

Annex B

Form of Joinder

[FORM OF] JOINDER AGREEMENT NO. [ ] dated as of [            ], 20[ ] (the “Joinder Agreement”) to the INTERCREDITOR AGREEMENT dated as of [ ], 2017 (the “Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A., as Initial Revolving Credit Facility Agent, [•], as Initial Term Credit Facility Agent, and each other Authorized Representative from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. The Borrower proposes to issue or incur Other First-Priority Obligations and the Person identified in the signature pages hereto as the “Additional First-Priority Agent” (the “Additional First-Priority Agent”) will serve as the collateral agent, collateral trustee or a similar representative for the Other First-Priority Secured Parties. The Other First-Priority Obligations are being designated as such by the Borrower in accordance with Section 5.14 of the Intercreditor Agreement.

C. The Additional First-Priority Agent wishes to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Other First-Priority Secured Parties, the rights and obligations of an “Additional First-Priority Agent” and “Authorized Representative” thereunder. The Additional First-Priority Agent is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Additional First-Priority Agent and Authorized Representative thereunder.

Accordingly, the Additional First-Priority Agent and the Borrower agree as follows, for the benefit of the Additional First-Priority Agent, the Borrower and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional First-Priority Agent (a) hereby accedes and becomes a party to the Intercreditor Agreement as an Additional First-Priority Agent and Authorized Representative for the Other First-Priority Secured Parties from time to time in respect of the Other First-Priority Obligations, (b) agrees, for itself and on behalf of the Other First-Priority Secured Parties from time to time in respect of the Other First-Priority Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional First-Priority Agent and an Authorized Representative under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the Authorized Representative. The Additional First-Priority Agent represents and warrants to the other Authorized Representatives and the other First-Priority Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional First-Priority Agent, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Joinder Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (c) the Other First-Priority Agreements relating to such Other First-Priority Obligations provide that, upon the Additional First-Priority Agent’s entry into this Joinder Agreement, the secured parties in respect of such Other First-Priority Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as Other First-Priority Secured Parties.

Section 3. Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Authorized Representative shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional First-Priority Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission (including PDF copies) shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.01 of the Intercreditor Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional First-Priority Agent has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL FIRST-PRIORITY AGENT], as ADDITIONAL FIRST-PRIORITY AGENT and AUTHORIZED REPRESENTATIVE for the OTHER FIRST-PRIORITY SECURED PARTIES

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Initial Revolving Credit Facility Agent

By:
Name:
Title:

[JPMORGAN CHASE BANK, N.A.], as Initial Term Credit Facility Agent

By:
Name:
Title:

H.B. FULLER COMPANY, a Minnesota corporation

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title: